   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 2001

                                                      REGISTRATION NO. 333-71296

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------


                               AMENDMENT NO. 1 TO
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------

                         METROMEDIA FIBER NETWORK, INC.
             (Exact name of Registrant as specified in its charter)

                         DELAWARE                                                    11-3168327
              (State or other jurisdiction of                                     (I.R.S. Employer
              incorporation or organization)                                   Identification Number)

                         ------------------------------

                  C/O METROMEDIA FIBER NETWORK SERVICES, INC.
                              360 HAMILTON AVENUE
                          WHITE PLAINS, NEW YORK 10601
                                 (914) 421-6700
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                       ----------------------------------

                              ROBERT SOKOTA, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         METROMEDIA FIBER NETWORK, INC.
                             C/O METROMEDIA COMPANY
                              ONE MEADOWLAND PLAZA
                       EAST RUTHERFORD, NEW JERSEY 07073
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                       ----------------------------------

                                With copies to:
                             DOUGLAS A. CIFU, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                       ----------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE           AGGREGATE            AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED               REGISTERED         PRICE PER UNIT       OFFERING PRICE     REGISTRATION FEE(1)
Class A Common Stock, par value $.01 per
  share......................................  1,376,853,742(1)(2)       $0.715(3)         $984,450,426(4)      $233,250(5)(6)
Warrants to purchase shares of Class A Common
  Stock......................................      335,546,952            N/A (7)              N/A (7)              N/A (7)
8.5% Senior Secured Convertible Notes due
  2011.......................................      $50,000,000             100%              $50,000,000            $11,950
6.15% Series A Convertible Subordinated Notes
  due March 16, 2010.........................     $500,000,000             100%             $500,000,000           $119,500
6.15% Series B Convertible Subordinated Notes
  due March 16, 2010.........................     $475,281,000             100%             $475,281,000           $113,592



(1) Includes the shares of class A common stock issuable upon exercise of the warrants. Also includes 92,807,425 shares of class A common stock issuable upon the conversion of the 8.5% Senior Secured Convertible Notes due 2011; 166,666,667 shares of class A common stock issuable upon the conversion of the 6.15% Series A Convertible Subordinated Notes due March 16, 2010; and 27,957,706 shares of class A common stock issuable upon the conversion of the 6.15% Series B Convertible Subordinated Notes due March 16, 2010. Also includes 29,456,384 shares of Class A Common stock issuable upon conversion of certain amounts owed to vendors.



(2) Pursuant to Rule 416 under the Securities Act, there also are being registered such indeterminate number of additional shares of class A common stock as may become issuable from time to time pursuant to the anti-dilution and other adjustment provisions of the warrants and the notes.



(3) Pursuant to Rule 457(c) under the Securities Act, the offering price and registration fee are computed using $0.715, the average of the high and low prices of the class A common stock as reported by The Nasdaq Stock Market's National Market on November 28, 2001.



(4) Estimated solely for the purpose of calculating the registration fee under Rule 457(g) of the Securities Act.



(5) On October 10, 2001, an aggregate of 990,241,383 shares was registered at a proposed maximum offering price per unit estimated pursuant to Rule 457(c) under the Securities Act of $.0.675 for which the registrant paid a registration fee of $167,150. This Amendment No. 1 registers an additional 386,612,359 shares at a proposed maximum aggregate offering price per share of $0.715, estimated as described in footnote 3 above and requiring an additional registration fee of $66,100 in respect of the additional shares of Class A Common Stock registered hereby.



(6) No separate consideration will be received for the shares of class A common stock issuable upon conversion of the notes. Therefore, in accordance with Rule 457(i) under the Securities Act, no additional registration fee is required.



(7) In accordance with Rule 457(g) under the Securities Act, no separate registration fee is payable in respect of the warrants to purchase class A common stock.

                       ----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED NOVEMBER 30, 2001


P R O S P E C T U S
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     [LOGO]
                                 --------------


                  1,376,853,742 SHARES OF CLASS A COMMON STOCK
        WARRANTS TO PURCHASE 335,546,952 SHARES OF CLASS A COMMON STOCK
                   $50,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                 8.5% SENIOR SECURED CONVERTIBLE NOTES DUE 2011
                   $500,000,000 AGGREGATE PRINCIPAL AMOUNT OF
        6.15% SERIES A CONVERTIBLE SUBORDINATED NOTES DUE MARCH 16, 2010
                   $475,281,000 AGGREGATE PRINCIPAL AMOUNT OF
        6.15% SERIES B CONVERTIBLE SUBORDINATED NOTES DUE MARCH 16, 2010



    This prospectus relates to the resale by the selling securityholders listed in this prospectus of:



    - an aggregate of 1,376,853,742 shares of our class A common stock;



    - warrants to purchase 335,546,952 shares of our class A common stock, exercisable at a price of $0.53875 per share;



    - $50,000,000 aggregate principal amount of our 8.5% senior secured convertible notes, which are convertible into 92,807,425 shares of our class A common stock at a conversion price of $0.53875 per share;



    - $500,000,000 aggregate principal amount of our 6.15% series A convertible subordinated notes, which are convertible into 166,666,667 shares of our class A common stock at a conversion price of $3.00 per share; and



    - $475,281,000 aggregate principal amount of our 6.15% series B convertible subordinated notes, which are convertible into 27,957,706 shares of our class A common stock at a conversion price of $17.00 per share.



    We will not receive any proceeds from the sale of our securities by the selling securityholders. However, we may receive cash consideration in connection with the exercise of the warrants.



    Our class A common stock is quoted on The Nasdaq National Market under the symbol "MFNX." On November 28, 2001, the closing sale price of our class A common stock on The Nasdaq National Market was $0.68.



    INVESTING IN OUR CLASS A COMMON STOCK, OUR WARRANTS AND OUR NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 1 OF THIS PROSPECTUS.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is       , 2001.

                               TABLE OF CONTENTS


RISK FACTORS................................................      2

BUSINESS....................................................     14

USE OF PROCEEDS.............................................     15

DESCRIPTION OF THE SECURITIES...............................     16

BOOK ENTRY SYSTEM...........................................     68

U.S. FEDERAL INCOME TAX CONSIDERATIONS......................     70

SELLING SECURITY HOLDERS....................................     74

PLAN OF DISTRIBUTION........................................     80

LEGAL MATTERS...............................................     81

EXPERTS.....................................................     81

WHERE YOU CAN FIND MORE INFORMATION.........................     81

INCORPORATION OF DOCUMENTS BY REFERENCE.....................     82


                            ------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                            ------------------------

    In this prospectus, "we," "us," "our" and "Metromedia Fiber Network" refer to Metromedia Fiber Network, Inc. and its subsidiaries.

                            ------------------------

                                  RISK FACTORS


    AN INVESTMENT IN OUR CLASS A COMMON STOCK, OUR WARRANTS AND OUR ,NOTES INVOLVES VARIOUS RISKS. YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, INCLUDING THE INFORMATION SET FORTH IN "RECENT DEVELOPMENTS," AND IN THE DOCUMENTS INCORPORATED IN THIS PROSPECTUS BY REFERENCE. IN PARTICULAR, YOU SHOULD REVIEW OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BEFORE MAKING AN INVESTMENT IN OUR CLASS A COMMON STOCK, OUR WARRANTS AND OUR NOTES OFFERED BY THIS PROSPECTUS.


                         RISKS RELATING TO OUR BUSINESS

WE HAVE A LIMITED HISTORY OF OPERATIONS

    You have limited historical financial information upon which to base your evaluation of our performance. We were formed in April 1993 and have a limited operating history. We currently have a relatively limited number of customers and are still in the process of building many of our networks. Accordingly, you must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.

WE HAVE INCURRED SIGNIFICANT NET LOSSES IN CONNECTION WITH THE CONSTRUCTION OF OUR NETWORK AND THERE CAN BE NO ASSURANCE THAT WE WILL GENERATE NET INCOME OR THAT WE WILL SUSTAIN POSITIVE CASH FLOW IN THE FUTURE


    We have incurred and expect to continue incurring losses while we concentrate on the development and construction of our networks and until our networks have established an adequate revenue-generating customer base. We had a net loss of $595.7 million for the nine months ended September 30, 2001, versus a net loss of $272.5 million for the comparable period of 2000. For the nine months ended September 30, 2001, basic net loss per share was $1.00, versus basic net loss per share of $0.51 for the nine months ended September 30, 2000.


    In addition, our acquisition of SiteSmith, Inc. is expected to increase net losses of the combined entity because SiteSmith is a start-up business. The combined entity also expects to incur losses during the initial startup phases of any services that it may provide.


    Although, pursuant to our business plan, we anticipate reaching positive EBITDA early in 2002, we cannot assure you that we will succeed in establishing the adequate revenue base or that our services will generate the results required to achieve this goal. Continued negative EBITDA may prevent us from pursuing our strategies for growth and could cause us to be unable to meet our debt service obligations, capital expenditure requirements or working capital needs.


    EBITDA consists of earnings (loss) before income taxes plus all net interest expense, depreciation and amortization expense and losses from joint ventures. Although EBITDA is not a measure of financial performance under generally accepted accounting principles, it is a widely used financial measure of the potential capacity of a company to incur and service debt. We also believe that this calculation provides relevant and useful information for evaluating our performance. However, EBITDA should not be considered as an alternative to measures of operating performance as determined by generally accepted accounting principles. As it is not calculated identically by all companies, our reported EBITDA may not be comparable to similarly titled measures used by other companies. In addition, there may be significant factors or trends that period to period EBITDA comparisons fail to compare.

WE COULD EXPERIENCE ADVERSE EFFECTS AS A RESULT OF RECENT OR FUTURE TERRORIST ATTACKS OR THE "WAR" ON TERRORISM

    While we did not lose significant facilities in the September 11, 2001 attacks on the World Trade Center and the Pentagon, we did have customers in and fiber connections to buildings in the

World Trade Center. We could experience losses in revenue as a result of the inability of these customers to use our network. Moreover, to the extent that these attacks materially adversely affect the economy of the U.S. or of the New York area, they could adversely affect our future operations. Further, we cannot predict the nature of any future terrorist attacks in the United States or Europe, which governments in those jurisdictions have warned are likely to occur, or the effect of the current "war" on terrorism, and therefore we cannot assure you that we will not experience a material adverse effect as a result of terrorist attacks or the war on terrorism.

WE HAVE SUBSTANTIAL DEBT AND HAVE RECENTLY INCURRED ADDITIONAL DEBT, WHICH MAY LIMIT OUR ABILITY TO BORROW, RESTRICT THE USE OF OUR CASH FLOWS AND CONSTRAIN OUR BUSINESS STRATEGY, AND WE MAY NOT BE ABLE TO MEET OUR DEBT OBLIGATIONS

    We have substantial debt and debt service requirements. Following the completion of our recent financing transactions, as of October 2, 2001, we have total debt of approximately $3.4 billion. Our substantial debt has important consequences, including:

    - our ability to borrow additional amounts for working capital, capital expenditures or other purposes is limited,

    - a substantial portion of our cash flow from operations is required to make debt service payments, and

    - our leverage could limit our ability to capitalize on significant business opportunities and our flexibility to react to changes in general economic conditions, competitive pressures and adverse changes in government regulation.

    Prior to receiving additional financing on October 1, 2001, we had announced that in the event that we failed to receive this financing, we would be required to seek protection under the bankruptcy laws. Although we obtained this additional financing, we cannot assure you that our cash flow and capital resources will be sufficient to repay our existing indebtedness and any indebtedness we may incur in the future, or that we will be successful in obtaining alternative financing. In the event that we are unable to repay our debts, we may be forced to reduce or delay the completion or expansion of our networks, sell some of our assets, obtain additional equity capital or refinance or restructure our debt. If we are unable to meet our debt service obligations or comply with our covenants, a default under our debt agreements would result. To avoid a default, we may need waivers from third parties, which might not be granted. In the event that we are unsuccessful in obtaining these waivers, we may need to seek protection under the bankruptcy laws.

THE CONCERNS OF OUR CUSTOMERS REGARDING OUR LONG TERM FINANCIAL STATUS MAY DISCOURAGE SOME OF THEM FROM PURCHASING SERVICES FROM US


    Customers purchasing dark fiber, co-location, internet connectivity and managed services often require a high degree of reliability and long term stability from their vendors because significant portions of their business may rely upon these services. To the extent that our customers believe that we may not remain financially viable in the long run, they may choose not to purchase services from us. These perceptions, if widespread, could materially adversely affect our future operations.



SOME OF OUR CUSTOMERS HAVE FINANCIAL DIFFICULTIES AND SOME HAVE FILED FOR BANKRUPTCY PROTECTION



    We have contracts with some telecommunications providers that have financial difficulties, and some filed for relief from creditors under the Bankruptcy Code, including WinStar Communications and PSI Net. As a result, there is a significant doubt that the unperformed portions of some of the contracts with these customers will be fulfilled. In bankruptcy, the debtor, or trustee, as the case may be, enjoys the power to, among other things, reject executory contracts--meaning contracts under which there is some measure of performance remaining other than simply the payment of money. Were a bankruptcy court to determine that any of our contracts constituted executory contracts, the contract could be rejected, in which case we would receive an unsecured claim for damages against the debtor instead of the benefits of all of the payments under the contract. Even if a customer that is a bankruptcy debtor assumes an executory contract or if a customer never enters bankruptcy, we cannot assure you that a customer that has financial difficulties will make its payments to us or will make them on schedule, which could adversely affect our results of operations and our planned capital expenditures.


WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGY BECAUSE WE DEPEND ON FACTORS BEYOND OUR CONTROL, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

    Our future largely depends on our ability to implement our business strategy and proposed expansion in order to create new business and revenue opportunities. Our results of operations will be adversely affected if we cannot fully implement our business strategy. Successful implementation depends on numerous factors beyond our control, including economic, competitive and other conditions and uncertainties, the ability to obtain licenses, permits, franchises and rights-of-way on reasonable terms and conditions and the ability to hire and retain qualified management personnel.

WE CANNOT ASSURE YOU THAT WE WILL SUCCESSFULLY COMPLETE THE CONSTRUCTION OF OUR
  NETWORKS

    The construction of future networks and the completion of internet service exchange facilities entail significant risks, including management's ability to effectively control and manage these projects, shortages of materials or skilled labor, unforeseen engineering, environmental or other regulatory or geological problems, work stoppages, weather interference, floods and unanticipated cost increases. The failure to obtain necessary licenses, permits and authorizations could prevent or delay the completion of construction of all or part of our networks or increase completion costs. Further, restrictive covenants in our financing agreement with Citibank may limit the types of agreements into which we can enter thereby limiting some of our options relating to building out our network. In addition, our establishment and maintenance of interconnections with other network providers at various public and private points, often referred to as "peering arrangements," is necessary for us to provide cost efficient co-location and internet connectivity services. We cannot assure you that we will not exceed the budgeted costs of our current and future projects or that these projects will commence operations within the contemplated schedules, if at all.

COVENANTS IN OUR FINANCING AGREEMENTS AND CREDIT ISSUES MAY LIMIT OUR USE OF SOME VENDORS AND CONTRACTORS

    Covenants in our senior secured notes limit our ability to provide vendors and contractors with security interests in our property to secure payment by us. In addition, our past payment practices and credit problems in the telecommunications market generally may limit the number and types of vendors that are willing to extend us normal trade credit terms on the sale of goods and services. As a result, in some instances we may face significant problems getting our vendors and contractors to provide us with products and services without our making full or partial up front payments. To the extent we are unable to obtain normal trade credit terms from vendors and contractors, it could materially adversely affect our future operations.

OUR FIBER OPTIC NETWORK AND INTERNET SERVICE EXCHANGE FACILITIES ARE VULNERABLE TO PHYSICAL DAMAGE, CATASTROPHIC OUTAGES, POWER LOSS AND OTHER DISRUPTIONS BEYOND OUR CONTROL, AND THE OCCURRENCE OF ANY OF THESE FAILURES COULD RESULT IN IMMEDIATE LOSS OF REVENUE, PAYMENT OF OUTAGE CREDITS TO OUR CUSTOMERS AND, MORE IMPORTANTLY, THE LOSS OF OUR CUSTOMERS' CONFIDENCE AND OUR BUSINESS REPUTATION

    Our success in marketing our services to our customers requires that we provide high reliability, high bandwidth and a secure network. Our network, facilities and the infrastructure upon which we depend are subject to physical damage, power loss, capacity limitations, software defects, breaches of security and other disruptions beyond our control that may cause interruptions in service or reduced capacity for customers. Our agreements with our customers typically provide for the payment of outage related credits (a predetermined reduction or offset against our lease rate when a customer's leased facility is non-operational and/or otherwise does not meet certain operating parameters) or damages in the event of a disruption in service. These credits or damages could be substantial and could significantly decrease our net revenue. Significant or lengthy outages would also undermine our customers' confidence in our fiber optic network and injure our business reputation.

THE TERMINATION OF OUR LICENSE AGREEMENT WITH METROMEDIA COMPANY COULD ADVERSELY
  AFFECT US

    We are a party to a license agreement with Metromedia Company, pursuant to which Metromedia Company has granted us a nonexclusive, nontransferable, nonassignable right and license, without the right to grant sublicenses, to use the trade name, trademark and corporate name Metromedia in the United States and worldwide, royalty-free for a term of ten years. Because of the recognition that we derive from using the name Metromedia, our business could be adversely affected in the event that Metromedia Company terminates the license agreement.

    The license agreement with Metromedia Company can be terminated by Metromedia Company upon one month's prior written notice in the event that Metromedia Company or its affiliates own less than 20% of our common stock, a change in control of Metromedia Fiber Network occurs or any of the stock or all or substantially all of the assets of any of our subsidiaries are sold or transferred, in which case, the license agreement with Metromedia Company will terminate with respect to the applicable subsidiary. (Metromedia Company and its affiliates currently own less than 20% of our common stock, but Metromedia Company has indicated that it does not intend to terminate the license agreement.) In addition, Metromedia Company has the right to terminate the license agreement in its entirety immediately upon written notice to us if, in Metromedia Company's sole judgment, our continued use of Metromedia as a trade name would jeopardize or be detrimental to the goodwill and reputation of Metromedia Company.

WE CANNOT ASSURE YOU THAT A MARKET FOR OUR CURRENT OR FUTURE SERVICES WILL
  DEVELOP

    The practice of leasing dark fiber, which is fiber optic cable without any of the electronic or optronic equipment necessary to use the fiber for transmission, is not widespread and we cannot assure you that the market will develop or that we will be able to enter into contracts, comply with the terms of these contracts or maintain relationships with communications carriers and corporate and government customers. We also cannot assure you that these contracts or relationships will be on economically favorable terms or that communications carriers and corporate and government customers will not choose to compete against, rather than cooperate with us. If we are unable to enter into contracts, comply with the terms of the contracts we enter into or maintain relationships with these customers, our operations would be materially and adversely affected. We cannot predict whether providing services to governments will evolve into a significant market because governments usually already control existing rights-of-way and often build their own communications infrastructure. If we fail to obtain significant, widespread commercial and public acceptance of our networks and access to sufficient buildings our visibility in the telecommunications market could be jeopardized. We cannot assure you that we will be able to secure customers for the commercial use of our proposed networks or access to sufficient buildings in each market.

    In addition, the market for our co-location, internet connectivity and managed services is new and evolving. We cannot assure you that our co-location, internet connectivity and managed services will achieve widespread acceptance in this new market. Further, the success of our co-location, internet connectivity and managed services business depends in large part on growth in the use of the internet. The growth of the internet is highly uncertain and depends on a variety of factors.

    We are expanding further the range of services that we offer. We cannot assure you that a market will develop for any new services, that implementing these services will be technically or economically feasible, that we can successfully develop or market them or that we can operate and maintain our new services profitably.

SEVERAL OF OUR CUSTOMERS MAY TERMINATE THEIR AGREEMENTS WITH US OR INVOKE LIQUIDATED DAMAGES PROVISIONS IF WE DO NOT PERFORM BY SPECIFIED TIMES

    We currently have some contracts to supply leased fiber capacity which allow the lessee to terminate the contracts and/or provide for liquidated damages if we do not supply the stated fiber capacity by a specified time. Our ability to install and supply fiber at the times required by our contracts is dependent on a number of factors, some of which are beyond our control, including the ability of our subcontractors to perform on time and state and local regulation. Termination of any of these contracts or the invocation of liquidated damage provisions could adversely affect our operating results.

WE MAY BE UNABLE TO RAISE THE ADDITIONAL FINANCING NECESSARY TO EXPAND OUR NETWORKS, WHICH COULD ADVERSELY AFFECT OUR LONG-TERM BUSINESS STRATEGY

    As a result of covenants in our financing agreements and changing market conditions, we have reevaluated our capital expenditure program, and we expect that our planned network buildout of 67 cities in North America and Europe by 2004 will be driven by customer demand. Nevertheless, we may need significant amounts of additional capital to expand our network infrastructure, to build additional co-location facilities and to meet our long-term business strategies. Current market conditions and our existing loan covenants may significantly inhibit our ability to raise any additional debt or equity financing. If we decide to raise additional funds by incurring debt, we may become more leveraged and subject to additional or more restrictive financial covenants and ratios. In addition, if we issue equity securities or securities convertible or exchangeable into our equity securities, current stockholders may face dilution.

    Our ability to arrange financing and the cost of financing depends upon many factors, including:

    - general economic and capital markets conditions, and in particular the non-investment grade debt market;

    - conditions in the telecommunications and internet markets;

    - regulatory developments;

    - credit availability from banks or other lenders;

    - investor confidence in the telecommunications and internet industries and in our company;

    - the success of our fiber optic communications network and internet services; and

    - provisions of tax and securities laws that are conducive to raising capital.

COMPETITORS OFFER SERVICES SIMILAR TO OURS IN OUR CURRENT OR PLANNED MARKETS WHICH WOULD AFFECT OUR RESULTS OF OPERATIONS

    The telecommunications industry and the co-location and internet services business are extremely competitive, particularly with respect to price and service, which may adversely affect our results of operations. A significant increase in industry capacity or reduction in overall demand would adversely affect our ability to maintain or increase prices. In the telecommunications industry, we compete against incumbent local exchange carriers, which have historically provided local telephone services and currently dominate their local telecommunications markets, and competing carriers in the local services market. In addition to these carriers, several other potential competitors, such as facilities-based communications service providers, cable television companies, electric utilities, microwave carriers, satellite carriers, wireless telephone system operators and large end-users with private networks, are capable of offering, and in some cases offer, services similar to those offered by us. Many of our competitors have greater financial, research and development and other resources than we do.


    Some of our principal competitors already own fiber optic cables as part of their telecommunications networks. Accordingly, any of these carriers, some of which already have franchise and other agreements with local and state governments and substantially greater resources and more experience than us, could directly compete with us in the market for leasing fiber capacity, if they are willing to offer this capacity to their customers. In addition, some communications carriers and local cable companies have extensive networks in place that could be upgraded to fiber optic cable, as well as numerous personnel and substantial resources to begin construction to equip their networks. If communications carriers and local cable companies decide to equip their networks with fiber optic cable, they could become significant competitors. Our franchise and other agreements with the City of New York and other local and state governments are not exclusive. Potential competitors with greater resources and more experience than us could enter into franchise and other agreements with local and state governments and compete directly with us. Other companies may choose to compete with us in our current or planned markets, including Europe, by leasing fiber capacity, including dark fiber, to our targeted customers. This additional competition could materially and adversely affect our operations.


WE DEPEND ON A LIMITED NUMBER OF CUSTOMERS AND HAVE A LONG SALES CYCLE, AND AS A RESULT ARE MORE VULNERABLE TO CHANGING ECONOMIC CONDITIONS

    We are particularly dependent on a limited number of customers. In addition, our dark fiber, co-location, internet connectivity and managed services business has a long sales cycle. We are, therefore, more susceptible to the impact of poor economic conditions than our competitors with a more balanced mix of business.

GOVERNMENTAL REGULATION MAY LIMIT THE DEVELOPMENT OF OUR NETWORKS AND AFFECT OUR COMPETITIVE POSITION

    Existing and future government laws and regulations greatly influence how we operate our business, our business strategy and ultimately, our viability. U.S. Federal and state laws and the laws of foreign countries in which we operate directly shape the telecommunications and internet market. Consequently, regulatory requirements and changes could adversely affect our operations and also influence the market for Internet, web hosting and related services. However, we cannot predict the future regulatory framework of our business.

U.S. LAWS MAY NEGATIVELY IMPACT OUR BUSINESS AND RESULTS OF OPERATIONS BY REGULATING OUR OPERATIONS AND OUR CUSTOMERS' OPERATIONS


    U.S. Federal telecommunications law imposes legal requirements on common carriers who engage in interstate or foreign communication by wire or radio, and on telecommunications carriers. Should these regulations be applied to us, they may have a material adverse impact on our business and results of operation. If providing dark fiber facilities or related services provided by us were deemed to be a telecommunications service, then regulations, both Federal and state, applicable to telecommunications carriers might apply to us. This could subject the revenues we receive from facility leases in interstate commerce to assessment by the Federal Communications Commission Universal Service Fund and the offering of those facilities or services would be subject to common carrier regulation. In addition, several of our customers and, in the case of Verizon Communications Inc., the parent of one of our shareholders, are local exchange carriers or long distance carriers, subject to regulation by the Federal Communications Commission. Our business may be affected by regulations applicable to these telecommunications carriers. For example, the Federal Communications Commission has recently taken steps, and may take further steps, to reduce access charges, the fees paid by long distance carriers to local exchange carriers for

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originating and terminating long distance calls on the incumbent local exchange carriers' local networks, and to give the local exchange carriers greater flexibility in setting these charges. While we cannot predict the precise effect reduction in access charges will have on our operations, the reduction will likely make it more attractive for long distance carriers to use local exchange carriers facilities, rather than our fiber optic telecommunications network. In addition, a recent decision by the Federal Communications Commission to require unbundling of incumbent local exchange carriers' dark fiber could decrease the demand for our dark fiber by allowing our potential customers to obtain dark fiber from incumbent local exchange carriers at cost-based rates, and thereby have an adverse effect on the results of our operations.


STATE LEGISLATION AFFECTS OUR PRICING POLICIES AND OUR COSTS

    Our offering of transmission services, which is different from dark fiber capacity, may be subject to regulation in each state to the extent that these services are offered for intrastate use, and this regulation may have an adverse effect on the results of our operations. We cannot assure you that these regulations, if any, as well as future regulatory, judicial or legislative action will not have a material adverse effect on us. In particular, state regulators have the authority to determine both the rates we will pay to incumbent local exchange carriers for certain interconnection arrangements, such as physical co-location, and the prices that incumbent local exchange carriers will be able to charge our potential customers for services and facilities that compete with our services. We will also incur costs in order to comply with regulatory requirements such as the filing of tariffs, submission of periodic financial and operational reports to regulators and payment of regulatory fees and assessments, including contributions to state universal service funds. In some jurisdictions, our pricing flexibility for intrastate services may be limited because of regulation, although our direct competitors will be subject to similar restrictions.

LOCAL GOVERNMENTS' CONTROL OVER RIGHTS-OF-WAY CAN LIMIT THE DEVELOPMENT OF OUR
  NETWORKS

    Local governments exercise legal authority that may have an adverse effect on our business because of our need to obtain rights-of-way for our fiber network. While local governments may not prohibit persons from providing telecommunications services nor treat telecommunication service providers in a discriminating manner, they can affect the timing and costs associated with our use of public rights-of-way. In addition, in some jurisdictions some of our competitors, especially incumbent local exchange carriers, have certain advantages by reason of having obtained approvals for operation under prior, less regulatory intensive regimes. For example, in California, certain of our competitors are allowed to undertake to a less rigorous environmental review procedure for proposed construction than we are, thereby enabling them potentially to construct new facilities more quickly than we can.

THE REGULATORY FRAMEWORK FOR OUR INTERNATIONAL OPERATIONS IS EXTENSIVE AND CONSTANTLY CHANGING, ADDING UNCERTAINTIES TO OUR PLANNED EXPANSION INTO FOREIGN COUNTRIES

    Various regulatory requirements and limitations also will influence our business as we attempt to enter international markets. Regulation of the international telecommunications industry is changing rapidly. We are unable to predict how the Federal Communications Commission and foreign regulatory bodies will resolve the various pending international policy issues and the effect of these resolutions on us. National regulations of relevant European and other foreign countries, as well as policies and regulations of the European Union and other foreign governments, impose separate licensing, service and other conditions on our foreign joint ventures and our international service operations, and these requirements may have a material adverse impact on us.

OUR FRANCHISES, LICENSES OR PERMITS COULD BE CANCELED OR NOT RENEWED, WHICH WOULD IMPAIR THE DEVELOPMENT OF MAJOR MARKETS FOR OUR SERVICES

    Termination or non-renewal of our franchise with The City of New York or of other rights-of-way or franchises that we use for our networks could have a material adverse effect on our business, results of

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operations and financial condition. We will also need to obtain additional franchises, licenses and permits for our planned intracity networks, intercity networks and international networks. We cannot assure you that we will be able to maintain on acceptable terms our existing franchises, licenses or permits or to obtain and maintain the other franchises, licenses or permits needed to implement our strategy.

PRIVACY CONCERNS, GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES INVOLVING THE INTERNET MAY SUBJECT US TO LIABILITY

    Laws and regulations that apply to the internet are becoming more prevalent. The U.S. Congress has considered internet laws regarding privacy and security relating to the collection and transmission of information over the internet, entrusting the FTC with strong enforcement power. The U.S. Congress also addressed the need for regulation on the protection of children, copyrights, trademarks, domain names, taxation and the transmission of sexually explicit material over the internet. The European Union adopted its own privacy regulations and other countries may do so in the future. Other nations have taken actions to restrict the free flow of material deemed objectionable over the internet.

    The scope of many of these laws and regulations is subject to conflicting interpretations and significant uncertainty that may take years to resolve. As a result of this uncertainty, we may be exposed to direct liability for our actions and to contributory liability for the actions of our customers.

WE MAY NOT BE ABLE TO OBTAIN AND MAINTAIN THE RIGHTS-OF-WAY AND OTHER PERMITS NECESSARY TO IMPLEMENT OUR BUSINESS STRATEGY


    We must obtain additional rights-of-way and other permits from railroads, utilities, state highway authorities, local governments and transit authorities to install conduit and fiber for the expansion of our intracity networks, intercity networks and international networks. We cannot assure you that we will be successful in obtaining and maintaining these right-of-way agreements or obtaining these agreements on acceptable terms. Some of these agreements may be short-term or revocable at will, and we cannot assure you that we will continue to have access to existing rights-of-way after they have expired or terminated. If a material group of these agreements were terminated or could not be renewed and we were forced to remove our fiber optic cable from under the streets or abandon our networks, the termination could have a material adverse effect on our operations. In addition, landowners have asserted that railroad companies and others to whom they granted easements to their properties are not entitled as a result of these easements to grant rights of way to telecommunications providers. If these disputes are resolved in the landowners' favor, we could be obligated to make substantial lease payments to these landowners for the lease of these rights of way. More specifically, our New York/New Jersey network relies upon right-of-way agreements with two Verizon Communications subsidiaries. The current agreements may be terminated at any time without cause with three months notice. In case of termination, we may be required to remove our fiber optic cable from the conduits or poles of Verizon Communications' subsidiaries. This termination would have a material adverse effect on our operations.


RAPID TECHNOLOGICAL CHANGES COULD AFFECT THE CONTINUED USE OF FIBER OPTIC CABLE AND OUR RESULTS OF OPERATIONS

    The telecommunications industry is subject to rapid and significant changes in technology that could materially affect the continued use of our services, including fiber optic cable, internet connectivity and managed services. We cannot predict the effect of technological changes on our business. We also cannot assure you that technological changes in the communications industry and internet related industry will not have a material adverse effect on our operations.

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WE MAY EXPERIENCE RISKS AS A RESULT OF EXPANDING OUR NETWORKS AND OPERATIONS
INTO FOREIGN COUNTRIES, WHICH MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

    Our strategy includes expanding our services to provide fiber optic cable, developing regional internet service exchange facilities and offering internet infrastructure solutions in foreign countries. We are present in a number of countries of the European Union, Canada and Japan. These international operations are subject to a number of risks, including:

    - difficulties in staffing and managing our operations in foreign countries;

    - difficulty in maintaining effective communications due to distance, language and cultural barriers;

    - cost of adapting products and techniques to foreign countries;

    - longer sales cycles;

    - longer payment cycles;

    - problems in collecting accounts receivable;

    - fluctuations in currency exchange rates;

    - potentially adverse tax consequences;

    - slower adoption of the internet in Europe;

    - the impact of recessions in countries outside the United States;

    - trade barriers and barriers to foreign investment, especially in the telecommunications industry;

    - different levels and types of regulation specific to the telecommunications and internet industries;

    - unexpected changes in the regulatory requirements; and

    - potentially adverse consequences resulting from operating in multiple countries, each with its own laws and regulations, including tax laws and industry related regulations.

    We cannot assure you that we will be successful in overcoming these risks or any other problems arising because of expansion into Europe and other foreign countries.

WE MAY NOT BE ABLE TO SUCCESSFULLY IDENTIFY, MANAGE AND ASSIMILATE FUTURE ACQUISITIONS, INVESTMENTS AND STRATEGIC ALLIANCES, WHICH WOULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

    We have in the past, and may in the future, acquire, make investments in or enter into strategic alliances, including joint ventures in which we hold less than a majority interest, with companies that have customer bases, switching capabilities, existing networks or other assets in our current markets or in areas into which we intend to expand our networks. Any acquisitions, investments, strategic alliances or related efforts will be accompanied by risks such as:

    - the difficulty of identifying appropriate acquisition candidates;

    - the difficulty of assimilating the operations of the respective entities;

    - the potential disruption of our pre-existing business;

    - the potential inability to control joint ventures in which we hold less than a majority interest;

    - the inability of management to capitalize on the opportunities presented by acquisitions, investments, strategic alliances or related efforts;

    - the failure to successfully incorporate licensed or acquired technology and rights into our services;

    - the inability to maintain uniform standards, controls, procedures and policies; and

    - the impairment of relationships with employees and customers as a result of changes in management.

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    We cannot assure you that we will be successful in overcoming these risks or any other problems encountered with acquisitions, investments, strategic alliances or related efforts.

IN THE TELECOMMUNICATIONS INDUSTRY, CONTINUED PRICING PRESSURES FROM OUR COMPETITORS AND AN EXCESS OF NETWORK CAPACITY CONTINUE TO CAUSE PRICES FOR OUR SERVICES TO DECLINE

    We anticipate that prices for our services specifically, and transmission services in general, will continue to decline over the next several years due primarily to the following:

    - price competition as various network providers continue to install networks that might compete with our networks;

    - recent technological advances that permit substantial increases in the transmission capacity of both new and existing fiber; and

    - strategic alliances or similar transactions, such as long distance capacity purchasing alliances among regional Bell operating companies, that increase the parties' purchasing power.

OUR BUSINESS DEPENDS ON A LIMITED NUMBER OF KEY PERSONNEL THE LOSS OF WHOM COULD ADVERSELY AFFECT OUR BUSINESS


    Our business is managed by a small number of key management and operating personnel. We believe that the success of our business strategy and our ability to operate profitably depend on the continued employment of our senior management team led by Stephen A. Garofalo, our Chairman of the Board of Directors, and Mark Spagnolo, our President and, as of December 1, 2001, our Chief Executive Officer. Our business and financial results could be materially affected if Mr. Garofalo, Mr. Spagnolo or other members of our senior management team became unable or unwilling to continue in their present positions.


WE MAY EXPERIENCE ADDITIONAL RISKS AS A RESULT OF OUR CO-LOCATION AND INTERNET SERVICES

    Despite our design and implementation of a variety of internet network security measures, unauthorized access, computer viruses, accidental or intentional action and other disruptions could occur. In addition, we may incur significant costs to prevent breaches in our internet security or to alleviate problems caused by those breaches.

    The law relating to the liability of online services companies and internet access providers for information carried on or disseminated through their networks is currently unsettled. It is possible that claims could be made against online services companies, co-location companies and internet access providers. We may need to implement measures to reduce our exposure to this potential liability.

SOME OF OUR LARGE STOCKHOLDERS EFFECTIVELY CONTROL OUR COMPANY AND HAVE THE POWER TO CAUSE OR PREVENT A CHANGE OF CONTROL

    Metromedia Company and one of its general partners currently own 100% of our class B common stock, which represents more than a majority of our current total voting power and which is entitled to elect 75% of the members of our board of directors. Accordingly, Metromedia Company is able to control the board of directors and all stockholder decisions and, in general, to determine the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, without the consent of other stockholders. In addition, Metromedia Company has the power to prevent or cause a change in control of our company.


    In addition, in connection with our recent financing transactions, holders of an aggregate of approximately 14% of our currently outstanding class A common stock and 100% of our class B common

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stock entered into an agreement with Verizon Investments Inc., which we refer to in this prospectus as "Verizon," under which, among other things, the stockholders agreed not to sell their shares of our class A common stock or class B common stock until April 1, 2003. The agreement also gave Verizon a right of first refusal to purchase any shares being sold by any of these stockholders, including their shares of our Class A common stock being offered in the offering, and a right to participate pro rata based on relative share ownership in any sale of shares of class A common stock or class B common stock to a third party purchaser by any stockholder party to the agreement. We also have entered into a right of first negotiation agreement with Verizon which provides that we must notify Verizon and provide Verizon with an opportunity for a period of time to negotiate with us in the event we decide to sell the company, all or substantially all of its assets or assets having an aggregate book value in excess of $390 million or receive a bona fide offer for a transaction of these types. The restrictions on transfer, the right of first refusal and the right of first negotiation agreement may impede the ability of a third party purchaser to acquire our company or all or substantially all of our assets.


NEGATIVE OUTCOMES IN VARIOUS LITIGATION MATTERS IN WHICH WE ARE INVOLVED COULD MATERIALLY ADVERSELY AFFECT OUR OPERATIONS

    Legal actions have been brought against us on a number of matters, including a series of class action suits relating to alleged deficiencies in our disclosure of the proposed terms of our financing from Citibank. We cannot assure you that we will prevail on any of these matters. In the event that some of these actions are ultimately successful, the resulting potential liability could materially adversely affect our operations and financial condition.

OFFICERS AND DIRECTORS OWN A SUBSTANTIAL PORTION OF OUR VOTING STOCK AND MAY HAVE CONFLICTS OF INTEREST


    Our executive officers and directors have substantial equity interests in our company. As of November 26, 2001, our directors and executive officers as a group collectively beneficially owned approximately 45% of our outstanding class A common stock and 100% of our outstanding class B common stock, including shares beneficially owned by Metromedia Company.


                        RISKS RELATING TO THIS OFFERING

WE MAY NEVER PAY DIVIDENDS ON OUR CLASS A COMMON STOCK, IN WHICH EVENT PURCHASERS' ONLY RETURN ON THEIR INVESTMENT IN OUR CLASS A COMMON STOCK, IF ANY, WILL OCCUR ON THE SALE OF OUR STOCK

    We have not yet paid any dividends on our class A common stock, and we do not expect to do so in the foreseeable future. We anticipate that all future earnings, if any, generated from operations will be retained to finance the expansion and continued development of our business.


THERE MAY BE NO ACTIVE TRADING MARKET FOR THE WARRANTS OR THE NOTES



    Before the offering, there has been no established trading market for the warrants or the notes. We do not intend to list the warrants or the notes on any securities exchange or to seek admission of the warrants or the notes for quotation through any automated quotation system. There can be no assurance as to the development or liquidity of any market for the warrants or the notes, the ability of the holders of the warrants or the notes to sell their warrants or their notes or the price at which holders would be able to sell their warrants or their notes. The trading price of the warrants depends on the price of our class A common stock, the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Any statements in this prospectus about our expectations, belief, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this document. The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in the forward-looking statements made in this document. Among the key factors that have a direct bearing on our results of operation are:

    - general economic and business conditions;

    - the existence or absence of adverse publicity;

    - changes in, or failure to comply with, government regulations;

    - changes in marketing and technology;

    - changes in political, social and economic conditions, especially with respect to our foreign operations;

    - competition in the telecommunications and internet-related industries;

    - industry capacity;

    - general risks of the telecommunications and internet-related industries;

    - success of acquisition and operating initiatives, including our ability to successfully integrate our acquisitions;

    - changes in business strategy or development plans;

    - management of growth;

    - availability, terms and deployment of capital;

    - construction schedules;

    - costs and other effects of legal and administrative proceedings;

    - dependence on senior management;

    - business abilities and judgments of personnel;

    - availability of qualified personnel; and

    - labor and employee benefit costs.

    These factors and the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

    For a discussion of important risks of an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk Factors." You should carefully consider the information set forth under the caption "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.

                                    BUSINESS

    We provide dedicated fiber optic infrastructure and high-bandwidth internet connectivity for our communications intensive customers. We are a facilities-based provider of technologically advanced, high-bandwidth, fiber optic communications infrastructure to communications carriers and corporate and government customers in the United States and Europe. We have installed and intend to install local intracity networks in major metropolitan markets in the United States and Europe enabling technologically sophisticated organizations to implement the latest data, video, internet and multimedia applications. In addition, we provide co-location, internet connectivity and managed services for electronic commerce and other business-critical internet operations.

    Our company was founded in 1993 and is a Delaware corporation. Our executive offices are located at 360 Hamilton Avenue, White Plains, New York 10601. Our web site is www.mmfn.com. Information on our web site is not incorporated by reference in this prospectus.

RECENT DEVELOPMENTS


    In recent months, we have negotiated with various financing sources to provide us with additional liquidity for our capital expenditure, debt service and working capital requirements and with many of our creditors and vendors to restructure payments owed by us and our subsidiaries to these creditors and vendors. On and shortly after October 1, 2001, we consummated the following financing transactions:



    - We issued to a group of holders led by Citicorp USA, Inc., as a holder and as administrative agent, $150,000,000 aggregate principal amount of our floating rate guaranteed term notes due 2006 and warrants to purchase up to 203,468,437 shares of our class A common stock at a price per share of approximately $0.54.



    - We sold to David Rockefeller, Stephen A. Garofalo and a trust affiliated with John W. Kluge $180,000,000 aggregate principal amount of our 8.5% senior convertible notes that are convertible into 334,106,728 shares of our class A common stock at a price per share of approximately $0.54. Messrs. Kluge and Rockefeller are directors of our company. Mr. Garofalo is the chairman of our board of directors.



    - We issued to Verizon Investments Inc. $50,000,000 aggregate principal amount of our 8.5% senior secured convertible notes that are convertible into 92,807,425 shares of our class A common stock at a price per share of approximately $0.54.


    - We exchanged $975,281,000 aggregate principal amount of our 6.15% convertible subordinated notes due 2010 held by Verizon for
      (1) $500,000,000 aggregate principal amount of our 6.15% series A convertible subordinated notes due 2010 that are convertible into 166,666,667 shares of our class A common stock at a price per share of $3.00 and (2) $475,281,000 aggregate principal amount of our 6.15% series B convertible subordinated notes due 2010 that are convertible into 27,957,706 shares of our class A common stock at a price per share of $17.00.

    - In connection with the restructuring of amounts owed by our wholly-owned subsidiary, Metromedia Fiber Network Services, Inc., to Bechtel Corporation, Metromedia Fiber Network Services (1) paid Bechtel $9,000,000; (2) issued to Bechtel $89,000,000 aggregate principal amount of its 8.5% senior subordinated convertible promissory notes due
      September 30, 2003 that are convertible into 165,197,215 shares of our class A common stock at a price per share of approximately $0.54 (the aggregate principal amount of the Note issued to Bechtel may be decreased to $79,000,000 or increased to $99,000,000, with the number of shares of Class A common stock issuable upon its conversion adjusted accordingly, as may be reconciled and agreed between Bechtel and us) and

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      (3) issued to Bechtel a warrant to purchase up to 25,000,000 shares of our class A common stock at a price per share of approximately $0.54.


    - In connection with the restructuring of amounts owed by Metromedia Fiber Network Services to Nortel Networks, Inc. and amounts to be paid to Nortel Networks in the future under agreements between Metromedia Fiber Network Services and Nortel Networks, Metromedia Fiber Network Services (1) paid Nortel Networks $15,000,000 and (2) issued to Nortel Networks approximately $231,000,000 of its 14% term notes due 2007. As part of this transaction, we issued to Nortel Networks a warrant to purchase up to 84,778,516 shares of our class A common stock at a price per share of approximately $0.54.



    - We issued 122,764,816 shares of our class A common stock and warrants to purchase up to 54,972,145 shares of our class A common stock at exercise prices per share that do not exceed $0.54 to several of our vendors as part of a restructuring of the obligations owed by us to those vendors. In addition, a portion of the amounts (plus specified interest) of obligations owed to two vendors is convertible into shares of class A common stock at conversion prices equal to the average prices of the shares for the ten trading days prior to the notices of conversions. We intend to convert those amounts that are convertible at our option. Because we cannot know the dates of conversion, and therefore the prices at which conversion will occur, we have established the price at $0.729, the average price of such shares for the ten trading days ending on November 2, 2001. At this price, we would issue the vendor whose obligations are convertible at our option 23,963,557 shares, and we would issue the vendor that has the right to convert at its option 5,492,827 shares.



    The warrants and convertible notes issued in the financing transactions are exercisable at any time prior to their respective expiration dates and the convertible notes are convertible at any time prior to their respective maturity dates. The warrant agreements and convertible notes contain antidilution and similar adjustment provisions, which have been triggered by our issuance of shares of class A common stock after October 1, 2001. We do not believe the dilution caused by these provisions will be material to us or to the holders of our securities.



    In connection with the issuance of shares of our class A common stock on and shortly after October 1, 2001, we inadvertently issued more shares of our stock than we were permitted by Nasdaq rules to issue without first obtaining effective stockholder approval. Accordingly, we have rescinded the issuance of an aggregate of approximately 32 million shares to three vendors, and in connection with the rescission, we have issued these vendors warrants to purchase the same number of shares. The exercise of the warrants is contingent upon the effectiveness of the approval by our stockholders of the issuances of our class A common stock, and securities convertible into or exercisable for our stock, described in the information statement mailed to our stockholders. This stockholders' approval will be effective 20 days after the date of first mailing of the information statement.


                                USE OF PROCEEDS


    We will not receive any proceeds from the sale of our securities by the selling securityholders. We may receive cash consideration in connection with the exercise of some of the warrants. We intend to use any proceeds that we may receive from the exercise of warrants for financing telecommunications networks and for general corporate purposes, including working capital. We will pay all of the costs of this offering other than commissions, fees and discounts of underwriters, brokers, dealers and agents, if any.

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                         DESCRIPTION OF THE SECURITIES


    Our authorized capital stock consists of 2,946,286,022 shares of common stock, par value $0.01 per share, of which 2,404,031,240 shares have been designated as class A common stock and 522,254,782 shares have been designated as class B common stock, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of November 26, 2001, 671,571,338 shares of class A common stock and 67,538,544 shares of class B common stock were issued and outstanding. No shares of preferred stock were outstanding as of that date.


THE WARRANTS

    The following summary description of the warrants sets forth some general terms and provisions of the warrants, but the summary does not purport to be complete and is qualified in all respects by reference to the actual text of the warrants, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

    EXERCISE PERIOD. Warrants to purchase 250,768,436 shares of our class A common stock are exercisable at any time for a period of five years from their initial exercise date. Warrants to purchase 84,778,516 shares of our class A common stock are exercisable at any time for a period of ten years from their initial exercise date.

    EXERCISE PRICE AND OTHER TERMS. Each warrant will entitle the holder thereof to purchase the number of shares of class A common stock specified on the face of the warrant at a price of $0.53875 per share, subject to adjustment in accordance with the anti-dilution and other adjustment provisions referred to below. The holder of any warrant will be able to exercise the warrant by delivering to Metromedia Fiber Network the certificate representing the warrant, the exercise notice properly completed and executed and payment of the aggregate exercise price for the number of shares of class A common stock as to which the warrant is being exercised. The exercise price will be payable at the option of the warrant holder:

    - in cash or by certified or official bank check payable to the order of Metromedia Fiber Network or by wire transfer of immediately available funds to an account designated by us;


    - by delivery to Metromedia Fiber Network of notes issued by us or by one of our subsidiaries, as specified in the applicable warrant, with these notes being credited against the exercise price in an amount equal to the aggregate principal amount of the delivered notes so delivered plus accrued and unpaid interest; or



    - by cashless exercise, pursuant to which the warrant holder will receive the number of shares of class A common stock as is equal to the product of
      (1) the number of shares of class A common stock issuable upon exercise of the warrant being exercised multiplied by (2) a fraction, the numerator of which is the current market value, as defined below, per share of class A common stock at such time minus the exercise price per share of class A common stock at such time, and the denominator of which is the current market value per share of class A common stock at such time.


    The warrants may be exercised at any time in whole or in part at the applicable exercise price until their applicable expiration date, as described above. No fractional shares of our class A common stock will be issued upon the exercise of the warrants. We will pay a cash adjustment instead of fractional shares, except in limited circumstances.


    ADJUSTMENTS. The exercise price and the number of shares of class A common stock purchasable upon the exercise of the warrants will be subject to adjustment upon the occurrence of certain events, including stock splits, reverse stock splits or combinations of the class A common stock, or sale by Metromedia Fiber Network of shares of its class A common stock or other securities convertible into shares of class A common stock at a price below the then current market value of the class A common stock. Additionally, an adjustment may be made in the case of a reclassification or exchange of the class A common stock, consolidation or merger of Metromedia Fiber Network with or into another corporation (other than a consolidation or merger in which Metromedia Fiber Network is the surviving corporation) or sale of all or substantially all of the assets of Metromedia Fiber Network in order to enable warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of class A common stock that might otherwise have been purchased upon the exercise of the warrant.


    CERTIFICATED WARRANTS. The warrants have been issued in certificated form under the applicable warrant agreement.

    TRANSFER, EXCHANGE AND EXERCISE. The warrants may be presented for transfer, exchange or exercise at any time on or prior to their expiration date, at which time the warrants will become wholly void and of no value. If a market for the warrants develops, the holder may sell the warrants instead of exercising them. There can be no assurance, however, that a market for the warrants will develop or continue and Metromedia Fiber Network does not intend to apply for the listing of the warrants on any exchange or automated quotation system. We will impose no service charge for any exercise, exchange or registration of transfer of warrant certificates, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer.

    WARRANT HOLDER NOT A STOCKHOLDER. The warrants will not confer upon holders any voting, dividend or other rights as stockholders of Metromedia Fiber Network.

    CURRENT MARKET VALUE. As used above, "current market value" means, on any date, (1) the average of the daily market prices for each day during the five consecutive trading days ending on the last trading day prior to such date or
(2) if the applicable securities are not publicly traded or are not registered under the Securities Exchange Act of 1934, the fair value of such securities. The market price for each such business day shall be the last sale price on such day as reported in the Consolidated Last Sale Reporting System or as quoted in the National Association of Securities Dealers Automated Quotation System, or if such last sale price is not available, the average of the closing bid and asked prices as reported in either such system, or in any other case the higher bid price quoted for such day as reported by The Wall Street Journal and the National Quotation Bureau pink sheets.


THE 8.5% SENIOR SECURED CONVERTIBLE NOTES DUE 2011



    We issued the 8.5% senior secured convertible notes under an indenture dated as of October 1, 2001 between Metromedia Fiber Network and Wilmington Trust Company, as trustee. In this section, we refer to the 8.5% senior secured convertible notes as the "8.5% notes" and the indenture under which they were issued as the "8.5% notes indenture."



    The following description is only a summary of the material provisions of the 8.5% notes indenture and the 8.5% notes and is not complete. We urge you to read the 8.5% notes indenture and the 8.5% notes in their entirety because they, and not this description, define your rights as a holder of the 8.5% notes. Copies of the form of the 8.5% notes indenture and the form of certificate evidencing the 8.5% notes are available to you upon request.



    As used in this section, the words "we," "us," "our" or "Metromedia Fiber Network" refer to Metromedia Fiber Network, Inc. and its successors under the 8.5% notes indenture and not to any of its subsidiaries. Defined terms used in this section but not defined below or under the caption "Certain Definitions" have the meanings assigned to them in the 8.5% notes indenture.

    GENERAL



    The 8.5% notes are senior secured obligations of Metromedia Fiber Network, secured by our rights under and interest in the C&MA. The 8.5% notes rank PARI PASSU in right of payment with all existing and future unsubordinated Indebtedness of ours and senior in right of payment to all existing and future Indebtedness of ours that is expressly subordinated in right of payment to the 8.5% notes. The 8.5% notes are convertible into shares of our class A common stock as described under "--Conversion of the 8.5% Notes." The 8.5% notes are limited to $50,000,000 aggregate principal amount. The 8.5% notes were issued only in denominations of $1,000 or in integral multiples of $1,000. The 8.5% notes will mature on March 15, 2011 unless earlier converted, redeemed or repurchased as described below.



    The 8.5% notes bear interest at the annual rate of 8.5%. Interest will be payable semi-annually in arrears on March 15 and September 15, commencing on March 15, 2002. We will make each interest payment to the holders of record at the close of business on the immediately preceding March 1 and September 1, including to holders of any 8.5% note that is converted after a record date and on or before the relevant interest payment date.



    Interest on the 8.5% notes will accrue from October 1, 2001. Interest on the 8.5% notes will be computed on the basis of a 360-day year composed of twelve 30-day months.



    If a noteholder has given wire transfer instructions to us, we will pay all principal, interest and premium, if any, on that noteholder's 8.5% notes in accordance with those instructions. Interest on 8.5% notes representing an interest in any global note will be paid by wire transfer to Cede & Co., the nominee of the depositary as registered owner of the global notes. All other payments on 8.5% notes will be made at the office or agency of the paying agent and registrar within or outside the City and State of New York unless we elect to make interest payments by check mailed to the noteholders at their address set forth in the register of noteholders.



    Ownership of the 8.5% notes does not confer upon noteholders any voting, dividend or other rights as stockholders of Metromedia Fiber Network.



    THE DEPOSITARY AGREEMENT AND THE COLLATERAL



    In connection with the issuance of the 8.5% notes, we entered into a depositary agreement with the trustee for the benefit of the holders of the 8.5% notes. Under the depositary agreement, we appointed the trustee as the depositary agent to hold and administer the disbursement account which was initially funded with an amount equal to the net proceeds from the issuance of the 8.5% notes. We also granted the trustee a perfected first priority security interest in the disbursement account and the cash, investments and securities on deposit in the disbursement account at any time.



    Until completion of the "Phase II Upgrade" of the Japan-U.S. Cable Network, we may only draw on the disbursement account to fund Phase II Upgrade payments to the consortium that is constructing this network. The Japan-U.S. Cable Network is operational as of the date hereof, but is being expanded in this upgrade. After completion of this upgrade, the disbursement account can only be used to finance all or part of the cost of the engineering, construction, installation, acquisition, lease, development or improvement of other Telecommunications Assets used by us or any of our Subsidiaries as permitted by the Senior Notes Indentures.



    The collateral securing the 8.5% notes consists of our rights under and interest in the C&MA, which governs the Japan-U.S. Cable Network. Under the C&MA, we expect to receive in excess of 178 STM-1s of undersea cable capacity between California and Japan upon completion of the Japan-U.S. Cable Network.

    CONVERSION OF THE 8.5% NOTES



    Any registered holder of 8.5% notes may convert the principal amount of any 8.5% notes or portions thereof, in denominations of $1,000 or integral multiples of $1,000, into shares of our class A common stock. The number of shares of class A common stock issuable upon conversion of an 8.5% note will be determined by dividing the principal amount of the 8.5% note or portion of the 8.5% note surrendered for conversion by the per share conversion price in effect on the conversion date. The initial conversion price is $0.53875 per share, subject in each case to adjustment as described below.



    After the Requisite Company Vote has been obtained, registered noteholders may convert their 8.5% notes prior to close of business on the business day prior to the date of repurchase, redemption or final maturity of the notes, as appropriate,



    - at any time, or



    - if the noteholder is a Regulated Person, at any time after the Regulatory Relief Date, in each case as defined in the 8.5% notes indenture.



    If any noteholder surrenders an 8.5% note for conversion after the close of business on the record date for the payment of an installment of interest and before the close of business on the related interest payment date, we will pay accrued interest through the conversion date to the noteholder on the record date. We will not issue fractional shares of class A common stock upon conversion of the 8.5% notes and, instead, will pay a cash adjustment based upon the closing price of the class A common stock on The Nasdaq Stock Market on the last Trading Day prior to the date of conversion.



    The initial conversion price of $0.53875 for the 8.5% notes is subject to adjustment upon specified events, including:



    (1) the issuance of shares of class A common stock as a dividend or distribution on the class A common stock;



    (2) specified subdivisions or combinations of the class A common stock;



    (3) the issuance to all or substantially all holders of class A common stock of rights or warrants to purchase shares of class A common stock at a price per share that is less than the Current Market Price per share of class A common stock;



    (4) the sale or issuance by Metromedia Fiber Network of shares of class A common stock for consideration per share that is more than 5% less than the Current Market Price per share of class A common stock or the sale or issuance by Metromedia Fiber Network of warrants, rights or other convertible securities to subscribe for or purchase shares of class A common stock at a price per share that is more than 5% less than the Current Market Price per share of class A common stock;



    (5) a dividend or distribution to all holders of our common stock of cash, excluding (x) any regular cash dividend on the common stock to the extent that the aggregate cash dividend per share of common stock in any four fiscal quarters does not exceed the greater of (A) the amount per share of common stock of the cash dividend on the common stock for the preceding four fiscal quarters to the extent that such dividend for the preceding four fiscal quarters did not require any adjustment of each of the conversion prices, and (B) 3.75% of the arithmetic average of the closing prices of the class A common stock on The Nasdaq National Market during the ten Trading Days immediately prior to the date of declaration of the dividend, (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of Metromedia Fiber Network, whether voluntary or involuntary, and (z) any cash that is distributed as part of a distribution described in (7) below;

    (6) the purchase of common stock pursuant to a tender or exchange offer made by Metromedia Fiber Network or any of its Subsidiaries to the extent that the tender or exchange offer involves consideration per share of common stock having a fair market value that, as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds the Current Market Price of the class A common stock on the Trading Day next succeeding the expiration time of the offer;



    (7) the distribution to all or substantially all holders of our class A common stock of any shares of our capital stock (other than class A common stock), evidences of indebtedness or other non-cash assets (including securities of any Person), or the distribution to all holders of our class A common stock of rights or warrants to subscribe for or purchase any of our securities (excluding those referred to in (3) and (4) above); and



    (8) the payment by a Person other than Metromedia Fiber Network or any of its Subsidiaries, pursuant to a tender or exchange offer for an amount which increases the offeror's ownership of our class A common stock to more than 35% of the class A common stock outstanding, of consideration per share of class A common stock having a fair market value at the last time tenders or exchanges may be made pursuant to the tender or exchange offer that exceeds the Current Market Price per share of our class A common stock on the Trading Day next succeeding the last time tenders or exchanges may be made, and in which, as of that time, our board of directors is not recommending rejection of the offer.



    In the case of:



    - any reclassification or change of the outstanding shares of class A common stock issuable upon conversion of the 8.5% notes;



    - any consolidation, merger or combination involving Metromedia Fiber Network other than a merger in which Metromedia Fiber Network is the continuing corporation; or



    - any sale, transfer or conveyance to another Person of all or substantially all of our property and assets;



    then the holders of the 8.5% notes then outstanding will generally be entitled thereafter to convert the 8.5% notes into the same type of consideration they would have owned or been entitled to receive upon such event had the 8.5% notes been converted into shares of class A common stock immediately prior to that event.



    If we make a taxable distribution to holders of shares of class A common stock or in specified other circumstances requiring an adjustment to the conversion price, the holders of 8.5% notes may, in some circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In some other circumstances, the absence of an adjustment to the conversion price may result in a taxable dividend to the holders of shares of class A common stock. See "Certain United States Federal Income Tax Consequences."



    We may, at our option, make reductions in the conversion price, in addition to those described above, as we deem to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or notes or distributions of 8.5% notes convertible into or exchangeable for stock hereafter made by us to our stockholders shall not be taxable, provided that the reduction does not have an adverse effect for tax purposes, or otherwise, on holders of the 8.5% notes.



    No adjustment in the conversion prices will be required unless that adjustment would require an increase or decrease of at least 1% in the conversion prices then in effect; however, any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment.

    OPTIONAL REDEMPTION



    At any time on or after September 15, 2006, Metromedia Fiber Network may redeem the 8.5% notes, in whole or in part, upon not less than 45 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the 8.5% notes redeemed to the applicable redemption date (subject to the right of noteholders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on September 15th (September 17th for the year 2007) of the years indicated below:



                         PERCENTAGE OF
YEAR                    PRINCIPAL AMOUNT
----                    ----------------
2006.................       104.250%
2007.................       103.190%
2008.................       102.130%
2009.................       101.060%
2010 and thereafter..       100.000%



    If less than all of the outstanding 8.5% notes are to be redeemed, the trustee will select the 8.5% notes to be redeemed in compliance with the requirements of the principal national securities exchange on which the 8.5% notes are listed, or if the 8.5% notes are not so listed, on a pro rata basis or by lot or such other reasonable method as determined by the trustee. 8.5% notes redeemed in part shall be redeemed in principal amounts of $1,000 or whole multiples of $1,000. If all of the 8.5% notes of a holder are to be redeemed, the entire outstanding amount of 8.5% notes held by that holder, even if not a multiple of $1,000, shall be redeemed.



    SINKING FUND AND MANDATORY REDEMPTION



    The 8.5% notes are not entitled to the benefits of any sinking fund.



    If



    - the Requisite Company Vote has not been received by April 1, 2002 or



    - for any reason the assignment to us by our wholly owned subsidiary, Metromedia Fiber Network Services, Inc., of its right, title and interest in the C&MA is deemed to be an invalid or ineffective assignment under the terms of the C&MA, then each holder of the 8.5% notes will have the right to require Metromedia Fiber Network to purchase all of that holder's 8.5% notes at a purchase price in cash equal to 101% of the aggregate principal amount of the 8.5% notes to be repurchased plus accrued and unpaid interest to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.



    REPURCHASE AT THE OPTION OF HOLDERS



    CHANGE OF CONTROL



    If a Change of Control occurs, each holder of 8.5% notes will have the right to require Metromedia Fiber Network to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's 8.5% notes pursuant to a Change of Control Offer on the terms set forth in the 8.5% notes indenture. In the Change of Control Offer, Metromedia Fiber Network will offer a Change of Control Payment in cash equal to 100% of the aggregate principal amount of 8.5% notes repurchased plus accrued and unpaid interest and premium, if any, on the 8.5% notes repurchased, to the date of purchase. Within

30 days following any Change of Control, Metromedia Fiber Network will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase 8.5% notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the 8.5% notes indenture and described in the notice.



    We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 8.5% notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such conflict.



    On the Change of Control Payment Date, Metromedia Fiber Network will, to the extent lawful:



    (1) accept for payment all 8.5% notes or portions of 8.5% notes properly tendered pursuant to the Change of Control Offer;



    (2) deposit with the paying agent an amount equal to the Change of Control Payment plus accrued and unpaid interest and premium, if any, thereon in respect of all 8.5% notes or portions of 8.5% notes properly tendered; and



    (3) deliver or cause to be delivered to the trustee the 8.5% notes properly accepted together with an officers' certificate stating the aggregate principal amount of 8.5% notes or portions of 8.5% notes being purchased by us.



    We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 8.5% notes indenture applicable to a Change of Control Offer made by us and purchases all 8.5% notes properly tendered and not withdrawn under the Change of Control Offer. The provisions under the 8.5% notes indenture relative to our obligation to make an offer to repurchase the 8.5% notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the 8.5% notes then outstanding.



    The paying agent will promptly mail to each holder of 8.5% notes properly tendered the Change of Control Payment plus accrued and unpaid interest and premium, if any, for such 8.5% notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new 8.5% note equal in principal amount to any unpurchased portion of the 8.5% notes surrendered, if any; provided that each new 8.5% note will be in a principal amount of $1,000 or an integral multiple of $1,000.



    If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to make the Change of Control Payment for any or all of the 8.5% notes that might be delivered by holders of the 8.5% notes seeking to accept the Change of Control Offer and, accordingly, none of the holders of the 8.5% notes may receive the Change of Control Payment for their 8.5% notes in the event of a Change of Control. Our failure to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will give the trustee and the holders of the 8.5% notes the rights described under "--Events of Default and Remedies."



    The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the 8.5% notes indenture) to represent a specific quantitative test. There can be no assurance as to how a court interpreting New York law would interpret the phrase if a dispute were to arise whether a specific event was a Change of Control.

    The existence of a holder's right to require us to repurchase that holder's 8.5% notes upon a Change of Control may deter a third party from acquiring Metromedia Fiber Network in a transaction which constitutes a Change of Control.



    ASSET SALES



    Metromedia Fiber Network may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale, unless



    (1) it (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by its board of directors (including as to the value of all noncash consideration) and set forth in an officers' certificate delivered to the trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and



    (2) at least 75% of the consideration therefor is in the form of cash and/or Cash Equivalents or Telecommunications Assets, and



    (3) the Net Cash Proceeds received by it (or such Restricted Subsidiary, as the case may be) from such Asset Sale are applied within 360 days following the receipt of such Net Cash Proceeds, to the extent it (or such Restricted Subsidiary, as the case may be) elect,



       (a) to the permanent redemption or repurchase of outstanding Indebtedness (other than Subordinated Indebtedness) that is secured Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or Indebtedness of Metromedia Fiber Network or such Restricted Subsidiary that ranks equally with the 8.5% notes but has a maturity date that is prior to the maturity date of the 8.5% notes and/or



       (b) to reinvest such Net Cash Proceeds (or any portion thereof) in Telecommunications Assets.



    Notwithstanding anything herein to the contrary, with respect to the reinvestment of Net Cash Proceeds, only proceeds from an Asset Sale of assets, or Equity Interests, of a Foreign Subsidiary may be used to retire Indebtedness of a Foreign Subsidiary or reinvest in assets or Equity Interests of a Foreign Subsidiary. The balance of such Net Cash Proceeds, after the application of such Net Cash Proceeds as described in the immediately preceding clauses (a) and (b), shall constitute "Excess Proceeds."



    When the aggregate amount of Excess Proceeds equals or exceeds
$15.0 million (taking into account income earned on such Excess Proceeds), Metromedia Fiber Network will be required to make a pro rata offer to all holders of 8.5% notes and PARI PASSU Indebtedness with comparable provisions requiring such Indebtedness to be purchased with the proceeds of such Asset Sale (an "Asset Sale Offer") to purchase the maximum principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) of 8.5% notes and pari passu Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof or the accreted value thereof, as applicable, plus accrued and unpaid interest thereon to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in the redemption provisions of the 8.5% notes indenture and the agreements governing such PARI PASSU Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Metromedia Fiber Network may use such Excess Proceeds for any purpose not otherwise prohibited by the 8.5% notes indenture. If the aggregate principal amount of 8.5% notes and PARI PASSU Indebtedness tendered into such Asset Sale Offer surrendered by holders thereof exceeds the amount of Excess Proceeds, we will select the 8.5% notes and PARI PASSU Indebtedness to be purchased on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the 8.5% notes and such other Indebtedness. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.



    The amount of (1) any liabilities (as shown on Metromedia Fiber Network's (or such Restricted Subsidiary's, as the case may be) most recent balance sheet), other than Subordinated Indebtedness of Metromedia Fiber Network or any Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to an agreement that immediately releases Metromedia Fiber Network and all of its Restricted Subsidiaries from all liability in respect thereof,
(2) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if Metromedia Fiber Network and all of its Restricted Subsidiaries are immediately released from all Guarantees of payment of such Indebtedness and such Indebtedness is no longer the liability of Metromedia Fiber Network or any of its Restricted Subsidiaries, and (3) any securities, notes or other obligations received by Metromedia Fiber Network (or such Restricted Subsidiary, as the case may be) from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by it (or such Restricted Subsidiary, as the case may be) into cash and/or Cash Equivalents (to the extent of the cash and/or Cash Equivalents received), will be deemed to be cash and/or Cash Equivalents for purposes of this provision.



    To the extent that the provisions of any securities laws or regulations shall conflict with the Asset Sale provisions of the 8.5% notes indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the Asset Sale provisions of the 8.5% notes indenture by virtue thereof.



    SALES OF ALLOCATED CAPACITY



    Any sale, transfer or other disposition by Metromedia Fiber Network of its ownership interest in any Allocated Capacity pursuant to Section 12 of the C&MA (other than an IRU), whether as an assignment of any of its interests in the C&MA or otherwise (an "Allocated Capacity Transfer"), will be governed by the applicable covenant in the 8.5% notes indenture.



    If prior to the Phase II Upgrade RFS Date, Metromedia Fiber Network effects an Allocated Capacity Transfer, and after giving effect to such Allocated Capacity Transfer, Metromedia Fiber Network's Allocated Capacity is less than 36 STM-1s, then the proceeds (the "Allocated Capacity Proceeds") of such Allocated Capacity Transfer will be deposited in the Disbursement Account.



    If after the Phase II Upgrade RFS Date, Metromedia Fiber Network effects an Allocated Capacity Transfer, and after giving effect to such Allocated Capacity Transfer, Metromedia Fiber Network's Allocated Capacity is less than 140 STM-1s, Metromedia Fiber Network will be required to make a pro rata offer to all holders of 8.5% notes (an "Offer to Purchase") within 5 Business Days of the receipt of the Allocated Capacity Proceeds of such Allocated Capacity Transfer to purchase the maximum principal amount of 8.5% notes that may be purchased out of such Allocated Capacity Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof or the accreted value thereof, as applicable, plus accrued and unpaid interest thereon to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in the 8.5% notes indenture. To the extent that any Allocated Capacity Proceeds remain after consummation of an Offer to Purchase, Metromedia Fiber Network may use such Allocated Capacity Proceeds for any purpose not otherwise prohibited by the 8.5% notes indenture. If the aggregate principal amount of 8.5% notes tendered into such Offer to Purchase surrendered by holders thereof exceeds the amount of Allocated Capacity Proceeds, Metromedia Fiber Network shall select the 8.5% notes to be purchased on a pro rata basis in proportion to the respective principal amounts of the 8.5% notes.

    OTHER COVENANTS



    The 8.5% notes indenture contains the following other covenants:



    RESTRICTED PAYMENTS



    We may not, and may not permit any of our Restricted Subsidiaries to, directly or indirectly:



    (1) declare or pay any dividend or make any other payment or distribution on account of Metromedia Fiber Network's or any of its Restricted Subsidiaries' Equity Interests or to the direct or indirect holders of its or any of its Restricted Subsidiaries' Equity Interests in their capacity as stockholders (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Metromedia Fiber Network or to Metromedia Fiber Network or a Restricted Subsidiary of Metromedia Fiber Network);



    (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Metromedia Fiber Network or any of its Restricted Subsidiaries or any direct or indirect parent of Metromedia Fiber Network (other than any such Equity Interests owned by Metromedia Fiber Network or any Consolidated Subsidiary of Metromedia Fiber Network);



    (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a payment of interest or principal at Stated Maturity; or



    (4) make any Restricted Investment



    (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless:



    (1) at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof,



    (2) Metromedia Fiber Network would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (1) or (2) of the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and



    (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Metromedia Fiber Network and its Restricted Subsidiaries on and after the Issue Date (excluding Restricted Payments permitted by, and made pursuant to, clauses (2) and (3) and (8) of the next succeeding paragraph), is less than the sum, without duplication and except as credited in the next succeeding paragraph, of (a) 50% of the Consolidated Net Income of Metromedia Fiber Network for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (b) 100% of the aggregate Net Cash Proceeds received by Metromedia Fiber Network on and after November 25, 1998 as a Capital Contribution or from the issue or sale of Equity Interests of Metromedia Fiber Network (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of Metromedia Fiber Network that have been converted or exchanged into such Equity Interests (other than Equity Interests (or Disqualified Stock or converted debt securities) sold to a Subsidiary of Metromedia Fiber Network), plus the amount of Net Cash Proceeds received by Metromedia Fiber Network upon such conversion or exchange, plus (c) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries on and after the Issue Date resulting from (x) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to Metromedia Fiber Network or any Restricted Subsidiary from any Unrestricted Subsidiary, (y) proceeds realized by Metromedia Fiber Network or any Restricted Subsidiary upon the sale of such Investment to a Person other than Metromedia Fiber Network or any Subsidiary of Metromedia Fiber Network, or (z) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any of the immediately preceding clauses (x), (y) or (z) the aggregate amount of Restricted Investments made by Metromedia Fiber Network or any Restricted Subsidiary in such Unrestricted Subsidiary on and after the Issue Date, plus (d) to the extent that any Restricted Investment that was made on and after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of, to the extent paid to Metromedia Fiber Network or a Restricted Subsidiary, (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.



    The foregoing provisions will not prohibit:



       (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the foregoing provisions;



       (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness or Equity Interests of Metromedia Fiber Network in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of Metromedia Fiber Network) of, Equity Interests of Metromedia Fiber Network (other than any Disqualified Stock); provided that the amount of any such Net Cash Proceeds that are utilized for, and the Equity Interests issued or exchanged for, any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) of the preceding paragraph and each other clause of this paragraph;



       (3) the defeasance, redemption, retirement, repurchase or other acquisition of Subordinated Indebtedness with the Net Cash Proceeds from, or issued in exchange for, a substantially concurrent incurrence of Permitted Refinancing Indebtedness; provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) of the preceding paragraph and each other clause of this paragraph;



       (4) the payment of any dividend or other distribution by a Restricted Subsidiary of Metromedia Fiber Network to the holders of its Equity Interests on a pro rata basis;



       (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Metromedia Fiber Network or any of its Restricted Subsidiaries held by any member of Metromedia Fiber Network's or such Restricted Subsidiary's management; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any fiscal year;



       (6) retiring any Equity Interests of Metromedia Fiber Network to the extent necessary (as determined in good faith by a majority of the disinterested members of the board of directors, whose determination shall be evidenced by a resolution thereof) to prevent the loss, or to secure the renewal or reinstatement, of any license or franchise held by Metromedia Fiber Network or any Restricted Subsidiary from any governmental agency;



       (7) Investments in Telecommunications Assets; provided that the aggregate fair market value (measured on the date each such Investment was made or returned, as applicable), when taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, does not exceed the sum of (y) $15.0 million, plus
           (z) the aggregate amount equal to the net reduction in Investments made pursuant to this clause (7) on and after the Issue Date resulting from dividends, distributions, interest payments, return of capital, repayments of such Investments or Net Cash Proceeds realized by Metromedia Fiber Network or any Restricted Subsidiary upon the sale of such Investment to a Person other than Metromedia Fiber Network or any Subsidiary of Metromedia Fiber Network, except to the extent any such net reduction amount is included in the amount calculated pursuant to clause (3) of the preceding paragraph or any other clause of this paragraph;



       (8) Investments in Telecommunications Assets made after November 25, 1998 with the (x) Net Cash Proceeds, (y) the fair market value of Telecommunications Assets or (z) Equity Interests of a Person that becomes a Restricted Subsidiary (provided that the assets of such Person consist entirely or substantially entirely of Telecommunications Assets), in each case, received from the issuance or sale (other than to a Subsidiary of Metromedia Fiber Network) of Equity Interests of Metromedia Fiber Network (other than any Disqualified Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such Investment must be excluded from clause (3) of the preceding paragraph and each other clause of this paragraph;



       (9) Investments in ION; provided that the aggregate fair market value thereof (measured on the date each such Investment was made or returned, as applicable), when taken together with all other Investments made pursuant to this clause (9) does not exceed the sum of (I) $15.0 million, plus, (II) for each fiscal year, an amount equal to the amount of cash received by Metromedia Fiber Network or any of its Restricted Subsidiaries from ION or any of its Subsidiaries during such fiscal year, except to the extent any such amount is included in the amount calculated pursuant to clause (3) of the preceding paragraph or any other clause of this paragraph, plus
           (III), to the extent necessary to pay reasonable and necessary operating expenses of ION, an amount not to exceed $1.0 million in each fiscal year; and



       (10) Investments in the German Joint Venture; provided that the aggregate fair market value (measured on the date each such Investment was made or returned, as applicable), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, does not exceed the sum of (y) $100.0 million, plus
           (z) the aggregate amount equal to the net reduction in Investments made pursuant to this clause (10) on and after the Issue Date resulting from dividends, distributions, interest payments, return of capital, repayments of such Investments or Net Cash Proceeds realized by Metromedia Fiber Network or any Restricted Subsidiary upon the sale of such Investment to a Person other than Metromedia Fiber Network or any Subsidiary of Metromedia Fiber Network, except to the extent such amount is included in the amount calculated pursuant to clause (3) of the preceding paragraph or any other clause of this paragraph.



    The board of directors may not designate any Subsidiary of Metromedia Fiber Network (other than a newly created Subsidiary in which no Investment has previously been made (other than any de minimus amount required to capitalize such Subsidiary in connection with its organization)) as an Unrestricted Subsidiary (a "Designation") unless:



    (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;



    (2) Metromedia Fiber Network would, immediately after giving effect to such Designation, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (a) or (b) of the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and

    (3) Metromedia Fiber Network would not be prohibited under the 8.5% notes indenture from making an Investment at the time of such Designation (assuming the effectiveness of such Designation for purposes of this covenant) in an amount equal to the fair market value of the net Investment of Metromedia Fiber Network and all Restricted Subsidiaries in such Subsidiary on such date.



    In the event of any such Designation, all outstanding Investments owned by Metromedia Fiber Network and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such Designation and will reduce the amount available for Restricted Payments under the first or second paragraph of this covenant, as applicable. All such outstanding Investments will be deemed to constitute Restricted Payments in an amount equal to the fair market value of such Investments at the time of such Designation.



    A Designation may be revoked and an Unrestricted Subsidiary may thus be redesignated a Restricted Subsidiary (a "Revocation") by a resolution of the board of directors delivered to the trustee; provided that Metromedia Fiber Network will not make any Revocation unless:



    (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and



    (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred at such time for all purposes under the 8.5% notes indenture.



    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Metromedia Fiber Network (or such Restricted Subsidiary, as the case may be) pursuant to the Restricted Payment. The fair market value of any asset(s) or securities that are required to be valued by this covenant shall be determined in good faith by the board of directors (such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $15.0 million).



    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES



    Metromedia Fiber Network may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:



    (1) (a) pay dividends or make any other distributions to Metromedia Fiber Network or any of its Restricted Subsidiaries (x) on its Capital Stock or
       (y) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to Metromedia Fiber Network or any of its Restricted Subsidiaries,



    (2) make loans or advances to Metromedia Fiber Network or any of its Restricted Subsidiaries or



    (3) transfer any of its properties or assets to Metromedia Fiber Network or any of its Restricted Subsidiaries.



    However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of



       (a) Existing Indebtedness as in effect on the Issue Date,



       (b) the 8.5% notes indenture and the 8.5% notes, and Indebtedness ranking PARI PASSU with the 8.5% notes provided such provisions are no more restrictive than the 8.5% notes,

       (c) the Credit Agreement and any Foreign Subsidiary Credit Agreement; provided that the restrictions contained in the Credit Agreement are no more restrictive, taken as a whole, than those contained in a credit agreement with terms that are commercially reasonable for a borrower that has substantially comparable Indebtedness; and provided, further, that no such provision in the Credit Agreement may prohibit or restrict the ability of any Restricted Subsidiary to pay dividends or make other upstream distributions or other payments to Metromedia Fiber Network or any of its Restricted Subsidiaries,



       (d) applicable law,



       (e) any instrument governing Indebtedness or Capital Stock of a Person or assets acquired by Metromedia Fiber Network or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred,



       (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices,



       (g) purchase money obligations (including pursuant to Purchase Money Indebtedness obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired, constructed, leased or improved,



       (h) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition; provided that the consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into,



       (i) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded,



       (j) Liens securing Indebtedness otherwise permitted to be incurred under the covenant described below under the caption "--Liens" that limit the right of Metromedia Fiber Network or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien,



       (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, and



       (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK



    Metromedia Fiber Network may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (including by way of merger, consolidation or acquisition), with respect to (collectively, "incur") any Indebtedness or Attributable Debt and Metromedia Fiber Network may not issue or incur any Disqualified Stock and may not permit any of its Restricted Subsidiaries to issue or incur any shares of Preferred Stock; provided, however, that Metromedia Fiber Network may incur Indebtedness or issue or incur shares of Disqualified Stock and its Restricted Subsidiaries may incur Acquired Debt or Acquired Preferred Stock if either:



    (a) the Consolidated Leverage Ratio at the end of Metromedia Fiber Network's most recently ended fiscal quarter (the "Reference Period") for which a consolidated balance sheet of Metromedia Fiber Network is available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued or incurred would have been less than 5.5 to 1.0 (if the Reference Period ends on or prior to December 31, 2001), or 5.0 to 1.0 (if the Reference Period ends subsequent to December 31, 2001), determined on a pro forma basis (including, a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Preferred Stock had been issued, as the case may be, at the beginning of the Reference Period; or



    (b) the Consolidated Capital Ratio at the end of the Reference Period would have been less than 2.0 to 1.0, determined after giving effect to the incurrence or issuance of such Indebtedness or Preferred Stock and on a pro forma basis (including a pro forma application of the net proceeds therefrom).



    Notwithstanding the foregoing, the provisions of the paragraph set forth immediately above will not prohibit the incurrence of any of the following items of Indebtedness or Attributable Debt (collectively, "Permitted Indebtedness"):



    (1) the incurrence by Metromedia Fiber Network of Indebtedness represented by the 8.5% notes;



    (2) the incurrence by Metromedia Fiber Network or any of its Restricted Subsidiaries of Existing Indebtedness;



    (3) the incurrence of Indebtedness by Metromedia Fiber Network to any Consolidated Subsidiary or Indebtedness of any Restricted Subsidiary to Metromedia Fiber Network or any Consolidated Subsidiary (but such Indebtedness will be deemed to be incurred upon such Indebtedness being held by any Person other than Metromedia Fiber Network or such Consolidated Subsidiary including upon Designation and upon such Restricted Subsidiary otherwise no longer being a Consolidated Subsidiary); provided that in the case of Indebtedness of Metromedia Fiber Network, such obligations must be unsecured and subordinated in all respects to Metromedia Fiber Network's obligations pursuant to the 8.5% notes;



    (4) the incurrence by Metromedia Fiber Network of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this clause (4) (plus any Permitted Refinancing Indebtedness incurred pursuant to clause (10) hereof to retire, defease, refinance, replace or refund such Indebtedness) of up to $25 million;



    (5) the incurrence by Metromedia Fiber Network, or any Guarantee thereof by any Restricted Subsidiary (other than any Foreign Subsidiary), of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this clause (5) (plus any Permitted Refinancing Indebtedness incurred pursuant to clause (10) hereof to retire, defease, refinance, replace or refund such Indebtedness) of up to $150 million, minus the amount of any such Indebtedness (a) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales" or (b) assumed by a transferee in an Asset Sale;



    (6) the incurrence by (a) Metromedia Fiber Network or any of its Foreign Subsidiaries of Purchase Money Indebtedness and (b) any Restricted Subsidiary that is not a Foreign Subsidiary of up to $500 million aggregate principal amount of Purchase Money Indebtedness; provided that in each case, such Indebtedness may not constitute more than 100% of the cost (determined in accordance with GAAP in good faith by the board of directors) to Metromedia Fiber Network, such Foreign Subsidiary or such Restricted Subsidiary that is not a Foreign Subsidiary, as applicable, of the property so purchased, developed, acquired, constructed, improved or leased; and provided, further, that in the case of clause (b) only, the Indebtedness that constitutes the Purchase Money Indebtedness may not include Indebtedness incurred under credit agreements entered into with bank lenders and similar financial institutions or Indebtedness represented by a series of notes and debentures issued pursuant to either a public offering of notes or debentures registered under the Securities Act of 1933 or private offering of notes or debentures to "qualified institutional buyers" (as defined in Rule 144A) in a transaction exempt from registration under the Securities Act of 1933 in reliance on Rule 144A promulgated thereunder;



    (7) the incurrence by Metromedia Fiber Network or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest or foreign currency exchange rate risk with respect to any floating rate Indebtedness or foreign currency based Indebtedness, respectively, that is permitted by the terms of the Indenture to be outstanding; provided that the notional amount of any such Hedging Obligation does not exceed the amount of Indebtedness or other liability to which such Hedging Obligation relates;



    (8) the incurrence by a Foreign Subsidiary of Indebtedness pursuant to a Foreign Subsidiary Credit Agreement (or any Guarantee thereof by any other Foreign Subsidiary) in an aggregate principal amount incurred and outstanding at any time pursuant to this clause (8) (plus any Permitted Refinancing Indebtedness incurred pursuant to clause (10) hereof to retire, defease, refinance, replace or refund such Indebtedness) of up to $50.0 million (or the equivalent thereof at the time of incurrence in the applicable foreign currencies), minus the amount of any such Indebtedness
       (A) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales" or
       (B) assumed by a transferee of an Asset Sale;



    (9) Metromedia Fiber Network and its Restricted Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds, all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in Metromedia Fiber Network's industry (other than to the extent supporting Indebtedness);



    (10) any Attributable Debt of Metromedia Fiber Network arising out of a sale and leaseback transaction with respect to one or more Data Centers permitted under the covenant described below under the caption "--Sale and Lease-Back Transactions"; provided that (A) the aggregate principal amount of such Attributable Debt shall not exceed $50,000,000 at any one time outstanding, (B) the final maturity date of any such Attributable Debt may not be earlier than six months after the maturity of the Notes,
       (C) the Weighted Average Life to Maturity of such Attributable Debt may not be earlier than the Weighted Average Life to Maturity of the Notes and (D) the agreements and other instruments relating to such Attributable Debt may not in any way restrict the payment or redemption of principal or interest on the Notes, or other amounts owing hereunder, the granting of Liens on property of Metromedia Fiber Network to secure the obligations of Metromedia Fiber Network under the 8.5% notes indenture, the Guarantee by any of the Subsidiaries of Metromedia Fiber Network of any of the obligations of Metromedia Fiber Network under the 8.5% notes indenture, or the execution or delivery of any modification, waiver or consent entered into in connection with the 8.5% notes indenture or the 8.5% notes; and



    (11) the incurrence by Metromedia Fiber Network or any of its Restricted Subsidiaries, as applicable, of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was incurred pursuant to the first paragraph of this covenant or clauses (1), (2), (4), (5), (6), (8), (10) or this clause (11) of this paragraph.



    Indebtedness or Preferred Stock of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of Metromedia Fiber Network (including upon designation of any Subsidiary or other Person as a Restricted Subsidiary or upon a Revocation such that such Subsidiary becomes a Restricted Subsidiary) or is merged with or into or consolidated with Metromedia Fiber Network or a Restricted Subsidiary of Metromedia Fiber Network will be deemed to have been incurred at the time such Person becomes such a Restricted Subsidiary of Metromedia Fiber Network or is merged with or into or consolidated with Metromedia Fiber Network or a Restricted Subsidiary of Metromedia Fiber Network, as applicable.



    Upon each incurrence, Metromedia Fiber Network may designate pursuant to which provision of this covenant such Indebtedness is being incurred and such Indebtedness will not be deemed to have been incurred by Metromedia Fiber Network under any other provision of this covenant, except as stated otherwise in the foregoing provisions.



    Metromedia Fiber Network may not, and may not permit any of its Restricted Subsidiaries to, incur any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of Metromedia Fiber Network unless such Indebtedness is also contractually subordinated in right of payment to the 8.5% notes on substantially identical terms; provided, however, that no Indebtedness of Metromedia Fiber Network will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Metromedia Fiber Network solely by virtue of being unsecured.



    TRANSACTIONS WITH AFFILIATES



    Metromedia Fiber Network may not, and may not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless



    (1) such Affiliate Transaction is on terms that are not materially less favorable to Metromedia Fiber Network or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Metromedia Fiber Network or such Restricted Subsidiary with an unrelated Person and



    (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions (A) involving aggregate consideration in excess of $5.0 million, Metromedia Fiber Network delivers to the trustee a resolution of the board of directors set forth in an officers' certificate that such Affiliate Transaction is approved by a majority of the disinterested members of the board of directors and that, except with respect to matters governed by the Management Agreement, certifying that such Affiliate Transaction complies with clause (1) above and is in the best interests of Metromedia Fiber Network or such Restricted Subsidiary and (B) if involving aggregate consideration in excess of $15.0 million, a favorable written opinion as to the fairness to Metromedia Fiber Network of such Affiliate Transaction from a financial point of view is also obtained by

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       Metromedia Fiber Network from an accounting, appraisal or investment banking firm of national standing with a copy delivered to the Trustee.



    Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:



    (1) (a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans,



       (b) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business,



       (c) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case, or



       (d) Management Advances and payments in respect thereof,



    (2) transactions between or among Metromedia Fiber Network and/or its Restricted Subsidiaries,



    (3) payment of reasonable directors fees,



    (4) any sale or other issuance of Equity Interests (other than Disqualified Stock) of Metromedia Fiber Network,



    (5) Affiliate Transactions in effect or approved by the board of directors on the Issue Date, including any amendments thereto (provided that the terms of such amendments are not materially less favorable to Metromedia Fiber Network than the terms of such agreement prior to such amendment),



    (6) transactions with respect to capacity between Metromedia Fiber Network or any Restricted Subsidiary and any Unrestricted Subsidiary or other Affiliate and joint sales and marketing pursuant to an agreement or agreements between Metromedia Fiber Network or any Restricted Subsidiary and any Unrestricted Subsidiary or other Affiliate (provided that in the case of this clause (6), such agreements are on terms that are no less favorable to Metromedia Fiber Network or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transaction in an arm's-length transaction with an unrelated third party or, in the case of a transaction with an Unrestricted Subsidiary, ION or another Affiliate, are either (x) entered into in connection with a transaction involving the selection by a customer of cable system capacity entered into in the ordinary course of business or (y) involve the provision by Metromedia Fiber Network or a Restricted Subsidiary to an Unrestricted Subsidiary, ION or another Affiliate of sales and marketing services, operations, administration and maintenance services or development services for which Metromedia Fiber Network or such Restricted Subsidiary receives a fair rate of return (as determined by the board of directors and set forth in an officers' certificate delivered to the trustee) above its expenses of providing such services), and



    (7) Restricted Payments that are permitted by the covenant described above under the caption "--Restricted Payments."



    LIENS



    Metromedia Fiber Network may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, or upon any income or profits therefrom unless all payments due under the 8.5% notes indenture and the

8.5% notes are secured (except as provided in the next clause) on an equal and ratable basis with the obligations so secured and no Lien may be granted or be allowed to exist which secures Subordinated Indebtedness except with respect to Acquired Debt, in which case, however, such Liens must be made junior and subordinate to the Liens granted to the holders of the 8.5% notes.



    NO REDEMPTION OF AFFILIATE NOTES



    For so long as the 8.5% notes are outstanding, Metromedia Fiber Network may not make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value the Affiliate Notes pursuant to the terms thereof without the prior written consent of Verizon Investments Inc. unless Metromedia Fiber Network simultaneously prepays or redeems an equal aggregate principal amount of the 8.5% notes and the 6.15% notes (on a pro rata basis) in accordance with the terms of the 8.5% notes indenture and the 6.15% notes indenture, respectively; provided, however, that this covenant shall only apply when all or a portion of the 8.5% notes are beneficially owned by Verizon Investments Inc. or any of its Affiliates.



    PAYMENTS FOR CONSENT



    Metromedia Fiber Network may not, and may not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of 8.5% notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the 8.5% notes indenture or the 8.5% notes unless such consideration is offered to be paid or is paid to all holders of the 8.5% notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.



    SALE AND LEASE-BACK TRANSACTIONS



    Metromedia Fiber Network may not, and may not cause or permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that Metromedia Fiber Network may enter into any such arrangement with respect to one or more Data Centers to the extent that the Indebtedness or Attributable Debt arising in connection therewith is permitted under paragraph (10) of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."



    MERGER, CONSOLIDATION, OR SALE OF ASSETS



    Metromedia Fiber Network may not consolidate or merge with or into (whether or not Metromedia Fiber Network is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions to another Person unless:



    (1) Metromedia Fiber Network is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Metromedia Fiber Network) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;



    (2) the Person formed by or surviving any such consolidation or merger (if other than Metromedia Fiber Network) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all of the obligations of Metromedia Fiber Network under the 8.5% notes, the Registration Rights Agreement and the 8.5% notes indenture;

    (3) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and



    (4) Metromedia Fiber Network shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer comply with the 8.5% notes indenture.



    Metromedia Fiber Network shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets solely between or among Metromedia Fiber Network and its Wholly Owned Subsidiaries.



    The transfer (by assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, Metromedia Fiber Network's interest in which constitutes all or substantially all of its properties and assets, will be deemed to be the transfer of all or substantially all of the properties and assets of Metromedia Fiber Network.



    Upon any consolidation or merger or any transfer of all or substantially all of the assets of Metromedia Fiber Network in accordance with this covenant, the successor Person formed by such consolidation or into which Metromedia Fiber Network is merged or to which such transfer is made will succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, Metromedia Fiber Network under the 8.5% notes indenture and Metromedia Fiber Network will be released from the obligations under the 8.5% notes and the 8.5% notes indenture except with respect to any obligations that arise from, or are related to, such transaction.



    EVENTS OF DEFAULT AND REMEDIES



    The 8.5% notes indenture defines an event of default with respect to the notes as one or more of the following events:



    (1) default for 30 days in the payment of interest on the 8.5% notes when due (whether or not prohibited under the subordination provisions of the 8.5% notes indenture);



    (2) default in the payment of the principal of, or premium, if any, on the 8.5% notes when due at maturity, upon redemption or otherwise, including failure by Metromedia Fiber Network to purchase the 8.5% notes when required in connection with an Asset Sale or an Offer to Purchase or upon the occurrence of a Change of Control, or to deliver shares of class A common stock upon the conversion of the 8.5% notes when required under the 8.5% notes indenture;



    (3) failure by Metromedia Fiber Network for 60 days after notice to comply with any of its other agreements in the 8.5% notes indenture or the 8.5% notes;



    (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Metromedia Fiber Network or any of its Subsidiaries (or the payment of which is guaranteed by Metromedia Fiber Network or any of its Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $15.0 million or more;



    (5) an event of default shall have occurred and be continuing under and as defined in any of the Basic Documents;



    (6) failure by Metromedia Fiber Network or any of its Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $15.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, vacated, discharged or stayed for a period of 60 days;



    (7) Metromedia Fiber Network or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary:



       (a) commences a voluntary case under any Bankruptcy Law;



       (b) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law;



       (c) consents to the appointment of a custodian of it or for all or substantially all of its property;



       (d) makes a general assignment for the benefit of its creditors; or



       (e) generally is not paying its debts as they become due;



    (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:



       (a) is for relief against Metromedia Fiber Network or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;



       (b) appoints a custodian of Metromedia Fiber Network or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or for all or substantially all of the property of Metromedia Fiber Network or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or



       (c) orders the liquidation of Metromedia Fiber Network or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary,



    and the order or decree remains unstayed and in effect for 60 consecutive days;



    (9) breach by Metromedia Fiber Network of any representation or warranty or agreement in the Security Documents, the repudiation by Metromedia Fiber Network of any of its obligations under the Security Documents or the unenforceability of all or any part of the Security Documents against Metromedia Fiber Network for any reason;



    (10) failure by Metromedia Fiber Network or any of its Restricted Subsidiaries for 60 days after notice to Metromedia Fiber Network to comply with the asset sales and change of control covenants of the Senior Notes Indentures; and



    (11) failure by Metromedia Fiber Network or any of its Restricted Subsidiaries for 60 days after notice to Metromedia Fiber Network to comply with any covenant (other than the asset sales and change of control covenants) in either of the Senior Notes Indentures or the Senior Notes.



    If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the 8.5% notes then outstanding may declare all the 8.5% notes to be due and payable immediately; provided, however, that if the Senior Notes immediately become due and payable, the principal of and all accrued interest on the 8.5% notes will become due and payable without further action or notice. Notwithstanding the foregoing, if an Event of Default specified in clause (7) or (8) above occurs with respect to Metromedia Fiber Network or any Significant Subsidiary, all outstanding 8.5% notes will be due and payable immediately without further action or notice.



    The holders of a majority in aggregate principal amount of the 8.5% notes then outstanding by written notice to the trustee may on behalf of all of such holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

    Holders of not less than a majority in aggregate principal amount of the then outstanding 8.5% notes (or, with respect to a provision of the 8.5% notes indenture that may only be amended by the holders of not less than 50% in aggregate principal amount of the then outstanding 8.5% notes, the holders of not less than 50% in aggregate principal amount of the then outstanding 8.5% notes) by written notice to the trustee may on behalf of the holders of all of the 8.5% notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the 8.5% notes (including in connection with an offer to purchase) which cannot be modified or amended without the consent of the holder of each outstanding 8.5% note affected. Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of the 8.5% notes indenture, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.



    DEFEASANCE



    Metromedia Fiber Network may, at its option and at any time (provided that it obtains all legal opinions and complies with all other requirements under the 8.5% notes indenture), elect to have its obligations discharged with respect to the outstanding 8.5% notes ("legal defeasance"). Legal defeasance means that Metromedia Fiber Network will be deemed to have paid and discharged the entire indebtedness represented by the outstanding 8.5% notes, except for:



    (1) the rights of holders of outstanding 8.5% notes to receive payments in respect of the principal of, premium, if any, and interest on such 8.5% notes when such payments are due;



    (2) Metromedia Fiber Network's obligations with respect to the 8.5% notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;



    (3) the rights, powers, trusts, duties and immunities of the trustee and Metromedia Fiber Network's obligations in connection therewith;



    (4) the legal defeasance provisions of the 8.5% notes indenture; and



    (5) Metromedia Fiber Network's obligations with respect to the conversion of the 6.15% notes which will not terminate until the payment at the redemption date as specified in the 8.5% notes indenture or the Stated Maturity of the 8.5% notes.



    In addition, Metromedia Fiber Network may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the 8.5% notes indenture ("covenant defeasance") and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the 8.5% notes. Notwithstanding the foregoing, Metromedia Fiber Network's obligations to pay principal, premium, if any, and interest on the 8.5% notes will remain in full force and effect as long as the 8.5% notes are outstanding and Metromedia Fiber Network's obligations with respect to the conversion of the 8.5% notes will not terminate until the payment at the redemption date as specified in the 8.5% notes indenture or the Stated Maturity of the 8.5% notes. In the event covenant defeasance occurs, some of the events (not including non-payment, bankruptcy and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the 8.5% notes.



    In order to exercise either legal defeasance or covenant defeasance:



    (1) Metromedia Fiber Network must irrevocably deposit, or cause to be deposited, with the trustee, in trust, for the benefit of the holders of the 8.5% notes, cash in United States dollars, non-callable Government Securities (as defined in the 8.5% notes indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal, premium, if any, and interest on the outstanding 8.5% notes on the Stated Maturity of the 8.5% notes or on the applicable redemption date, as the case may be, and Metromedia Fiber Network must specify whether the 8.5% notes are being defeased to maturity or to a particular redemption date;



    (2) in the case of legal defeasance, Metromedia Fiber Network must deliver to the trustee and the holders an opinion of independent counsel in the United States confirming that since the Issue Date:



       (a) Metromedia Fiber Network has received from, or there has been published by, the Internal Revenue Service a ruling; or



       (b) there has been a change in the applicable U.S. federal income tax law,



       in either case to the effect that the holders of the outstanding 8.5% notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;



    (3) in the case of covenant defeasance, Metromedia Fiber Network must deliver to the trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding 8.5% notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;



    (4) no Default or Event of Default has occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;



    (5) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the 8.5% notes indenture) to which Metromedia Fiber Network or any of its Subsidiaries is a party or by which Metromedia Fiber Network or any of its Subsidiaries is bound;



    (6) Metromedia Fiber Network must deliver to the trustee an officers' certificate and an opinion of counsel each stating that the deposit was not made by Metromedia Fiber Network with the intent of preferring the holders of the 8.5% notes over other creditors of Metromedia Fiber Network, or with the intent of defeating, hindering, delaying or defrauding creditors of Metromedia Fiber Network or others; and



    (7) Metromedia Fiber Network must deliver to the trustee an officer certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.



    SATISFACTION AND DISCHARGE



    The 8.5% notes indenture will cease to be of further effect as to all 8.5% notes issued under it when either:



    (1) all the 8.5% notes previously authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and 8.5% notes for whose payment money has been deposited in trust and thereafter repaid to Metromedia Fiber Network) have been delivered to the trustee for cancellation; or



    (2) (a) all such 8.5% notes not theretofore delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption, repurchase or otherwise or will become due and payable within one year and Metromedia Fiber Network has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire Indebtedness on the 8.5% notes not theretofore delivered to the trustee for cancellation for principal and accrued interest to the date of maturity, redemption or repurchase;



       (b) no Default or Event of Default with respect to the 8.5% notes indenture or the 8.5% notes has occurred or be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation or constitute a default under, any other instrument to which Metromedia Fiber Network is a party or by which Metromedia Fiber Network is bound;



       (c) Metromedia Fiber Network has paid or caused to be paid all other sums payable by it under the 8.5% notes indenture; and



       (d) Metromedia Fiber Network has delivered irrevocable written instructions to the trustee to apply the deposited money toward the payment of the 8.5% notes at maturity or the redemption date, as the case may be.



    In addition, Metromedia Fiber Network must deliver to the trustee an officers' certificate and an opinion of counsel in the United States each stating that all conditions precedent under the 8.5% notes indenture relating to the satisfaction and discharge of the 8.5% notes indenture have been satisfied.



    MODIFICATION AND WAIVER



    Metromedia Fiber Network may make modifications and amendments to the 8.5% notes indenture with the consent of the holders of a majority in aggregate principal amount of the then outstanding 8.5% notes voting as a single class. Metromedia Fiber Network may not make any modification or amendment without the consent of the holder of each outstanding 8.5% note affected by the modification or amendment if such modification or amendment would:



    - change the Stated Maturity of any 8.5% note, reduce the principal thereof or reduce the principal thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of Metromedia Fiber Network thereof, or change the place of payment where, or the coin or currency in which, any note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption at the option of Metromedia Fiber Network, on or after the redemption date), or reduce the Change of Control Payment after the Change of Control has occurred;



    - alter the provisions regarding the right of Metromedia Fiber Network to redeem the 8.5% notes as a right, or at the option of Metromedia Fiber Network, in a manner adverse to the holders;



    - reduce the percentage in principal amount of 8.5% notes outstanding whose holders must consent to an amendment, supplement or waiver provided for in the 8.5% notes indenture;



    - release all or substantially all of the Collateral from the Lien of the 8.5% notes indenture or the Security Documents, except in accordance with the provisions of the 8.5% notes indenture; or



    - modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.



    Without the consent of the holders of at least 85% in aggregate principal amount of the 8.5% notes then outstanding, an amendment or waiver may not make any change to, or be effective with respect to, any of the provisions of the 8.5% notes indenture or the Security Documents relating to the Collateral.

    GOVERNING LAW



    The 8.5% notes indenture and the 8.5% notes are governed by, and construed in accordance with, the law of the State of New York.



    REGARDING THE TRUSTEE



    Wilmington Trust Company serves as the trustee under the 8.5% notes indenture.



    The trustee will be permitted to deal with Metromedia Fiber Network and any Affiliate of Metromedia Fiber Network with the same rights as if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the 8.5% notes, the trustee must eliminate such conflicts within 90 days, apply to the SEC for permission to continue or resign.



    The holders of a majority in principal amount of the then outstanding 8.5% notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. The trustee may, however, refuse to follow any direction that conflicts with any law or the 8.5% notes indenture or that the trustee determines may be unduly prejudicial to the rights of other holders of the 8.5% notes or that may involve the trustee in personal liability.



    Metromedia Fiber Network is obligated to pay compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by it in connection with its duties relating to the 8.5% notes.



    CERTAIN DEFINITIONS



    Set forth below are some defined terms used in the 8.5% notes indenture. Reference is made to the 8.5% notes indenture for a full disclosure of all of these terms, as well as any other capitalized terms used in the description of the 8.5% notes for which no definition is provided.



    "Acquired Debt" or "Acquired Preferred Stock" means, with respect to any specified Person, Indebtedness or Preferred Stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person (including by Designation or Revocation), provided that such Indebtedness or Preferred Stock is not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.



    "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control; and provided, further, that Verizon Investments Inc. will not be deemed to be an Affiliate of Metromedia Fiber Network if it beneficially owns 10% or more of the Voting Stock of Metromedia Fiber Network solely as a result of converting the 8.5% notes or the 6.15% notes in accordance with the 8.5% notes indenture or the 6.15% notes indenture, as applicable, and after such conversion Verizon Investments Inc. still holds 8.5% notes.



    "Affiliate Notes" means the 8.5% senior convertible notes due 2011.



    "Allocated Capacity" means capacity allocated in the Network to a party to the C&MA in return for its financial investment. Allocated Capacity is measured in units of STM-1s.



    "Asset Sale" means (1) the sale, lease, transfer, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business and other than any sale, lease, transfer, conveyance or other disposition in the ordinary course of business of capacity on any fiber optic or cable system owned, controlled or operated by Metromedia Fiber Network or any Restricted Subsidiary or of telecommunications capacity, transmission rights, conduit or rights-of-way acquired by Metromedia Fiber Network or any Restricted Subsidiary for use in a Telecommunications Business of Metromedia Fiber Network or any Restricted Subsidiary (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of Metromedia Fiber Network and its Restricted Subsidiaries taken as a whole will be governed by the provisions described under the captions "Merger, Consolidation, or Sale of Assets" above and/or "Repurchase at the Option of Holders--Change of Control" and not by covenant described under the caption "Repurchase at the Option of Holders--Asset Sales"); and (2) the issue or sale by Metromedia Fiber Network or any of its Restricted Subsidiaries of Equity Interests of any Subsidiary. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:



    (1) a transfer of assets by Metromedia Fiber Network to a Consolidated Subsidiary or by a Subsidiary to Metromedia Fiber Network or to a Consolidated Subsidiary;



    (2) an issuance of Equity Interests by a Subsidiary to Metromedia Fiber Network or to a Consolidated Subsidiary;



    (3) a Restricted Payment that is permitted by the covenant described under the caption "Covenants--Restricted Payments" above;



    (4) Permitted Investments made in accordance with clause (a) or (d) of the definition thereof;



    (5) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of a Telecommunications Business of Metromedia Fiber Network and its Restricted Subsidiaries and that is disposed of in the ordinary course of business;



    (6) the surrender or waiver by Metromedia Fiber Network or any of its Restricted Subsidiaries of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind by Metromedia Fiber Network or any of its Restricted Subsidiaries or the grant by Metromedia Fiber Network or any of its Restricted Subsidiaries of a Lien not prohibited by the 8.5% notes indenture;



    (7) the sale of Cash Equivalents in the ordinary course of business;



    (8) sales, transfers, assignments and other dispositions of assets (or related assets in related transactions) in the ordinary course of business with an aggregate fair market value of less than $1.0 million; and



    (9) Allocated Capacity Transfers which shall be governed under the caption "Repurchase at the Option of Holders--Allocated Capacity Transfers" above.



    "Associate" as used to indicate a relationship with any Person, means
(1) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (2) any lineal ancestor, lineal descendant, sibling or spouse of such Person, or any other Person who has the same home as such Person, and (3) any Person who is an Associate of any of the Persons identified in (1) or (2).



    "Attributable Debt" means, on any date, in respect of any lease of Metromedia Fiber Network entered into as part of a sale and leaseback transaction described under the caption "Covenants--Sale and Lease-Back Transactions" above,



    (1) if such lease is a Capital Lease Obligation, the capitalized amount thereof that would appear on a balance sheet of Metromedia Fiber Network prepared as of such date in accordance with GAAP, and



    (2) if such lease is not a Capital Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of Metromedia Fiber Network prepared as of such date in accordance with GAAP as if such lease were accounted for as a Capital Lease Obligation.



    "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.



    "Basic Documents" means, collectively, (1) the Note and Guarantee Agreement, dated as of September 6, 2001, by and among Metromedia Fiber Network, the guarantors party thereto and Citicorp USA, Inc., as Administrative Agent, and related documents, including the Citicorp Warrant Agreement and the Citicorp Voting Agreement; (2) the agreements and other instruments entered into with Nortel Networks Inc. and various other vendor or contractors providing for the incurrence of a deferred payment obligation by either Metromedia Fiber Network or a guarantor party to the Note and Guarantee Agreement to that vendor or contractor in whole or partial satisfaction of obligations of Metromedia Fiber Network or the applicable guarantor, as the case may be, to such vendor or contractor; (3) the Note Purchase Agreement, dated as of October 1, 2001, among Metromedia Fiber Network, David Rockefeller, Stephen A. Garofalo and a trust affiliated with John W. Kluge, the related 8.5% senior convertible notes due 2011 and registration rights agreement; and (4) the agreements executed in connection with each of the foregoing.



    "C&MA" means the Japan-U.S. Cable Network Construction and Maintenance Agreement, dated July 31, 1998, by and among Metromedia Fiber Network, as assignee of Metromedia Fiber Network Services, Inc., and the other parties thereto, as this agreement may be amended or restated from time to time.



    "Capital Contribution" means any contribution to the equity of Metromedia Fiber Network from a direct or indirect parent of Metromedia Fiber Network for which no consideration other than the issuance of common stock with no redemption rights and no special preferences, privileges or voting rights is given.



    "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.



    "Capital Stock" means (1) in the case of a corporation, corporate stock,
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.



    "Cash Equivalents" means (1) United States dollars, (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (2) above entered into with any financial institution meeting the qualifications specified in clause (3) above, (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within six months after the date of acquisition and
(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1)-(5) of this definition; provided that with respect to any Foreign Subsidiary, Cash Equivalents means those investments that are comparable to clauses (3) through (6) above in such Foreign Subsidiary's country of organization or country where it conducts business operations.

    "Change of Control" means the occurrence of any of the following:



    (1) any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock (measured by voting power rather than by number of shares) of Metromedia Fiber Network and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock (measured by voting power rather than by number of shares) of Metromedia Fiber Network than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Metromedia Fiber Network (for the purposes of this clause, such other person shall be deemed to "beneficially own" any Voting Stock of a specified corporation held by a parent corporation if such other person beneficially owns, directly or indirectly, more than 35% of the Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation),



    (2) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the board of directors of Metromedia Fiber Network,



    (3) Metromedia Fiber Network consolidates or merges with or into any other Person, or any Person consolidates with, or merges with or into, Metromedia Fiber Network, other than a consolidation or merger (a) of Metromedia Fiber Network into a Wholly Owned Subsidiary of Metromedia Fiber Network or (b) pursuant to a transaction in which the outstanding Voting Stock of Metromedia Fiber Network is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of Metromedia Fiber Network immediately prior to such transaction, beneficially own, directly or indirectly, at least a majority of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction,



    (4) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Metromedia Fiber Network and its Subsidiaries, taken as a whole, to any Person other than a Wholly Owned Subsidiary of Metromedia Fiber Network or a Permitted Holder or a Related Person; provided, however, that sales, transfers, conveyances or other dispositions in the ordinary course of business of capacity on fiber optic or cable systems owned, controlled or operated by Metromedia Fiber Network or any of its Subsidiaries or of telecommunications capacity or transmission rights, rights of way or conduit acquired by Metromedia Fiber Network or any of its Subsidiaries for use in the business of Metromedia Fiber Network or any of its Subsidiaries, including, without limitation, for sale, lease, transfer, conveyance or other disposition to any customer of Metromedia Fiber Network or any of its Subsidiaries will not be deemed a disposition of assets for purposes of this clause (4), or



    (5) the adoption of a plan relating to the total liquidation of Metromedia Fiber Network.



    "Collateral" has the meaning assigned to such term in the Security
Agreement.



    "Communications Act" means the U.S. federal statute known as the Communications Act of 1934, as amended by the Telecommunications Act of 1996, as amended.



    "Consolidated Capital Ratio" means, with respect to Metromedia Fiber Network as of any date, the ratio of (1) the aggregate consolidated amount of Indebtedness of Metromedia Fiber Network and its Restricted Subsidiaries then outstanding to (2) the Consolidated Net Worth of Metromedia Fiber Network and its Consolidated Subsidiaries as of such date.

    "Consolidated Cash Flow" means, with respect to Metromedia Fiber Network for any period, the Consolidated Net Income of Metromedia Fiber Network and its Consolidated Subsidiaries for such period plus (A), to the extent that any of the following items were deducted in computing such Consolidated Net Income, but without duplication, (1) provision for taxes based on income or profits of Metromedia Fiber Network and its Consolidated Subsidiaries for such period, plus
(2) consolidated interest expense of Metromedia Fiber Network and its Consolidated Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), plus (3) depreciation, amortization (including amortization of goodwill and other intangibles and the amount of capacity available for sale (other than for backhaul capacity) charged to cost of sales, but excluding amortization of prepaid cash expenses that were paid in a prior period), and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of Metromedia Fiber Network and its Consolidated Subsidiaries for such period, minus (B) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Metromedia Fiber Network will be added to Consolidated Net Income to compute Consolidated Cash Flow of Metromedia Fiber Network only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Metromedia Fiber Network by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.



    "Consolidated Leverage Ratio" means, with respect to Metromedia Fiber Network, as of any date, the ratio of (1) the aggregate consolidated amount of Indebtedness of Metromedia Fiber Network and its Restricted Subsidiaries then outstanding to (2) the annualized (that is, multiplied by four) Consolidated Cash Flow of Metromedia Fiber Network and its Consolidated Subsidiaries for the most recently ended fiscal quarter.



    "Consolidated Net Income" means, with respect to Metromedia Fiber Network for any period, the aggregate of the Net Income of Metromedia Fiber Network and its Consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that



    (1) the Net Income (but not loss) of any Person that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to Metromedia Fiber Network or a Consolidated Subsidiary thereof by such Person but not in excess of Metromedia Fiber Network's Equity Interests in such Person,



    (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, except that Metromedia Fiber Network's equity in the net income of any such Restricted Subsidiary for such period may be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Metromedia Fiber Network as a dividend,

    (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded,



    (4) the equity of Metromedia Fiber Network or any Restricted Subsidiary in the net income (if positive) of any Unrestricted Subsidiary will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary during such period to Metromedia Fiber Network or a Consolidated Subsidiary as a dividend or other distribution (but not in excess of the amount of the Net Income of such Unrestricted Subsidiary for such period) and



    (5) the cumulative effect of a change in accounting principles shall be excluded.



    "Consolidated Net Worth" means, with respect to Metromedia Fiber Network as of any date, the sum of (1) the consolidated equity of the common shareholders of Metromedia Fiber Network and its Consolidated Subsidiaries that are Consolidated Subsidiaries as of such date plus (2) the respective amounts reported on Metromedia Fiber Network's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by Metromedia Fiber Network upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by Metromedia Fiber Network or a Restricted Subsidiary that is a Consolidated Subsidiary of Metromedia Fiber Network, (y) all outstanding net Investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each such case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.



    "Consolidated Subsidiary" means, for any Person, each Restricted Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.



    "Continuing Directors" means individuals who at the beginning of the period of determination constituted the board of directors of Metromedia Fiber Network together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Metromedia Fiber Network was approved by a vote of a majority of the directors of Metromedia Fiber Network then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is the designee of any one of the Permitted Holders or any combination thereof or was nominated or elected by any such Permitted Holder(s) or any of their designees.



    "Credit Agreement" means one or more credit agreements, loan agreements or similar facilities, secured or unsecured, entered into from time to time by Metromedia Fiber Network and its Restricted Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time, including, without limitation, the Senior Credit Facility.



    "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.



    "Current Market Price" means the average of the daily closing prices per share of class A common stock for the ten consecutive Trading Days immediately prior to the date in question, subject to the modifications set forth in the 8.5% notes indenture.

    "Data Centers" means a co-location facility where entities are able to transfer electronic data among themselves and with other parties outside such facility.



    "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.



    "Depositary Agreement" means the Depositary Agreement, dated as of October 1, 2001, among Metromedia Fiber Network, Wilmington Trust Company, in its capacity as trustee, Wilmington Trust Company, in its capacity as the Depositary Agent and Verizon Investments Inc.



    "Disbursement Account" has the meaning assigned to such term in the Depositary Agreement.



    "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the 8.5% notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Metromedia Fiber Network to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Metromedia Fiber Network may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the Restricted Payments covenant described above.



    "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).



    "Existing Indebtedness" means Indebtedness of Metromedia Fiber Network and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.



    "Foreign Subsidiary" means any Restricted Subsidiary of Metromedia Fiber Network which (1) is not organized under the laws of the United States, any state thereof or the District of Columbia, and (2) conducts substantially all of its business operations outside the United States of America.



    "Foreign Subsidiary Credit Agreement" means one or more credit agreements, loan agreements or similar facilities, secured or unsecured, entered into from time to time by one or more of Metromedia Fiber Network's Foreign Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.



    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.



    "Government Securities" means securities that are (a) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) of the payment of which the full faith and credit of the United States of America is pledged, (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, or (c) obligations of a Person the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.



    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.



    "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement.



    "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or the balance of the deferred and unpaid purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit (or reimbursement agreements in respect thereof), banker's acceptances and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, any guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date will be
(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence, and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.



    "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.



    "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Metromedia Fiber Network or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Metromedia Fiber Network or such Restricted Subsidiary, Metromedia Fiber Network will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the Restricted Payments covenant above.



    "ION" means International Optical Network, L.L.C., a Delaware limited liability company.



    "IRU" has the meaning assigned to such term in the C&MA.



    "Issue Date" means the date of first issuance of the 8.5% notes under the 8.5% notes indenture.



    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).



    "Management Advances" means loans or advances made to directors, officers or employees of Metromedia Fiber Network or any Restricted Subsidiary (1) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (2) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or
(3) otherwise in the ordinary course of business not exceeding $3.0 million in the aggregate at any time outstanding.



    "Management Agreement" means the Management Agreement between Metromedia Fiber Network and Metromedia Company, dated as of January 2, 1998, as the same may be amended, supplemented, modified, restated or replaced from time to time with the approval of a majority of the disinterested members of the board of directors.



    "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by Metromedia Fiber Network in the case of a sale, or Capital Contribution in respect, of Capital Stock and by Metromedia Fiber Network and its Restricted Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of Metromedia Fiber Network that were issued for cash on or after the Issue Date, the amount of cash originally received by Metromedia Fiber Network upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by Metromedia Fiber Network) of income, franchise, sales and other applicable federal, state, provincial, foreign or local taxes required to be paid or accrued as a liability by Metromedia Fiber Network or any of its respective Restricted Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which will take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.



    "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.



    "Non-Recourse Debt" means Indebtedness (1) as to which neither Metromedia Fiber Network nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Metromedia Fiber Network or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.



    "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.



    "Permitted Holder" means Metromedia Company, its general partners and their respective Related Persons and Persons that would constitute a Class B Permitted Holder as defined in Metromedia Fiber Network's Amended and Restated Certificate of Incorporation as in effect on October 1, 2001.

    "Permitted Investments" means



    (1) any Investment in Metromedia Fiber Network or in a Consolidated Subsidiary of Metromedia Fiber Network that is engaged entirely or substantially entirely in a Telecommunications Business;



    (2) any Investment in Cash Equivalents;



    (3) any Guarantee of Indebtedness of Metromedia Fiber Network or a Restricted Subsidiary to the extent such Indebtedness is permitted under "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant above; and



    (4) any Investment by Metromedia Fiber Network or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:



       (a) such Person becomes a Consolidated Subsidiary of Metromedia Fiber Network that is engaged entirely or substantially entirely in a Telecommunications Business or



       (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Metromedia Fiber Network or a Consolidated Subsidiary of Metromedia Fiber Network that is engaged entirely or substantially entirely in a Telecommunications Business.



    "Permitted Liens" means



    (1) Liens to secure Indebtedness permitted by clauses (5), (6), (7) and
       (8) of the second paragraph of the Incurrence of Indebtedness and Issuance of Preferred Stock covenant above or any Permitted Refinancing Indebtedness; provided that with respect to Liens to secure Indebtedness permitted by clause (6) of such covenant or any Permitted Refinancing Indebtedness of such Indebtedness, such Lien must cover only the assets engineered, constructed, installed, acquired, leased (other than pursuant to a sale and leaseback of Existing Assets), developed or improved with such Indebtedness;



    (2) Liens in favor of Metromedia Fiber Network or any Restricted Subsidiary;



    (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Metromedia Fiber Network or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Metromedia Fiber Network or such Restricted Subsidiary;



    (4) Liens on property existing at the time of acquisition thereof by Metromedia Fiber Network or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such acquisition;



    (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;



    (6) Liens existing on the Issue Date;



    (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP has been made therefor;



    (8) Zoning restrictions, rights-of-way, easements and similar charges or encumbrances incurred in the ordinary course which in the aggregate do not detract from the value of the property thereof;

    (9) Liens incurred in the ordinary course of business of Metromedia Fiber Network or any of its Restricted Subsidiaries with respect to obligations that do not exceed $5.0 million at any one time outstanding and that
       (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Metromedia Fiber Network or such Restricted Subsidiary; and



    (10) Liens granted pursuant to the Security Documents.



    "Permitted Refinancing Indebtedness" means any Indebtedness of Metromedia Fiber Network or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Metromedia Fiber Network or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:



    (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or otherwise reasonably determined by Metromedia Fiber Network to be necessary and reasonable expenses incurred in connection therewith);



    (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;



    (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the 8.5% notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is expressly subordinated in right of payment to, the 8.5% notes on terms at least as favorable to the holders of the 8.5% notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;



    (4) such Indebtedness is incurred solely by Metromedia Fiber Network or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and



    (5) such Indebtedness is secured only by the assets, if any, that secured the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.



    "Person" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.



    "Phase II Upgrade RFS Date" has the meaning assigned to such term in the Depositary Agreement.



    "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.



    "Purchase Money Indebtedness" means Indebtedness (including Acquired Debt, in the case of leases, Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of the engineering, construction, installation, acquisition, lease (other than pursuant to a sale or a leaseback of Existing Assets), development or improvement of any Telecommunications Assets used by Metromedia Fiber Network or any Restricted Subsidiary, in the case of Indebtedness incurred by Metromedia Fiber Network or any Restricted Subsidiary, or any Foreign Subsidiary in the case of Indebtedness incurred by any Foreign Subsidiary, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.



    "Registration Rights Agreement" means the Notes Registration Rights Agreement, dated as of March 6, 2000, between Metromedia Fiber Network and Verizon Investments Inc. as amended by Amendment No. 1 to Notes Registration Rights Agreement, dated as of October 1, 2001, as such agreement may be further amended, supplemented or otherwise modified from time to time.



    "Regulated Person" means any "Bell operating company" or any "affiliate" of a Bell operating company, as such terms are defined in Section 3 of the Communications Act.



    "Regulatory Relief Date" means, with respect to a holder which is a Regulated Person, the date on which such Regulated Person has obtained pursuant to Section 271 of the Communications Act, the approval of the Federal Communications Commission to provide InterLATA Services in all states that are, with respect to such Regulated Person, In-Region States, such approval to be either an affirmative approval or a waiver from the restrictions of the Communications Act.



    "Related Person" means any Person who controls, is controlled by or is under common control with a Permitted Holder; provided, that for purposes of this definition, "control" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a Person.



    "Requisite Company Vote" means (1) the approval and ratification of the issuance of shares of class A common stock issuable upon the conversion of the 8.5% notes by a majority of holders of class A common stock and class B common stock, voting as a single class, that are present in person or by proxy at a duly called meeting of Metromedia Fiber Network "s stockholders, or (2) the 20th day following the proper delivery by Metromedia Fiber Network under Regulation 14C under the Exchange Act of 1934 of an effective Information Statement meeting the requirements of Schedule 14C under the Exchange Act that contains the requisite information describing the action taken by the Stockholders' Consent.



    "Restricted Investment" means any Investment other than a Permitted Investment.



    "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context specifically requires otherwise, Restricted Subsidiary means a direct or indirect Restricted Subsidiary of Metromedia Fiber Network.



    "Security Agreement" means the Pledge and Security Agreement, dated as of October 1, 2001, among Metromedia Fiber Network, Verizon Investments Inc. and Wilmington Trust Company, as trustee for the holders of the 8.5% notes, as the same may be amended, supplemented or otherwise modified from time to time.



    "Security Documents" means each security agreement, pledge agreement, mortgage, deed of trust, assignment agreement and other instrument (including any Uniform Commercial Code financing statements) executed concurrently with the 8.5% notes indenture or from time to time thereafter providing for the grant of liens and security interests (or the recordation thereof) by Metromedia Fiber Network in favor of the trustee on the Collateral as collateral security for the obligations of Metromedia Fiber Network.



    "Senior Credit Facility" means the Note and Guarantee Agreement, dated as of September 6, 2001, by and among Metromedia Fiber Network, the guarantors party thereto and Citicorp USA, Inc., as Administrative Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

    "Senior Notes Indentures" means the indentures governing Metromedia Fiber Network's 10% Series B Senior Notes due 2008 and 10% Series B Senior Notes due 2009.



    "Senior Notes" means Metromedia Fiber Network's 10% Series B Senior Notes due 2008 issued pursuant to the 2008 Notes Indenture and Metromedia Fiber Network's 10% Series B Senior Notes due 2009 issued pursuant to the 2009 Notes Indenture.



    "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on October 1, 2001.



    "Stated Maturity" means, with respect to any installment of interest or principal (including any mandatory sinking fund payment of interest or principal) on any series of Indebtedness, the date on which such payment of interest or principal (including any mandatory sinking fund payment of interest or principal) was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.



    "STM-1s" has the meaning assigned to such term in the definition of "Basic System Payload Module" contained in the C&MA.



    "Stockholders' Consent" means that certain Written Consent in Lieu of a Meeting of the holders of Common Stock of Metromedia Fiber Network, dated as of October 1, 2001, executed by Metromedia Company, John W. Kluge, Stuart Subotnick and Stephen A. Garofalo and each of their respective Affiliates and Associates, pursuant to which, among other things, such stockholders have approved and ratified in all respects Metromedia Fiber Network's issuance of shares of class A common stock issuable upon the conversion of the 8.5% notes.



    "Subordinated Indebtedness" means Indebtedness of Metromedia Fiber Network that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto to the 8.5% notes, in any respect.



    "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
(b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).



    "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business and the Equity Interests of a Person engaged entirely or substantially entirely in a Telecommunications Business.



    "Telecommunications Business" means the business of (1) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (2) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (3) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (1) or (2) above; provided that the determination of what constitutes a Telecommunications Business will be made in good faith by the board of directors of Metromedia Fiber Network.



    "Trading Day" means (a) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business, (b) if the applicable security is quoted on the

Nasdaq National Market or another United States automated interdealer quotation system, a day on which trades may be made thereon, or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.



    "Unrestricted Subsidiary" means (1) any Subsidiary of Metromedia Fiber Network that is designated by the board of directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary at the time of such designation: (a) has no Indebtedness other than Non-Recourse Debt; (b) is a Person with respect to which neither Metromedia Fiber Network nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Metromedia Fiber Network or any of its Restricted Subsidiaries. Any such designation by the board of directors will be evidenced by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions and was permitted by the Restricted Payments covenant described above. The board of directors of Metromedia Fiber Network may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Metromedia Fiber Network of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the Incurrence of Indebtedness and Issuance of Preferred Stock covenant described above calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period, and (2) no Default or Event of Default would be in existence following such designation.



    "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.



    "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness.



    "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) is at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.



THE 6.15% CONVERTIBLE SUBORDINATED NOTES DUE 2010



    We issued the series A and series B 6.15% convertible subordinated notes under an indenture dated as of October 1, 2001 between Metromedia Fiber Network and U.S. Bank Trust National Association, as trustee.



    The following description is only a summary of the material provisions of the 6.15% notes indenture and the 6.15% notes and is not complete. We urge you to read the 6.15% notes indenture and the 6.15% notes agreement in their entirety because they, and not this description, define your rights as a holder of the 6.15% notes. Copies of the form of indenture and the form of certificate evidencing the 6.15% notes are available to you upon request.



    As used in this section, the words "we," "us," "our" or "Metromedia Fiber Network" refer to Metromedia Fiber Network, Inc. and its successors under the indenture and not to any of its Subsidiaries. As used in this section, "series A notes" refers to the 6.15% series A convertible subordinated notes issued under the 6.15% notes indenture and "series B notes" refers to the 6.15% series B convertible subordinated notes issued under the 6.15% notes indenture. We refer to the series A notes and the series B notes collectively as the "6.15% notes." Defined terms used in this section but not defined below or under the caption "Certain Definitions" have the meanings assigned to them in the 6.15% notes indenture.



    GENERAL



    The 6.15% notes are unsecured general obligations of Metromedia Fiber Network and are subordinate in right of payment to all of its existing and future senior indebtedness, as described under "--Subordination of the 6.15% Notes." The 6.15% notes are convertible into shares of our class A common stock as described under "--Conversion of the 6.15% Notes." The 6.15% series A notes are limited to $500,000,000 aggregate principal amount and the 6.15% series B notes are limited to $475,281,000 aggregate principal amount. The 6.15% notes were issued only in denominations of $1,000 or in integral multiples of $1,000. The 6.15% notes will mature on March 16, 2010 unless earlier converted, redeemed or repurchased as described below.



    The 6.15% notes bear interest at the annual rate of 6.15%. Interest will be payable semi-annually in arrears on March 15 and September 15, commencing on March 15, 2002. We will make each interest payment to the holders of record at the close of business on the immediately preceding March 1 and September 1, including to holders of any 6.15% note that is converted after a record date and on or before the relevant interest payment date.



    Interest on the 6.15% notes will accrue from September 15, 2001. Interest on the 6.15% notes will be computed on the basis of a 360-day year composed of twelve 30-day months.



    If a noteholder has given wire transfer instructions to us, we will pay all principal, interest and premium, if any, on that noteholder's 6.15% notes in accordance with those instructions. Interest on 6.15% notes representing an interest in any global note will be paid by wire transfer to Cede & Co., the nominee of the depositary as registered owner of the global notes. All other payments on 6.15% notes will be made at the office or agency of the paying agent and registrar within or outside the City and State of New York unless we elect to make interest payments by check mailed to the noteholders at their address set forth in the register of noteholders.



    The 6.15% notes indenture does not contain any financial covenants or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The 6.15% notes indenture contains no covenants or other provisions to protect holders of the 6.15% notes in the event of a highly leveraged transaction or a change in control of Metromedia Fiber Network except to the extent described below under "--Repurchase at Option of Holders."



    Ownership of the 6.15% notes does not confer upon noteholders any voting, dividend or other rights as stockholders of Metromedia Fiber Network.



    CONVERSION OF THE 6.15% NOTES



    Any registered holder of 6.15% notes may convert the principal amount of any 6.15% notes or portions thereof, in denominations of $1,000 or integral multiples of $1,000, into shares of our class A common stock. The number of shares of class A common stock issuable upon conversion of a 6.15% note will be determined by dividing the principal amount of the 6.15% note or portion of the 6.15% note surrendered for conversion by the per share conversion price in effect on the conversion date. The initial conversion price is $3.00 per share in the case of the series A notes and $17.00 per share in the case of the series B notes, subject in each case to adjustment as described below.



    Registered noteholders may convert their 6.15% notes prior to close of business on the business day prior to the date of repurchase, redemption or final maturity of the 6.15% notes, as appropriate,



    - at any time, or



    - if the noteholder is a Regulated Person, at any time after the Regulatory Relief Date, in each case as defined in the 6.15% notes indenture.

    If any noteholder surrenders a 6.15% note for conversion after the close of business on the record date for the payment of an installment of interest and before the close of business on the related interest payment date, we will pay accrued interest through the conversion date to the noteholder on the record date. We will not issue fractional shares of class A common stock upon conversion of the 6.15% notes and, instead, will pay a cash adjustment based upon the closing price of the class A common stock on The Nasdaq Stock Market on the last Trading Day prior to the date of conversion.



    The initial conversion prices of $3.00 for the series A notes and $17.00 per share for the series B notes are subject to adjustment upon specified events, including:



    (1) the issuance of shares of class A common stock as a dividend or distribution on the class A common stock;



    (2) specified subdivisions or combinations of the class A common stock;



    (3) the issuance to all or substantially all holders of class A common stock of rights or warrants to purchase shares of class A common stock at a price per share that is less than the Current Market Price per share of class A common stock;



    (4) a dividend or distribution to all holders of our common stock of cash, excluding (x) any regular cash dividend on the common stock to the extent that the aggregate cash dividend per share of common stock in any four fiscal quarters does not exceed the greater of (A) the amount per share of common stock of the cash dividend on the common stock for the preceding four fiscal quarters to the extent that such dividend for the preceding four fiscal quarters did not require any adjustment of each of the conversion prices, and (B) 3.75% of the arithmetic average of the closing prices of the class A common stock on The Nasdaq National Market during the ten Trading Days immediately prior to the date of declaration of the dividend, (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of Metromedia Fiber Network, whether voluntary or involuntary, and (z) any cash that is distributed as part of a distribution described in (6) below;



    (5) the purchase of common stock pursuant to a tender or exchange offer made by Metromedia Fiber Network or any of its Subsidiaries to the extent that the tender or exchange offer involves consideration per share of common stock having a fair market value that, as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds the Current Market Price of the class A common stock on the Trading Day next succeeding the expiration time of the offer;



    (6) the distribution to all or substantially all holders of our class A common stock of any shares of our capital stock (other than class A common stock), evidences of indebtedness or other non-cash assets (including securities of any Person), or the distribution to all holders of our class A common stock of rights or warrants to subscribe for or purchase any of our securities (excluding those referred to in (3) above); and



    (7) the payment by a Person other than Metromedia Fiber Network or any of its Subsidiaries, pursuant to a tender or exchange offer for an amount which increases the offeror's ownership of our class A common stock to more than 35% of the class A common stock outstanding, of consideration per share of class A common stock having a fair market value at the last time tenders or exchanges may be made pursuant to the tender or exchange offer that exceeds the Current Market Price per share of our class A common stock on the Trading Day next succeeding the last time tenders or exchanges may be made, and in which, as of that time, our board of directors is not recommending rejection of the offer.



    In the case of:



    - any reclassification or change of the outstanding shares of class A common stock issuable upon conversion of the 6.15% notes;

    - any consolidation, merger or combination involving Metromedia Fiber Network other than a merger in which Metromedia Fiber Network is the continuing corporation; or



    - any sale, transfer or conveyance to another Person of all or substantially all of our property and assets;



    then the holders of the 6.15% notes then outstanding will generally be entitled thereafter to convert the 6.15% notes into the same type of consideration they would have owned or been entitled to receive upon such event had the 6.15% notes been converted into shares of class A common stock immediately prior to that event.



    If we make a taxable distribution to holders of shares of class A common stock or in specified other circumstances requiring an adjustment to the conversion price, the holders of 6.15% notes may, in some circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In some other circumstances, the absence of an adjustment to the conversion price may result in a taxable dividend to the holders of shares of class A common stock. See "Certain United States Federal Income Tax Consequences."



    We may, at our option, make reductions in the conversion prices, in addition to those described above, as we deem to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or notes or distributions of notes convertible into or exchangeable for stock hereafter made by us to our stockholders shall not be taxable, provided that the reduction does not have an adverse effect for tax purposes, or otherwise, on holders of the 6.15% notes.



    No adjustment in the conversion prices will be required unless that adjustment would require an increase or decrease of at least 1% in the conversion prices then in effect; however, any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment.



    OPTIONAL REDEMPTION



    At any time on or after March 17, 2005, Metromedia Fiber Network may redeem the 6.15% notes, in whole or in part, upon not less than 45 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the 6.15% notes redeemed to the applicable redemption date (subject to the right of noteholders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on March 15th (March 17th for the year 2005) of the years indicated below:



                                                               PRINCIPAL AMOUNT
YEAR                                                            PERCENTAGE OF
----                                                           ----------------
2005........................................................       102.733%
2006........................................................       102.050%
2007........................................................       101.367%
2008........................................................       100.683%
2009 and thereafter.........................................       100.000%



    If less than all of the outstanding 6.15% notes are to be redeemed, the trustee will select the 6.15% notes to be redeemed in compliance with the requirements of the principal national securities exchange on which the 6.15% notes are listed, or if the 6.15% notes are not so listed, on a pro rata basis or by lot. If the 6.15% notes are redeemed in part, they will be redeemed in principal amounts of $1,000 or whole multiples of $1,000. If all of the 6.15% notes of a holder are to be redeemed, the entire outstanding amount of 6.15% notes held by that holder, even if not a multiple of $1,000, will be redeemed.



    SINKING FUND



    The 6.15% notes are not entitled to the benefits of any sinking fund.

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    REPURCHASE AT THE OPTION OF HOLDERS



    If a Change of Control occurs, each holder of 6.15% notes will have the right to require Metromedia Fiber Network to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's 6.15% notes pursuant to a Change of Control Offer on the terms set forth in the 6.15% notes indenture. In the Change of Control Offer, Metromedia Fiber Network will offer a Change of Control Payment in cash equal to 100% of the aggregate principal amount of 6.15% notes repurchased plus accrued and unpaid interest and premium, if any, on the 6.15% notes repurchased, to the date of purchase. Within 30 days following any Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase 6.15% notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the 6.15% notes indenture and described in the notice.



    We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 6.15% notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the 6.15% notes indenture by virtue of such conflict.



    On the Change of Control Payment Date, Metromedia Fiber Network will, to the extent lawful:



    (1) accept for payment all 6.15% notes or portions of 6.15% notes properly tendered pursuant to the Change of Control Offer;



    (2) deposit with the paying agent an amount equal to the Change of Control Payment plus accrued and unpaid interest and premium, if any, thereon in respect of all 6.15% notes or portions of 6.15% notes properly tendered; and



    (3) deliver or cause to be delivered to the trustee the 6.15% notes properly accepted together with an officers' certificate stating the aggregate principal amount of 6.15% notes or portions of notes being purchased by us.



    We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 6.15% notes indenture applicable to a Change of Control Offer made by us and purchases all 6.15% notes properly tendered and not withdrawn under the Change of Control Offer. The provisions under the indenture relative to our obligation to make an offer to repurchase the 6.15% notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the 6.15% notes then outstanding voting as a single class.



    The paying agent will promptly mail to each holder of 6.15% notes properly tendered the Change of Control Payment plus accrued and unpaid interest and premium, if any, for such 6.15% notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new 6.15% note equal in principal amount to any unpurchased portion of the 6.15% notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.



    If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to make the Change of Control Payment for any or all of the 6.15% notes that might be delivered by holders of the 6.15% notes seeking to accept the Change of Control Offer and, accordingly, none of the holders of the 6.15% notes may receive the Change of Control Payment for their 6.15% notes in the event of a Change of Control. Our failure to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will give the trustee and the holders of the 6.15% notes the rights described under "--Events of Default and Remedies."

    The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the indenture) to represent a specific quantitative test. There can be no assurance as to how a court interpreting New York law would interpret the phrase if a dispute were to arise whether a specific event was a Change of Control.



    The existence of a holder's right to require us to repurchase that holder's 6.15% notes upon a Change of Control may deter a third party from acquiring Metromedia Fiber Network in a transaction which constitutes a Change of Control.



    MERGER, CONSOLIDATION, OR SALE OF ASSETS



    Metromedia Fiber Network may not consolidate or merge with or into (whether or not Metromedia Fiber Network is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions to another Person unless:



    (1) Metromedia Fiber Network is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Metromedia Fiber Network) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;



    (2) the Person formed by or surviving any such consolidation or merger (if other than Metromedia Fiber Network) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the obligations of Metromedia Fiber Network under the 6.15% notes, the Registration Rights Agreement and the 6.15% notes indenture;



    (3) no Default or Event of Default exists or will occur immediately after giving effect on a pro forma basis to such transaction; and



    (4) Metromedia Fiber Network has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer comply with the 6.15% notes indenture.



    Metromedia Fiber Network may not directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets solely between or among Metromedia Fiber Network and its Wholly Owned Subsidiaries.



    The transfer (by assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, Metromedia Fiber Network's interest in which constitutes all or substantially all of its properties and assets, will be deemed to be the transfer of all or substantially all of the properties and assets of Metromedia Fiber Network.



    Upon any consolidation or merger or any transfer of all or substantially all of the assets of Metromedia Fiber Network in accordance with this covenant, the successor Person formed by such consolidation or into which Metromedia Fiber Network is merged or to which such transfer is made must succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, Metromedia Fiber Network under the 6.15% notes indenture and Metromedia Fiber Network must be released from the obligations under the 6.15% notes and the 6.15% notes indenture except with respect to any obligations that arise from, or are related to, such transaction.



    EVENTS OF DEFAULT AND REMEDIES



    The 6.15% notes indenture defines an event of default with respect to the 6.15% notes as one or more of the following events:



    (1) a default for 30 days in the payment of interest on the series A notes or the series B notes, as the case may be, when due (whether or not prohibited under the subordination provisions of the 6.15% notes indenture);

    (2) a default in the payment of the principal, or premium, if any, on the series A notes or the series B notes, as the case may be, when due at maturity, upon redemption or otherwise, including failure by Metromedia Fiber Network to purchase the series A notes or the Series B notes when required upon the occurrence of a Change of Control (whether or not prohibited by the subordination provisions of the indenture), or to deliver shares of class A common stock upon the conversion of the series A notes or the series B notes when required under the 6.15% notes indenture;



    (3) the failure by Metromedia Fiber Network for 60 days after notice to comply with any of its other agreements in the 6.15% notes indenture or the 6.15% notes;



    (4) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Metromedia Fiber Network or any of its Subsidiaries (or the payment of which is guaranteed by Metromedia Fiber Network or any of its Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $15.0 million or more;



    (5) a failure by Metromedia Fiber Network or any of its Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $15.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, vacated, discharged or stayed for a period of 60 days;



    (6) Metromedia Fiber Network or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary:



       (a) commences a voluntary case under any Bankruptcy Law;



       (b) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law;



       (c) consents to the appointment of a custodian of it or for all or substantially all of its property;



       (d) makes a general assignment for the benefit of its creditors; or



       (e) generally is not paying its debts as they become due; and



    (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:



       (a) is for relief against Metromedia Fiber Network or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;



       (b) appoints a custodian of Metromedia Fiber Network or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or for all or substantially all of the property of Metromedia Fiber Network or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or



       (c) orders the liquidation of Metromedia Fiber Network or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary,



    and the order or decree remains unstayed and in effect for 60 consecutive days.



    If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the 6.15% notes then outstanding (or in the case of an Event of Default specified in clauses (1) or (2) above, the holders of at least 25% in aggregate principal amount of the series A notes or the series B notes, as the case may be) may declare all the 6.15% notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred pursuant to the Senior Credit Facility is outstanding, the acceleration will not be effective until the earlier of (A) an acceleration of any Indebtedness under the Senior Credit Facility or (B) five Business Days after notice of such declaration has been given to the administrative agent under the Senior Credit Facility. Notwithstanding the foregoing, if an Event of Default specified in clause (6) or (7) above occurs with respect to Metromedia Fiber Network or any Significant Subsidiary, all outstanding 6.15% notes will be due and payable immediately without further action or notice.



    The holders of a majority in aggregate principal amount of the 6.15% notes then outstanding (or in the case of an acceleration resulting from an Event of Default specified in clauses (1) or (2) above, the holders of a majority in aggregate principal amount of the series A notes or the series B notes, as the case may be) by written notice to the trustee may on behalf of all of such holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.



    Holders of not less than a majority in aggregate principal amount of the then outstanding 6.15% notes (or, with respect to a provision of the indenture that may only be amended by the holders of not less than 50% in aggregate principal amount of the then outstanding 6.15% notes, the holders of not less than 50% in aggregate principal amount of the then outstanding 6.15% notes) by written notice to the trustee may on behalf of the holders of all of the 6.15% notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the 6.15% notes (including in connection with an offer to purchase). Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of the 6.15% notes indenture, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.



    SUBORDINATION OF THE 6.15% NOTES



    The indebtedness evidenced by the 6.15% notes is subordinated to the extent provided in the 6.15% notes indenture to the prior payment in full of all of Metromedia Fiber Network's existing and future Senior Indebtedness.



    Upon the payment or distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization of Metromedia Fiber Network, whether voluntary or involuntary or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of Metromedia Fiber Network's assets and liabilities or otherwise, all Senior Indebtedness and the reasonable fees and expenses of the trustee must be paid in full in cash, before any payment is made on account of the 6.15% notes, whether by way of the payment of principal of or interest on the indebtedness evidenced by the 6.15% notes, a repurchase, redemption or other acquisition of the 6.15% notes or otherwise.



    Metromedia Fiber Network may not make any payment on the 6.15% notes if:



    - a default in the payment of principal of, interest on or other amount due in respect of any Senior Indebtedness occurs, or



    - any other default occurs and is continuing with respect to Senior Indebtedness that permits holders of the Senior Indebtedness to which such default relates to accelerate its maturity and the trustee receives a notice of such default (a "default notice") from the holders of the Senior Indebtedness or their representatives.



    Unless the holders of any Senior Indebtedness have accelerated its maturity, Metromedia Fiber Network may not resume making payments on the 6.15% notes:



    - in the case of a payment default, until the default is cured or waived or ceases to exist, and



    - in the case of a nonpayment default, until the earlier of when such nonpayment default is cured or waived or ceases to exist or 180 days after receipt of the default notice.

    If the holders of any Senior Indebtedness have accelerated its maturity, Metromedia Fiber Network may not resume making payments on the 6.15% notes until such acceleration has been waived, rescinded or annulled, or such Senior Indebtedness has been paid in full, or payment thereof has been duly provided for in cash or in any other manner satisfactory to the holders of such Senior Indebtedness.



    No new period of payment blockage may be commenced pursuant to a default notice with respect to the same issue of Senior Indebtedness within a period of 360 consecutive days. No default that existed or was continuing on the date of delivery of any default notice and was known to the holders of that issue of Senior Indebtedness may be the basis for a subsequent default notice.



    In the event of our dissolution, winding-up, liquidation or reorganization, holders of Senior Indebtedness may receive more, ratably, and holders of the 6.15% notes may receive less, ratably, than our other creditors. The holders of the 6.15% notes may recover nothing in the event of such a dissolution, winding-up, liquidation or reorganization. The subordination provisions will not prevent the occurrence of any event of default under the 6.15% notes indenture.



    Neither Metromedia Fiber Network nor its Subsidiaries is limited in or prohibited from incurring Senior Indebtedness or any other Indebtedness or liabilities under the 6.15% notes indenture. For so long as Verizon
Investments Inc. or its Affiliates hold all of the 6.15% notes, Metromedia Fiber Network may not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness is PARI PASSU with, or subordinated in right of payment to, the 6.15% notes.



    DEFEASANCE



    Metromedia Fiber Network may, at its option and at any time (provided that it obtains all legal opinions and complies with all other requirements under the 6.15% notes indenture), elect to have its obligations discharged with respect to the outstanding 6.15% notes ("legal defeasance"). Legal defeasance means that Metromedia Fiber Network will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding 6.15% notes, except for:



    (1) the rights of holders of outstanding 6.15% notes to receive payments in respect of the principal of, premium, if any, and interest on such 6.15% notes when such payments are due;



    (2) Metromedia Fiber Network's obligations with respect to the 6.15% notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;



    (3) the rights, powers, trusts, duties and immunities of the trustee and Metromedia Fiber Network's obligations in connection therewith;



    (4) the legal defeasance provisions of the 6.15% notes indenture; and



    (5) Metromedia Fiber Network's obligations with respect to the conversion of the 6.15% notes which will not terminate until the payment at the redemption date as specified in the 8.5% notes indenture or the Stated Maturity of the 6.15% notes.



    In addition, Metromedia Fiber Network may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the 6.15% notes indenture ("covenant defeasance") and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the 6.15% notes. Notwithstanding the foregoing, Metromedia Fiber Network's obligations to pay principal, premium, if any, and interest on the 6.15% notes will remain in full force and effect as long as the 6.15% notes are outstanding and Metromedia Fiber Network's obligations with respect to the conversion of the 6.15% notes will not terminate until the payment at the redemption date as specified in the 6.15% notes indenture or the Stated Maturity of the 6.15% notes. In the event covenant defeasance occurs, specified events (not including non-payment, bankruptcy and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the 6.15% notes.



    In order to exercise either legal defeasance or covenant defeasance:



    (1) Metromedia Fiber Network must irrevocably deposit, or cause to be deposited, with the trustee, in trust, for the benefit of the holders of the 6.15% notes, cash in United States dollars, non-callable Government Securities (as defined in the 6.15% notes indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal, premium, if any, and interest on the outstanding 6.15% notes on the Stated Maturity of the 6.15% notes or on the applicable redemption date, as the case may be, and Metromedia Fiber Network must specify whether the 6.15% notes are being defeased to maturity or to a particular redemption date;



    (2) in the case of legal defeasance, Metromedia Fiber Network must deliver to the trustee and the holders an opinion of independent counsel in the United States confirming that since the Issue Date:



       (a) Metromedia Fiber Network has received from, or there has been published by, the Internal Revenue Service a ruling; or



       (b) there has been a change in the applicable U.S. federal income tax law,



       in either case to the effect that the holders of the outstanding 6.15% notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;



    (3) in the case of covenant defeasance, Metromedia Fiber Network must deliver to the trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding 6.15% notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;



    (4) no Default or Event of Default will have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;



    (5) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the 6.15% notes indenture) to which Metromedia Fiber Network or any of its Subsidiaries is a party or by which Metromedia Fiber Network or any of its Subsidiaries is bound;



    (6) Metromedia Fiber Network must deliver to the trustee an officers' certificate and an opinion of counsel each stating that the deposit was not made by Metromedia Fiber Network with the intent of preferring the holders of the 6.15% notes over our other creditors, or with the intent of defeating, hindering, delaying or defrauding creditors of Metromedia Fiber Network or others; and



    (7) Metromedia Fiber Network must deliver to the trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

    SATISFACTION AND DISCHARGE



    The 6.15% notes indenture will cease to be of further effect as to all 6.15% notes issued under it when either:



    (1) all the 6.15% notes previously authenticated and delivered (except lost, stolen or destroyed 6.15% notes which have been replaced or paid and 6.15% notes for whose payment money has been deposited in trust and thereafter repaid to Metromedia Fiber Network) have been delivered to the trustee for cancellation; or



    (2) (a) all 6.15% notes not theretofore delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption, repurchase or otherwise or will become due and payable within one year and Metromedia Fiber Network has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire Indebtedness on the 6.15% notes not theretofore delivered to the trustee for cancellation for principal and accrued interest to the date of maturity, redemption or repurchase;



       (b) no Default or Event of Default with respect to the 6.15% notes indenture or the 6.15% notes shall have occurred or be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation or constitute a default under, any other instrument to which Metromedia Fiber Network is a party or by which Metromedia Fiber Network is bound;



       (c) Metromedia Fiber Network has paid or caused to be paid all other sums payable by it under the 6.15% notes indenture; and



       (d) Metromedia Fiber Network has delivered irrevocable written instructions to the trustee to apply the deposited money toward the payment of the 6.15% notes at maturity or the redemption date, as the case may be.



    In addition, Metromedia Fiber Network must deliver to the trustee an officers' certificate and an opinion of counsel in the United States each stating that all conditions precedent under the 6.15% notes indenture relating to the satisfaction and discharge of the 6.15% notes indenture have been satisfied.



    MODIFICATION AND WAIVER



    Metromedia Fiber Network may make modifications and amendments to the 6.15% notes indenture with the consent of the holders of a majority in aggregate principal amount of the then outstanding 6.15% notes voting as a single class. However, Metromedia Fiber Network may not make any modification or amendment without the consent of the holder of each outstanding 6.15% note affected by the modification or amendment if such modification or amendment would:



    - change the Stated Maturity of any 6.15% note, reduce the principal thereof or reduce the principal thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of Metromedia Fiber Network thereof, or change the place of payment where, or the coin or currency in which, any note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption at the option of Metromedia Fiber Network, on or after the redemption date), or reduce the Change of Control Payment after the Change of Control has occurred;



    - alter the provisions regarding the right of Metromedia Fiber Network to redeem the 6.15% notes as a right, or at the option of Metromedia Fiber Network, in a manner adverse to the holders;



    - reduce the percentage in principal amount of 6.15% notes outstanding whose holders must consent to an amendment, supplement or waiver provided for in the 6.15% notes indenture; or

    - modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the 6.15% notes indenture cannot be modified or waived without the consent of the holder of each outstanding 6.15% note affected thereby.



    GOVERNING LAW



    The indenture and the notes are governed by, and construed in accordance with, the law of the State of New York.



    REGARDING THE TRUSTEE



    U.S. Bank Trust National Association serves as the trustee under the 6.15% notes indenture.



    The trustee will be permitted to deal with Metromedia Fiber Network and any Affiliate of Metromedia Fiber Network with the same rights as if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate such conflicts within 90 days, apply to the SEC for permission to continue or resign.



    The holders of a majority in principal amount of the then outstanding 6.15% notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. The trustee may, however, refuse to follow any direction that conflicts with any law or the 6.15% notes indenture or that the trustee determines may be unduly prejudicial to the rights of other holders of the 6.15% notes or that may involve the trustee in personal liability.



    Metromedia Fiber Network is obligated to pay compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by it in connection with its duties relating to the 6.15% notes. The trustee's claims for such payments will generally be senior to those of the holders of the 6.15% notes in respect to all funds collected and held by the trustee.



    CERTAIN DEFINITIONS



    Set forth below are some defined terms used in the 6.15% notes indenture. Reference is made to the 6.15% notes indenture for a full disclosure of all of these terms, as well as any other capitalized terms used in the description of the 6.15% notes for which no definition is provided.



    "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control; and provided, further, that Verizon Investments Inc. will not be deemed to be an Affiliate of Metromedia Fiber Network if it beneficially owns 10% or more of the Voting Stock of Metromedia Fiber Network solely as a result of converting the 6.15% notes or the 8.5% notes in accordance with the 6.15% notes indenture or the 8.5% notes indenture, as applicable, and after such conversion Verizon Investments Inc. still holds 6.15% notes.



    "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.



    "Change of Control" means the occurrence of any of the following:



    (1) any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock (measured by voting power rather than by number of shares) of

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       Metromedia Fiber Network and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock (measured by voting power rather than by number of shares) of Metromedia Fiber Network than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Metromedia Fiber Network (for the purposes of this clause, such other person will be deemed to "beneficially own" any Voting Stock of a specified corporation held by a parent corporation if such other person beneficially owns, directly or indirectly, more than 35% of the Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation),



    (2) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the board of directors of Metromedia Fiber Network,



    (3) Metromedia Fiber Network consolidates or merges with or into any other Person, or any Person consolidates with, or merges with or into, Metromedia Fiber Network, other than a consolidation or merger (a) of Metromedia Fiber Network into a Wholly Owned Subsidiary of Metromedia Fiber Network or (b) pursuant to a transaction in which the outstanding Voting Stock of Metromedia Fiber Network is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of Metromedia Fiber Network immediately prior to such transaction, beneficially own, directly or indirectly, at least a majority of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction,



    (4) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Metromedia Fiber Network and its Subsidiaries, taken as a whole, to any Person other than a Wholly Owned Subsidiary of Metromedia Fiber Network or a Permitted Holder or a Related Person; provided, however, that sales, transfers, conveyances or other dispositions in the ordinary course of business of capacity on fiber optic or cable systems owned, controlled or operated by Metromedia Fiber Network or any of its Subsidiaries or of telecommunications capacity or transmission rights, rights of way or conduit acquired by Metromedia Fiber Network or any of its Subsidiaries for use in the business of Metromedia Fiber Network or any of its Subsidiaries, including, without limitation, for sale, lease, transfer, conveyance or other disposition to any customer of Metromedia Fiber Network or any of its Subsidiaries will not be deemed a disposition of assets for purposes of this clause (4), or



    (5) the adoption of a plan relating to the total liquidation of Metromedia Fiber Network.



    "Communications Act" means the U.S. federal statute known as the Communications Act of 1934, as amended by the Telecommunications Act of 1996, as amended.



    "Continuing Directors" means individuals who at the beginning of the period of determination constituted the board of directors of Metromedia Fiber Network together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Metromedia Fiber Network was approved by a vote of a majority of the directors of Metromedia Fiber Network then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is the designee of any one of the Permitted Holders or any combination thereof or was nominated or elected by any such Permitted Holder(s) or any of their designees.



    "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.


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    "Current Market Price" means the average of the daily closing prices per share of class A common stock for the ten consecutive Trading Days immediately prior to the date in question, subject to the modifications set forth in the 6.15% notes indenture.



    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.



    "Government Securities" means securities that are (a) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) of the payment of which the full faith and credit of the United States of America is pledged, (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, or (c) obligations of a Person the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.



    "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement.



    "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or the balance of the deferred and unpaid purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit (or reimbursement agreements in respect thereof), banker's acceptances and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, any guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date will be
(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence, and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.



    "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.



    "Issue Date" means the date of first issuance of the 6.15% notes under the 6.15% notes indenture.



    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).



    "Permitted Holder" means Metromedia Company, its general partners and their respective Related Persons and Persons that would constitute a Class B Permitted Holder as defined in Metromedia Fiber Network's Amended and Restated Certificate of Incorporation as in effect on October 1, 2001.


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    "Person" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.



    "Regulated Person" means any "Bell operating company" or any "affiliate" of a Bell operating company, as such terms are defined in Section 3 of the Communications Act.



    "Regulatory Relief Date" means, with respect to a holder which is a Regulated Person, the date on which such Regulated Person has obtained pursuant to Section 271 of the Communications Act, the approval of the Federal Communications Commission to provide InterLATA Services in all states that are, with respect to such Regulated Person, In-Region States, such approval to be either an affirmative approval or a waiver from the restrictions of the Communications Act.



    "Related Person" means any Person who controls, is controlled by or is under common control with a Permitted Holder; provided, that for purposes of this definition, "control" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a Person.



    "Senior Indebtedness" means the principal of, premium, if any, interest (including interest accruing after the filing of any bankruptcy or insolvency proceeding, whether or not such interest is allowed as a claim in such proceeding), and other amounts payable on or in respect of any Indebtedness of Metromedia Fiber Network, whether outstanding on the date of original issuance or thereafter created, incurred or assumed (including, without limitation, (1) the 10% Series B Senior Notes due 2008; (2) the 10% Senior Series B Senior Notes due 2009; (3) the indebtedness under the Senior Credit Facility, (4) the 8.5% senior convertible notes due 2011; and (5) the 6.15% notes), unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will not be senior in right of payment to the 6.15% notes. Notwithstanding the foregoing, "Senior Indebtedness" will not include
(a) Indebtedness evidenced by the 6.15% notes, (b) Indebtedness that is pursuant to an instrument creating such Indebtedness expressly subordinate or junior in right of payment to any Indebtedness of Metromedia Fiber Network,
(c) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) or Title 11, United States Code, is by its terms without recourse to a Person, (d) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade account payables or other current liabilities incurred in the ordinary course of business, (e) Indebtedness of or amounts owed by Metromedia Fiber Network for compensation to employees or for services rendered to Metromedia Fiber Network, or (f) Indebtedness of Metromedia Fiber Network to a Wholly Owned Subsidiary or any other Affiliate of Metromedia Fiber Network or any of such Affiliate's Wholly Owned Subsidiaries.



    "Senior Credit Facility" means the Note and Guarantee Agreement, dated as of September 6, 2001, by and among Metromedia Fiber Network, the guarantors party thereto and Citicorp USA, Inc., as Administrative Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.



    "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on October 1, 2001.



    "Stated Maturity" means, with respect to any installment of interest or principal (including any mandatory sinking fund payment of interest or principal) on any series of Indebtedness, the date on which such payment of interest or principal (including any mandatory sinking fund payment of interest or principal) was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
(b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).



    "Trading Day" means (a) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business, (b) if the applicable security is quoted on the Nasdaq National Market or another United States automated interdealer quotation system, a day on which trades may be made thereon, or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.



    "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.



    "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) are at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.



                               BOOK ENTRY SYSTEM



    The 8.5% notes and the 6.15% notes were originally issued in the form of definitive notes. The 8.5% notes and the 6.15% notes will be referred to collectively in this section as the "notes."



    Upon the issuance of a global security, The Depository Trust Company (the "depository") or its nominee credited the accounts of persons holding through it with the respective principal amounts of the notes represented by such global security. Any notes that are sold under this prospectus in the form of a global security will be represented by a new unrestricted global security. Upon issuance of this new global security, the depository or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the notes represented by the new unrestricted global security. Ownership of beneficial interests in a global security is limited to persons that have accounts with the depository ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a global security is shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository for such global security. Ownership of beneficial interests in such global security by persons that hold through participants will be shown on, and the transfer of those ownership interests through such participant will be effected only through, records maintained by such participant. The foregoing may impair the ability to transfer beneficial interests in a global security.



    We will make payment of principal, premium, if any, and interest on notes represented by any such global security to the depository or its nominee, as the case may be, as the sole holder of the notes represented thereby for all purposes under the indenture. None of Metromedia Fiber Network, the trustee, any agent of ours, or the trustee or the initial purchasers will have any responsibility or liability for any aspect of the depository's records relating to or payments made on account of beneficial ownership interests in any global security representing any notes or for maintaining, supervising or reviewing any of the depository's records relating to such beneficial ownership interests. We have been advised by the depository that, upon receipt of any payment of principal, premium, if any, or interest on any global security, the depository will immediately credit, on its book entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of the depository. Payments by


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

participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of such participants.



    A global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. If the depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us or the depository within 90 days, we will issue notes in definitive form in exchange for the global security. In either instance, an owner of a beneficial interest in the global security will be entitled to have notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such notes in definitive form. Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. We will pay principal, premium, if any, and interest on the notes and the notes may be presented for registration of transfer or exchange, at the offices of the trustee.



    So long as the depository for a global security, or its nominee, is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole holder of the notes represented by such global security for the purposes of receiving payment on the notes, receiving notices and for all other purposes under the indenture and the notes. Beneficial interests in notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the depository and its participants. The depository has nominated Cede & Co. as the nominee. Except as provided above, owners of beneficial interests in a global security will not be entitled to have the notes represented by the global security registered in their name, will not be entitled to receive physical delivery of certificated notes and will not be considered the holders thereof for any purposes under the indenture. Accordingly any such person owning a beneficial interest in such a global security must rely on the procedures of the depository, and, if any such person is not a participant, on the procedures the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. The indenture provides that the depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the indenture. We understand that under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in such a global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.



    The depository has advised us that the depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. The depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depository's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depository. Access to the depository's book entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.


                                       69
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                     U.S. FEDERAL INCOME TAX CONSIDERATIONS


    The following discussion summarizes certain United States federal income tax consequences that may be relevant to holders who acquire and hold the notes, class A common stock or the warrants as capital assets. The discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential tax considerations that may be relevant to holders of class A common stock and warrants. The discussion does not include special rules that may apply to some holders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers whose functional currency is not the United States dollar, persons holding the class A common stock and warrants as part of a "straddle,' "hedge,' "constructive sale' or "conversion transaction') and does not address the tax consequences under the law of any state, local or foreign jurisdiction. The discussion is based upon currently existing provisions of the Internal Revenue Code of 1986, existing and proposed Treasury regulations under the Internal Revenue Code and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect.



    As used in this prospectus, "U.S. holder" means a beneficial owner of the notes, class A common stock or warrants who or that (1) is a citizen or resident of the United States, (2) is a corporation, partnership or other entity created or organized in or under the laws of the United States or political subdivision of the United States, (3) is an estate, the income of which is subject to U.S. federal income taxation regardless of its source, (4) is a trust if (A) a U.S. court is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. fiduciaries have authority to control all substantial decisions of the trust or (5) is otherwise subject to U.S. federal income tax on a net income basis in respect of the notes, class A common stock or the warrants. The term "non-U.S. holder" refers to holders who are not U.S. holders.



    THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. THE TAX TREATMENT MAY VARY DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES, CLASS A COMMON STOCK OR THE WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.



UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS



    THE NOTES



    Interest paid on a note generally will be taxable to a U.S. holder as ordinary income at the time it accrues or is received in accordance with the U.S. holder's method of accounting for United States federal income tax purposes.



    Upon the sale, exchange or other disposition of a note (other than a conversion of a note), a U.S. holder will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received (not including any amount attributable to accrued but unpaid interest) and such U.S. holder's adjusted tax basis in the note. Such gain or loss will be long-term capital gain or loss if the U.S. holder held the note for more than one year. The deductibility of capital losses is subject to limitations.



    A U.S. holder generally will not recognize any income, gain or loss on converting a note into class A common stock, except to the extent cash is received in lieu of a fractional share of class A common stock. Upon receipt of cash in lieu of a fractional share of class A common stock, the U.S. holder will recognize capital gain or loss equal to the difference between the cash received and that portion of his adjusted tax basis in the stock attributable to the fractional share. The U.S. holder's aggregate basis in the class A common stock received upon a conversion of a note will equal his adjusted tax basis in the note at the time of conversion, exclusive of any tax basis allocable to any fractional share of class A common stock. The


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U.S. holder's holding period for the stock received pursuant to the conversion of a note will include the period during which he held the note.



    Section 305 of the Code and the Treasury Regulations issued thereunder may treat a U.S. holder of the note as having received a constructive distribution, resulting in dividend treatment (as described below) to the extent of our current or accumulated earnings and profits, if, and to the extent that, adjustments in the conversion price (or other corporate transactions) increase the proportionate interest of a U.S. holder of notes in the fully diluted class A common stock (particularly an adjustment to reflect a taxable dividend to U.S. holders of class A common stock), whether or not such U.S. holder ever exercises its conversion privilege. Moreover, if there is not a full adjustment to the conversion rate of the notes to reflect a stock dividend or other event increasing the proportionate interest of the U.S. holders of outstanding class A common stock in the assets or earnings and profits of the Company, then such increase in the proportionate interest of the U.S. holders of the class A common stock may be treated as a distribution to such U.S. holders, taxable as a dividend (as described above) to the extent of our current or accumulated earnings and profits.


    THE WARRANTS


    An initial U.S. holder's tax basis in a warrant will be equal to the fair market value of the warrant on the date the warrant is received. A U.S. holder generally will not recognize gain or loss upon the exercise of a warrant for cash (except to the extent cash is received in lieu of fractional shares). Furthermore, a U.S. holder's tax basis in the class A common stock received upon the exercise of a warrant will equal the exercise price of the warrants plus the U.S. holder's tax basis in the warrant immediately before its exercise. The holding period of class A common stock received upon the exercise of a warrant will begin with and include the date the warrant was exercised.



    If a warrant is not exercised and is allowed to expire, the U.S. holder of the warrant will recognize a loss equal to the holder's tax basis in the warrant. The loss will be a long-term or short-term capital loss and will be depending on the U.S. holder's holding period for the warrant.



    Although there is no authority directly on point, we believe that a U.S. holder of a warrant that acquires shares of our class A common stock through a cashless exercise of a warrant should not recognize gain or loss except with respect to cash, if any, received in lieu of fractional shares. The Internal Revenue Service may argue, however, that the surrender of warrants in payment of the exercise price results in a taxable disposition in which the U.S. holder would recognize gain or loss. If the cashless exercise is not treated as a taxable event, the U.S. holder's holding period in the shares of our class A common stock received would include the holding period of the warrants exercised (provided the warrants were held as capital assets). If a cashless exercise is treated as a taxable transaction for federal income tax purposes, a U.S. holder's holding period in the share of class A common stock received will commence on the day after the cashless exercise. U.S. Holders are urged to consult their own tax advisors regarding the treatment of a cashless exercise of a warrant for federal income tax purposes.



    U.S. holders of warrants will recognize capital gain or loss on the sale or taxable exchange of the warrants in an amount equal to the difference between the amount of cash or property received and the U.S. holder's tax basis in the warrants. The capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the warrants for longer than one year. Net capital gains of individuals are subject to tax at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.



    The number of shares of class A common stock receivable upon the exercise of a warrant is subject to adjustment under some circumstances. Under Section 305 of the Internal Revenue Code and the Treasury Regulations promulgated under the Internal Revenue Code, U.S. holders of the warrants will be treated as having received a constructive distribution, resulting in ordinary income (subject to a possible dividends-received deduction in the case of corporate stockholders) to the extent of our current and/or accumulated earnings and profits, if, and to the extent that, specific adjustments made in the number of shares of our class A common stock receivable upon the exercise of a warrant increase the proportionate interest of a holder of a warrant in our fully diluted class A common stock, whether or not the U.S. holder ever exercises the warrant. Generally, a holder's tax basis in a warrant will be increased by the amount of any constructive dividend received.


    THE CLASS A COMMON STOCK


    In general, a U.S. holder of class A common stock (including class A common stock into which the notes or warrants have been converted) will recognize gain or loss upon the sale, exchange or other disposition of the class A common stock measured by the difference between (i) the amount of cash and the fair market value of any property he or she receives, and (ii) his or her adjusted basis in the class A common stock. Gain or loss on the disposition of the class A common stock will generally be capital gain or loss, and will be long-term gain or loss, if the shares of class A common stock have been held for more than one year at the time of such disposition.



    Distributions on shares of our class A common stock may constitute dividends and be taxed as ordinary income for federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under federal income tax principles. To the extent that U.S. holders receive distributions on shares of class A common stock that would otherwise constitute dividends for federal income tax purposes but that exceed our current and accumulated earnings and profits, such distributions will first be treated as a non-taxable return of capital reducing a U.S. holder's adjusted tax basis in the shares of class A common stock. Any such distributions in excess of a U.S. holder's adjusted tax basis in the shares of class A common stock will generally be treated as capital gain.



    A failure to fully adjust the exercise price of the notes or warrants to reflect a stock dividend or other event increasing the proportionate interest of holders of our class A common stock in our earnings and profits or assets could, under Section 305 of the Code, be deemed to result in the payment of a taxable dividend to the U.S. holders of our class A common stock, resulting in possible ordinary income.



UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS



    Generally, payments of principal or interest on the notes by us or any paying agent to a beneficial owner of a note that is a non-U.S. holder will not be subject to United States federal income or withholding tax, provided that, in the case of interest (i) such non-U.S. holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote, (ii) such non-U.S. holder is not, for United States federal income tax purposes, a controlled foreign corporation related to us actually or constructively through stock ownership, (iii) such non-U.S. holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code and (iv) such non-U.S. holder certifies under penalty of perjury on an appropriate form such as a form W-8BEN that it is not a United States Person. If these requirements cannot be met, a non-U.S. holder generally will be subject to United States federal withholding tax at a rate of 30% (or such lower rate provided by an applicable tax treaty) with respect to payments of interest on the notes.



    A non-U.S. holder generally will not be subject to United States federal income or withholding tax on any gain realized on the sale, exchange, or other disposition of notes, warrants or class A common stock. This general rule, however, is subject to several exceptions. For example, the gain would be subject to United States federal income tax if



    - the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States,



    - the non-U.S. holder is an individual who was deemed present in the United States for 183 days or more during the taxable year, and certain other conditions are met, or



    - we are, or have been, a "United States real property holding corporation" ("USRPHC") at any time within the shorter of the five-year period before the sale, exchange or redemption of the notes or such holder's holding period, and certain other conditions are met.

    In general, we will be treated as a USRPHC if the fair market value of our United States real property interests equals or exceeds 50% of the total fair market value of our United States and non-United States real property and our other assets used or held in a trade or business. If we are, or become, a USRPHC, so long as the class A common stock continues to be regularly traded on an established securities market within the meaning of section 897(c)(3) of the Code, only a non-U.S. holder who holds or has held directly, indirectly or constructively, at any time during the shorter of the five-year period preceding the date of disposition or the holder's holding period, more than five percent of the class A common stock (assuming for purposes of this five percent threshold that any warrants, notes or other convertible securities held by such non-U.S. holder have been converted into class A common stock) (a "Foreign Five Percent Shareholder") will be subject to United States federal income tax on the disposition of the class A common stock. In the event that a Foreign Five Percent Shareholder sells, exchanges or redeems the notes, warrants or any class A common stock, we cannot assure you that we will not be a USRPHC at such time, nor can we assure you that we will not have been a USRPHC during the relevant holding period discussed above.



    In general, no United States federal income or withholding tax will be imposed upon the conversion of a note or a warrant into class A common stock by a non-U.S. holder except with respect to the receipt of cash in lieu of a fractional share by a non-U.S. holder. Dividends paid to a non-U.S. holder on class A common stock will generally be subject to United States withholding tax at a 30 percent rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of a tax treaty between the United States and the non-U.S. holder's country of residence. A non-U.S. holder must demonstrate its entitlement to treaty benefits by certifying its nonresident status. A non-U.S. holder may also be required to provide a United States taxpayer identification number.



    The preceding discussion of the tax consequences of the purchase, ownership, conversion or other disposition of notes or warrants or the ownership or disposition of class A common stock by a non-U.S. holder assumes that the holder is not engaged in a United States trade or business. If any interest on the notes, dividends on class A common stock, or gain from the sale, exchange, conversion or other disposition of the notes, warrants or Class A common stock is effectively connected with the conduct of a United States trade or business by the non-U.S. holder, then any income or gain will be subject to United States federal income tax at the regular graduated tax rates. In general, if the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder's country of residence, any such "effectively connected" income or gain will be subject to United States federal income tax only if it is also attributable to a permanent establishment maintained by the holder in the United States. Payments of dividends that are effectively connected with the conduct of a United States trade or business, and therefore included in the gross income of a non-U.S. holder, will not be subject to the 30 percent withholding tax. To claim exemption from withholding, the holder must certify its qualification, which can be accomplished by furnishing to the relevant payor an IRS Form W-8ECI. If the non-U.S. holder is a corporation, the portion of its earnings and profits that is effectively connected with the conduct of its United States trade or business may be subject to a "branch profits tax." The branch profits tax rate is generally 30 percent, although an applicable tax treaty might provide for a lower rate.


BACKUP WITHHOLDING


    Under some circumstances, the failure of a holder of notes, warrants or class A common stock to provide sufficient information to establish that the holder is exempt from the backup withholding provisions of the Internal Revenue Code will subject the holder to backup withholding on the proceeds from a disposition of the warrants. In general, backup withholding applies if a noncorporate holder fails to furnish a correct taxpayer identification number, fails to report dividend and interest income in full, or fails to certify that the holder is not subject to withholding. An individual's taxpayer identification number is generally the individual's Social Security number. Any amount withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against the holder's federal income tax liability and may entitle the holder to a refund, provided the required information is furnished to the Internal Revenue Service.

                            SELLING SECURITY HOLDERS


    We list below the selling stockholders and the number and percentage of shares of our class A common stock beneficially owned by each of them prior to the offering covered by this prospectus. The selling stockholders may offer all, some or none of their shares of our class A common stock covered by this prospectus. Assuming the sale of all the shares set forth below, including all of the shares subject to the exercise of the warrants or issuable upon the conversion of the notes offered in the offering, none of the selling stockholders will own any shares of our class A common stock after completion of the offering except as otherwise described below. Some of the shares of our class A common stock listed in this table are subject to the exercise of warrants being offered in the offering and are reflected in the total number of warrants beneficially owned by the applicable selling warrant holder in the table listing warrants beneficially owned below. Some of the shares of our class A common stock listed in this table are subject to the conversion of notes being offered in the offering and are reflected in the table listing the aggregate principal amount of notes beneficially owned below.



    For purposes of the table below, with respect to each selling securityholder, we have assumed the exercise or conversion of all warrants and convertible notes with respect to which shares of our class A common stock may be sold in the offering covered by this prospectus, and all other shares of our class A common stock, and options, warrants and convertible securities exercisable for or convertible into shares of our class A common stock held by such selling securityholder other than those options, warrants and convertible notes having a conversion or exercise price in excess of $0.68, the closing price of our class A common stock on November 28, 2001. This table therefore excludes all shares being registered on the registration statement of which this prospective is a part that are issuable upon the exercise of options and warrants or conversion of convertible notes having an exercise or conversion price in excess of $0.68 per share.



                                                              SHARES OF CLASS A COMMON STOCK
                                                                    BENEFICIALLY OWNED
                                                                   PRIOR TO THE OFFERING
                                                              -------------------------------
                                                                               PERCENTAGE OF
SELLING STOCKHOLDERS                                              NUMBER         CLASS (%)
--------------------                                          --------------   --------------
Citicorp USA, Inc.(1).......................................     84,778,516          4.7
Merrill Lynch Global Allocation Fund, Inc.(1)...............     70,535,725          3.9
Merrill Lynch Equity/Convertible Series Global Allocation
  Portfolio(1)..............................................      7,799,623        *
Merrill Lynch Variable Series Funds, Inc. (Merrill Lynch
  Global Allocation Focus Fund)(1)..........................      4,747,597        *
Merrill Lynch Series Fund, Inc. (Global Allocation Strategy
  Portfolio)(1).............................................      1,695,570        *
John Kluge, Chase Manhattan Bank and Stuart Subotnick,
  Trustees under a Trust Agreement between John W. Kluge, as
  Grantor, and John W. Kluge and Manufacturers Hanover Trust
  Company, as Trustees, dated May 30, 1984, as Amended and
  Restated(1)(2)............................................    314,810,780         17.5
David Rockefeller(3)........................................     50,190,920          2.8
Stephen A. Garofalo(4)......................................     98,512,966          5.5
Bechtel Corporation(1)......................................    208,758,700         11.6
Verizon Investments Inc.(5).................................    143,923,643          8.0
Nortel Networks Inc.(1).....................................     84,778,516          4.7
Lucent Technologies, Inc.(1)(6).............................     33,963,557          1.9
2source4 BV.................................................        919,257        *
Advanced Fiber, Inc.........................................        556,844        *
Argus Technologies, Inc.....................................      1,403,395        *
Castelrow Limited...........................................        510,441        *
Danella Lines Services Company, Inc.........................      2,645,011        *
Essention, Inc..............................................         73,086        *

                                                              SHARES OF CLASS A COMMON STOCK
                                                                    BENEFICIALLY OWNED
                                                                   PRIOR TO THE OFFERING
                                                              -------------------------------
                                                                               PERCENTAGE OF
SELLING STOCKHOLDERS                                              NUMBER         CLASS (%)
--------------------                                          --------------   --------------
Carr Real Estate Services, Inc..............................        466,367        *
McKinstry Co., Inc..........................................        156,612        *
Exelon Infrastructure Services, Inc.(7).....................     12,453,384        *
Feeney Brothers.............................................      1,169,373        *
The Fishel Company..........................................      6,796,799        *
Friedrich Lenz GmbH.........................................        472,158        *
Future Telecom, Inc.........................................      2,443,318        *
Gardiner & Theobald Inc.....................................        325,510        *
Gordon-Prill-Drapes, Inc....................................        214,789        *
Guardsmark, Inc.............................................      1,160,093        *
Hylan Datacom & Electrical, Inc.............................     15,081,206        *
Instalcom Holdings Limited..................................        394,431        *
J&L Technologies Group LLC..................................      1,531,322        *
JJB Network Technologies, Inc...............................        232,018        *
John Burns Construction Company.............................        232,018        *
J. Fletcher Creamer & Son, Inc..............................      1,667,749        *
Kelly Communications Limited................................      3,994,977        *
LAI Construction Services, Inc..............................        232,018        *
Lexent, Inc.................................................     11,183,125        *
Marcey Partners.............................................     10,000,000        *
McNicholas Construction Services Limited....................        840,980        *
McNicholas Plc..............................................        487,239        *
Millennium Communications Group Inc.........................      3,132,250        *
N to N Fiber................................................      2,320,186        *
National Cable Construction.................................        790,607        *
Fabian 1974 Irrevocable Trust...............................      1,055,684        *
Paolini Corp................................................        902,552        *
Quanta Services Management Partnership, L.P.................      3,399,072        *
Robert E. Lamb, Inc.........................................      1,276,102        *
Structure Tone, Inc.........................................      1,856,148        *
Zellen Associates...........................................        901,616        *
Hathaway Dinwiddie Construction Company Management
  Partnership, L.P..........................................      4,930,364        *
N.V. Heathorn, Inc.(1)......................................        549,584        *
McGrath Steel Co.(1)........................................        205,527        *
ThyssenKrupp Elevator Corporation(1)........................        111,220        *
C.E. Toland & Son(1)........................................        361,599        *
D. Zelinsky & Sons, Inc.(1).................................        389,681        *
Pugliese Interior Systems, Inc.(1)..........................        271,473        *
Anning Johnson Company(1)...................................        541,051        *
Air Conditioning Company, Inc.(1)...........................      1,794,425        *
CMA Fire Protection dba RLH Fire Protection(1)..............        218,496        *
Harmon Ltd.(1)..............................................        537,544        *
Sheedy Drayage Co.(1).......................................        100,354        *
Pacific Coast Building Products, Inc. dba Alcal Roofing &
  Insulation(4).............................................        241,285        *
Pribuss Engineering, Inc.(1)................................        419,034        *
Cupertino Electric, Inc.(1).................................     17,897,526        *
American Directional Boring.................................        977,722        *
CCG Facilities Integration Inc.(1)..........................      1,870,608        *
Edwards and Kelcey, Inc.(1).................................      7,131,508        *

                                                              SHARES OF CLASS A COMMON STOCK
                                                                    BENEFICIALLY OWNED
                                                                   PRIOR TO THE OFFERING
                                                              -------------------------------
                                                                               PERCENTAGE OF
SELLING STOCKHOLDERS                                              NUMBER         CLASS (%)
--------------------                                          --------------   --------------
EMCOR Group, Inc............................................     18,130,383          1.0
Fluor Enterprises, Inc......................................        406,032        *
TCI Logistics, Inc..........................................        232,018        *
Ruth L. Michels.............................................      3,553,518        *
Patrick D. Michels..........................................      2,209,140        *
Timothy J. Michels..........................................      2,209,140        *
Steven R. Michels...........................................      2,209,140        *
Kevin P. Michels............................................      2,209,140        *
Brian P. Johnson............................................        252,375        *
Ruth L. Michels 1998-P Child's Trust F/B/O Patrick D.
  Michels dated December 4, 1998, Timothy J. Michels,
  Trustee...................................................      1,184,068        *
Ruth L. Michels 1998-T Child's Trust F/B/O Timothy J.
  Michels dated December 4, 1998, Kevin P. Michels,
  Trustee...................................................      1,184,068        *
Ruth L. Michels 1998-S Child's Trust F/B/O Steven R. Michels
  dated December 4, 1998, Patrick D. Michels, Trustee.......      1,184,068        *
Ruth L. Michels 1998-K Child's Trust F/B/O Kevin P. Michels
  dated December 4, 1998, Steven R. Michels, Trustee........      1,184,068        *
Ruth L. Michels 2000-P Irrevocable Grandchildren's Trust
  dated July 11, 2000, Timothy J. Michels, Trustee..........        295,689        *
Ruth L. Michels 2000-T Irrevocable Grandchildren's Trust
  dated July 11, 2000, Kevin P. Michels, Trustee............        295,689        *
Ruth L. Michels 2000-S Irrevocable Grandchildren's Trust
  dated July 11, 2000, Steven R. Michels, Trustee...........        295,689        *
Ruth L. Michels 2000-K Irrevocable Grandchildren's Trust
  dated July 11, 2000, Patrick D. Michels, Trustee..........        295,689        *
LS Equities 2001, LLC.......................................         54,016        *
Friedman Kaplan Seiler & Adelman LLP........................         50,538        *
Davis Wright Tremaine LLP...................................        112,771        *
Cynthia McClain-Hill........................................         50,753        *
P.M. Dr., Inc...............................................        257,000        *
OSIT Telecom................................................      1,729,697        *
RPS.........................................................        432,904        *
Stam & Co. Kommunikatie-Systemen B.V........................      1,350,624        *
Lightspeed Technologies, Inc................................         34,833        *


------------------------

*   Less than one percent.


(1) Includes shares of our class A common stock that are subject to the exercise of warrants being offered in the offering as reflected in the table of selling warrant holders below.



(2) After giving effect to this offering, and assuming the conversion of the 62,924,096 shares of class B common stock held by Metromedia Company, of which a trust affiliated with Mr. Kluge is a partner, Mr. Kluge would own 3.4% of our Class A common stock. Does not reflect the exercise of 700,000 options to purchase shares of our class A common stock at an exercise price of $28.56 per share. Mr. Kluge is a director of our company. A different trust affiliated with Mr. Kluge is a partner in Metromedia Company, which is a major stockholder of our company. Mr. Kluge is subject to a stockholders agreement with Verizon that restricts his or his affiliates' ability to sell more than 10% of their equity interests in our company before April 1, 2003. The agreement also gives Verizon a right of first refusal to purchase any of the shares of our equity interests being sold by Mr. Kluge and the right to participate pro rata based on relative share ownership in any sale of shares of our equity interests by Mr. Kluge to a third party purchaser, in each case including shares of our class A common stock being offered in the offering.



(3) After giving effect to this offering, and assuming that Mr. Rockefeller continues to own beneficially the 3,787,208 shares of our class A common stock owned by DR & Descendants, L.L.C., Mr. Rockefeller would own 0.2% of our class A common stock. Does not reflect the exercise of options to purchase 80,000 and 30,000 shares of our class A common stock at an exercise price of $1.00 and $28.56 per share, respectively. Mr. Rockefeller serves as managing member of DR & Descendants, L.L.C. for which he exercises voting and investment power, and disclaims actual beneficial ownership of shares owned by DR & Descendants, L.L.C. except as to one-seventh ( 1/7) of such shares attributable to his proportionate interest in the L.L.C.
    Mr. Rockefeller is a director of our company.



(4) After giving effect to this offering, and assuming that Mr. Garofalo continues to own beneficially the 83,148,224 shares of our class A common stock held by him and exercises options to purchase 6,084,000 shares held by him at an exercise price of $0.123 per share, Mr. Garofalo would own 4.9% of our class A common stock. Does not reflect the exercise of options to purchase 175,000 shares of our class A common stock at an exercise price of $28.56 per share. Mr. Garofalo is the chairman of our board of directors and, from the inception of our company until October 2, 2001, was the chief executive officer of our company. Mr. Garofalo is subject to a stockholders agreement with Verizon that restricts his ability to sell more than 10% of his equity interests in our company before April 1, 2003. The agreement also gives Verizon a right of first refusal to purchase any of the shares of our equity interests being sold by Mr. Garofalo and the right to participate pro rata based on relative share ownership in any sale of shares of our equity interests by Mr. Garofalo to a third party purchaser, in each case including shares of our class A common stock being offered in the offering.



(5) Includes only those shares of our class A common stock that are subject to the conversion of notes being offered in the offering as reflected in the table of the selling noteholder below, which notes are exercisable at an exercise price equal to or less than $0.68 per share, the closing price of our class A common stock on November 28, 2001. Also includes 51,116,218 shares currently held by Verizon Investments, which are being registered on the registration statement of which this prospectus is a part. Excludes 194,624,373 shares, which are also being registered on such registration statement, issuable upon exercise of notes at an exercise price in excess of $0.68 per share.



(6) We have the right to convert 50% of the outstanding principal amount (plus interest paid from October 1, 2001 through the conversion date) of obligations owed to Lucent Technologies, Inc. into shares of class A common stock at a conversion price equal to the average price of our shares for the ten trading days prior to the notice of conversion. We can only exercise this conversion right within three business days after the effective date of this registration statement. We intend to exercise this right. Because we cannot know the price at which conversion will occur, we have estimated the price at $0.729, the average price of our shares for the ten trading days ending on November 2, 2001.



(7) As part of the financing transactions, Exelon Infrastructure Services, Inc. was issued a note by us in the aggregate principal amount of $5,653,089. This note is convertible, at Exelon's option, into shares of our class A common stock during the 30 day period beginning on May 1, 2002 at a conversion price equal to the average price of our shares for the ten trading days prior to the notice of conversion. Because we do not know the price at which conversion will occur, we have estimated the price at $0.729 per share, the average price of our shares for the ten trading days ending on November 2, 2001.



    We list below the selling warrant holders and the number of shares of our class A common stock issuable upon exercise of warrants beneficially owned by each of them prior to the offering covered by this prospectus. The selling warrant holders may offer all, some or none of their warrants or shares of class A common stock for which the warrants are exercisable covered by this prospectus. Assuming the sale of all the warrants set forth below, none of the selling warrant holders will own any warrants exercisable for shares of our class A common stock following completion of the offering except as otherwise described below. The shares of our class A common stock underlying these warrants are included in the total number of shares beneficially owned by the applicable selling stockholder in the table presented above.



                                                              SHARES OF CLASS A COMMON STOCK
                                                                ISSUABLE UPON EXERCISE OF
                                                               WARRANTS BENEFICIALLY OWNED
SELLING WARRANT HOLDERS                                           PRIOR TO THE OFFERING
-----------------------                                       ------------------------------
Citicorp USA, Inc...........................................              84,778,516
Merrill Lynch Global Allocation Fund, Inc...................              70,535,725
Merrill Lynch Equity/Convertible Series Global Allocation
  Portfolio.................................................               7,799,623
Merrill Lynch Variable Series Funds, Inc. (Merrill Lynch
  Global Allocation Focus Fund).............................               4,747,597
Merrill Lynch Series Fund, Inc (Global Allocation Strategy
  Portfolio)................................................               1,695,570
John Kluge, Chase Manhattan Bank and Stuart Subotnick,
  Trustees under a Trust Agreement between John W. Kluge, as
  Grantor and John W. Kluge and Manufacturers Hanover Trust
  Company, as Trustees, dated May 30, 1984, as Amended and
  Restated(1)...............................................              33,911,406
Bechtel Corporation.........................................              25,000,000
Nortel Networks Inc.........................................              84,778,516
Lucent Technologies, Inc....................................              10,000,000
Cupertino Electric, Inc.....................................               6,116,427
Edwards & Kelcey, Inc.......................................               3,030,000
CCG Facilities Integration Inc..............................                 779,000
Hathaway Dinwiddie Construction Company.....................               1,097,068
N.V. Heathorn, Inc..........................................                 122,289
McGrath Steel Co............................................                  45,732
ThyssenKrupp Elevator Corporation...........................                  24,748
C.E. Toland & Son...........................................                  80,460
D. Zelinsky & Sons, Inc.....................................                  86,709
Pugliese Interior Systems, Inc..............................                  60,406
Anning Johnson Company......................................                 120,391
Air Conditioning Company, Inc...............................                 399,282
CMA Fire Protection dba RLH Fire Protection.................                  48,618
Harmon Ltd..................................................                 119,610
Sheedy Drayage Co...........................................                  22,330
Pacific Coast Building Products, Inc. dba Alcal Roofing &
  Insulation................................................                  53,689
Pribuss Engineering, Inc....................................                  93,240


------------------------


(1) Mr. Kluge is subject to a stockholders agreement with Verizon that restricts his and his affiliates' ability to sell more than 10% of their equity interests in our company before April 1, 2003. The agreement also gives Verizon a right of first refusal to purchase any of the shares of our equity interests being sold by Mr. Kluge and the right to participate pro rata based on relative share ownership in any sale of shares of our equity interests by Mr. Kluge to a third party purchaser, in each case including shares of our class A common stock being offered in the offering.



    We list below the selling noteholder and the amount of the 8.5% notes, series A notes and series B notes convertible into shares of our class A common stock beneficially owned by the selling noteholder prior to the offering covered by this prospectus. All the notes beneficially owned by the selling noteholder set forth below may be sold in this offering. The selling noteholder may offer all, some or none of the notes or shares of class A common stock into which the notes are convertible covered by this prospectus. Assuming the sale of all the notes set forth below, the selling noteholder will not own any notes convertible into shares of our class A common stock following completion of the offering. The shares of our class A common stock underlying these notes are included in the total number of shares beneficially owned by the selling noteholder in the selling stockholder table presented above.



                                                                AGGREGATE PRINCIPAL AMOUNT OF
                                                              NOTES BENEFICIALLY OWNED PRIOR TO
SELLING NOTEHOLDER                                                      THE OFFERING
------------------                                            ---------------------------------
VERIZON INVESTMENTS INC.:
8.5% Senior Secured Convertible Notes(1)....................            $  50,000,000
  6.15% Series A Convertible Subordinated Notes(2)..........            $ 500,000,000
  6.15% Series B Convertible Subordinated Notes(3)..........            $ 475,281,000


------------------------


(1) Convertible into 92,807,425 shares of our class A common stock at a conversion price of $0.53875 per share.



(2) Convertible into 166,666,667 shares of our class A common stock at a conversion price of $3.00 per share.



(3) Convertible into 27,957,706 shares of our class A common stock at a conversion price of $17.00 per share.



    The shares of our class A common stock listed above as shares to be sold in the offering consist of shares issued in our October 2001 private placement offerings and shares issuable upon the exercise of the warrants or the conversion of notes issued in the private placement offerings. Some of the shares of class A common stock also were issued in a private placement offering in March 2000. The warrants and notes listed above as warrants or notes to be sold in the offering consist of warrants or notes acquired in our October 2001 private placement offerings. We issued the 6.15% class A and class B notes issued in the private placement offerings in exchange for $975,281,000 aggregate principal amount of our 6.15% convertible subordinated notes issued in March 2000.



    From time to time, we may issue prospectus supplements to reflect certain additional information pertaining to the selling securityholders. This information may include a change in the number of shares of class A common stock, warrants or notes beneficially owned by them, the public offering price of shares, warrants or notes to be sold, the names of any agent, dealer or underwriter employed by selling securityholders, or any applicable commission or discount relative to a particular offer.

                              PLAN OF DISTRIBUTION


    The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.



    Subject to the lock-up arrangements described below, the selling securityholders and any of their respective pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of class A common stock, warrants or notes on any stock exchange, market or trading facility on which any of these securities are traded or in private transactions. Any of these sales may be at fixed or negotiated prices. The selling securityholders may use any one or more of the following methods when selling shares, warrants or notes:


    - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;


    - block trades in which the broker-dealer will attempt to sell the shares, warrants or notes as agent but may position and resell a portion of the block as principal to facilitate the transaction;


    - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

    - an exchange distribution in accordance with the rules of the applicable exchange;

    - privately negotiated transactions;


    - broker-dealers may agree with the selling securityholders to sell a specified number of such shares, warrants or notes at a stipulated price per security;


    - through the writing of options;

    - a combination of any such methods of sale; and

    - any other method permitted pursuant to applicable law.


    The selling securityholders may also sell shares. warrants or notes under Rule 144 under the Securities Act, if available, rather than under this prospectus.



    Subject to specified exceptions, under their agreement with Verizon, Metromedia Company and Messrs. Kluge and Garofalo may not sell more than ten percent of the shares of our equity interests owned by any of them until April 1, 2003. The agreement also gives Verizon a right of first refusal to purchase any of the shares of our equity interests being sold by any of them and the right to participate pro rata based on relative share ownership in any sale of shares of our equity interests by any of them to a third party purchaser, in each case including their shares of our class A common stock being offered in the offering. In addition, vendors that are selling stockholders may not sell their shares of our class A common stock for the respective periods agreed to by each of them.


    The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.


    Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The selling securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.



    The selling securityholders and any broker-dealers or agents that are involved in selling the shares, warrants or notes may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares, warrants or notes purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    Because the selling securityholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the U.S. Securities Act of 1933, the selling securityholders will be subject to the prospectus delivery requirements of the U.S. Securities Act of 1933. We have informed the selling securityholders that the anti-manipulative provisions of Regulation M under the U.S. Securities Exchange Act of 1934 may apply to their sales in the market.



    We will pay all fees and expenses incident to the registration of the shares of class A common stock, the warrants and the notes, including the selling securityholders' reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.



    Our class A common stock is quoted on The Nasdaq National Market under the symbol "MFNX." We do not intend to list the warrants or the notes on any securities exchange or to seek admission of the warrants or the notes for quotation through any automated quotation system.


                                 LEGAL MATTERS


    The validity of the class A common stock, the warrants and the notes will be passed upon for us by Robert J. Sokota, our general counsel.


                                    EXPERTS

    The consolidated financial statements of Metromedia Fiber Network, Inc. appearing in Metromedia Fiber Network, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of AboveNet Communications Inc. incorporated in this prospectus by reference from the Registration Statement on Form S-4 (Registration No. 333-49684) of Metromedia Fiber Network, Inc. dated January 26, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION


    We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and special reports, proxy statements and other information with the SEC. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the securities offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any document we file with the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.



    Copies of these reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Further information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the SEC. The address of this web site is http://www.sec.gov.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate by reference" the information we file with the SEC into this prospectus. This means that we can disclose important business, financial and other information to you by referring you to another document filed separately by us with the SEC. Information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus or in later filed documents incorporated by reference in this prospectus. The following documents, filed with the SEC, are incorporated by reference and form a part of this prospectus:

    - our Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 30, 2001;

    - our Quarterly Report on Form 10-Q for the three months ended March 31, 2001, filed on May 15, 2001;

    - our Quarterly Report on Form 10-Q for the six months ended June 30, 2001, filed on August 15, 2001;


    - our Quarterly Report on Form 10-Q for the nine months ended September 30, 2001, filed on November 14, 2001;


    - our Current Report on Form 8-K dated October 10, 2001;

    - the financial statements of AboveNet Communications Inc. contained in Amendment No. 2 to our Registration Statement on Form S-4 dated January 26, 2001 (Registration No. 333-49684); and

    - the description of our class A common stock contained in our Registration Statement on Form 8-A, filed on October 17, 1997.

    We also incorporate by reference all documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering.

    You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's web site or their addresses listed in the section entitled "Where You Can Find More Information." Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You may request a copy of documents incorporated by reference in this prospectus by contacting us in writing or by telephone at our principal executive office:

                         Metromedia Fiber Network, Inc.
                              360 Hamilton Avenue
                          White Plains, New York 10601
                         Attention: Investor Relations
                           Telephone: (914) 421-6700

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         METROMEDIA FIBER NETWORK, INC.


                  1,376,853,742 SHARES OF CLASS A COMMON STOCK
                   WARRANTS TO PURCHASE 335,546,952 SHARES OF
                              CLASS A COMMON STOCK



                   $50,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                 8.5% SENIOR SECURED CONVERTIBLE NOTES DUE 2011



                   $500,000,000 AGGREGATE PRINCIPAL AMOUNT OF
        6.15% SERIES A CONVERTIBLE SUBORDINATED NOTES DUE MARCH 16, 2010



                   $475,281,000 AGGREGATE PRINCIPAL AMOUNT OF
        6.15% SERIES B CONVERTIBLE SUBORDINATED NOTES DUE MARCH 16, 2010


                              -------------------

                                   PROSPECTUS

                             ----------------------

                                         , 2001

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OUR COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, OUR SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following sets forth expenses, other than underwriting fees and commissions, expected to be borne by the registrant in connection with the distribution of the securities being registered:


Securities and Exchange Commission registration fee.........  $478,292
Accounting fees and expenses................................    15,000
Nasdaq additional listing fee...............................    40,000
Legal fees and expenses.....................................    50,000
Printing fees...............................................    30,000
                                                              --------
      Total.................................................  $613,292
                                                              ========



    All amounts listed above, except for the SEC registration fee, are estimates. All expenses of the distribution, other than selling discounts, commissions and legal fees and expenses incurred separately by the selling securityholders will be paid by the registrant.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that this person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by this person in connection with such action, suit or proceeding if this person acted in good faith and in a manner this person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made in respect thereof unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that this person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that this person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by this person in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of this director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

    The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant will indemnify any person, including persons who are not directors or officers of the Registrant, to the extent permitted by Section 145 of the Delaware General Corporation Law.

    Section 102(b)(7) of the Delaware General Corporation Law provides that a Delaware corporation in its articles of incorporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholder; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit, and provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.


    The Delaware General Corporation Law permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in their capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify officers and directors against this liability. The Registrant's Amended and Restated Certificate of Incorporation allows the Registrant to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify this person against this expense, liability or loss under the Delaware General Corporation Law. The Registrant has obtained liability coverage, which includes coverage to reimburse the Registrant for amounts required or permitted by law to be paid to indemnify directors and officers.

    The Registrant's Amended and Restated Certificate of Incorporation limits the liability of directors thereof to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.


    The Registrant's Directors' and Officers' liability insurance policy is designed to reimburse the Registrant for payments made by it pursuant to the foregoing indemnification. This policy has aggregate coverage of $150 million.


    No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, this information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Registrant since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

ITEM 16.  EXHIBITS


EXHIBIT
NUMBER                                          DESCRIPTION
-------                 ------------------------------------------------------------
        3.1             Amended and Restated Certificate of Incorporation of
                        Metromedia Fiber Network, Inc. (incorporated by reference
                        to Exhibit 3.1 of the Company's Registration Statement on
                        Form S-1 (Registration No. 333-33653)).

        3.2             Amended and Restated Bylaws of Metromedia Fiber
                        Network, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1
                        (registration No. 333-33653)).

        4.1             Specimen Class A Common Stock Certificate of Metromedia
                        Fiber Network, Inc. (incorporated by reference to
                        Exhibit 4.1 of the Company's Registration Statement on
                        Form S-1 (Registration No. 333-33653)).

        4.2 Warrant Agreement, dated as of October 1, 2001, by and between Metromedia Fiber Network, Inc. and the Initial
                        Holders party thereto, including as an exhibit thereto the form of warrant (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K, filed on October 10, 2001).

        4.3             Warrant Agreement, dated as of October 1, 2001, between
                        Metromedia Fiber Network, Inc. and Bechtel Corporation,
                        including as an exhibit thereto the form of warrant
                        (incorporated by reference to Exhibit 10.14 of the Company's
                        Current Report on Form 8-K, filed on October 10, 2001).

        4.4 Warrant Agreement, dated as of September 28, 2001, by and between Metromedia Fiber Network, Inc. and Nortel
                        Networks Inc., including as an exhibit thereto the form of warrant (incorporated by reference to Exhibit 10.17 of the Company's Current Report on Form 8-K, filed on October 10,
                        2001).

        4.5*            First Supplemental Indenture, dated as of September 26,
                        2001, between Metromedia Fiber Network, Inc. and The Bank of
                        New York, as successor to IBJ Schroder Bank & Trust Company
                        (a supplemental indenture regarding the 10% Senior Notes Due
                        2009).

        4.6*            First Supplemental Indenture, dated as of September 26,
                        2001, between Metromedia Fiber Network, Inc. and The Bank of
                        New York, as successor to IBJ Schroder Bank & Trust Company
                        (a supplemental indenture regarding the 10% Senior Notes Due
                        2008).

        4.7             Indenture, dated as of October 1, 2001, by and between
                        Metromedia Fiber Network, Inc. and Wilmington Trust Company,
                        as Trustee (including form of 8.5% Senior Secured
                        Convertible Notes Due 2011 of Metromedia Fiber
                        Network, Inc. attached as an exhibit thereto) (incorporated by reference to Exhibit 4.4 of the Company's Current Report on Form 8-K, filed on October 10, 2001).

        4.8             Indenture, dated as of October 1, 2001, by and between
                        Metromedia Fiber Network, Inc. and U.S. Bank Trust National
                        Association, as trustee (including form of 6.15% Series A
                        and 6.15% Series B Convertible Subordinated Notes Due 2010
                        of Metromedia Fiber Network, Inc. attached as an exhibit
                        thereto) (incorporated by reference to Exhibit 4.5 of the
                        Company's Current Report on Form 8-K, filed on October 10,
                        2001).

        4.9             Depositary Agreement, dated as of October 1, 2001, among
                        Metromedia Fiber Network, Inc., Wilmington Trust Company, as Trustee, Verizon Investments Inc. and Wilmington Trust
                        Company, as Depositary Agent (incorporated by reference to Exhibit 10.7 of the Company's Current Report on Form 8-K, filed on October 10, 2001).

        5.1** Opinion of Robert J. Sokota regarding the legality of the securities.*

EXHIBIT
NUMBER                                          DESCRIPTION
-------                 ------------------------------------------------------------
       23.1**           Consent of Ernst & Young LLP.

       23.2**           Consent of Deloitte & Touche LLP.

       23.3**           Consent of Robert J. Sokota (contained in Exhibit 5.1).*

       24.1*            Powers of Attorney.

       25.1**           Form T-1 Statement of Eligibility of Wilmington Trust
                        Company to act as trustee under the indenture, dated as of October 1, 2001, governing the 8.5% Senior Secured
                        Convertible Notes due 2011.

       25.2**           Form T-1 Statement of Eligibility of U.S. Bank Trust
                        National Association to act as trustee under the indenture, dated as of October 1, 2001, governing the Series A and
                        Series B 6.15% Convertible Subordinated Notes due 2010.


------------------------


*   Previously filed.



**  Filed herewith.


ITEM 17.  UNDERTAKINGS

    The Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer nor controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 30, 2001.


                                          METROMEDIA FIBER NETWORK, INC.


                                          By: /s/ NICHOLAS M. TANZI
                                             -----------------------------------
                                             Name: Nicholas M. Tanzi
                                             Title: Chief Executive Officer


                               POWER OF ATTORNEY


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



            Signatures               Title                                Date
-----------------------------------  -----------------------------------  -----------------

                 *                   Chairman of the Board of Directors   November 30, 2001
----------------------------------   Director
        Stephen A. Garofalo

                 *                   Chief Executive Officer and          November 30, 2001
----------------------------------   Director (Principal Executive
         Nicholas M. Tanzi           Officer)

                 *                   Senior Vice President Chief          November 30, 2001
----------------------------------   Financial Officer (Principal
          Randall R. Lay             Financial and Accounting Officer)

         /s/ SILVIA KESSEL           Executive Vice President and         November 30, 2001
----------------------------------   Director
           Silvia Kessel

        /s/ DAVID A PERSING          David A Persing Director             November 30, 2001
----------------------------------
          David A Persing

                 *                   Director                             November 30, 2001
----------------------------------
           John W. Kluge

            Signatures               Title                                Date
-----------------------------------  -----------------------------------  -----------------

                 *                   Director                             November 30, 2001
----------------------------------
          John S. Chalsty

                 *                   Director                             November 30, 2001
----------------------------------
         David Rockefeller

       /s/ STUART SUBOTNICK          Director                             November 30, 2001
----------------------------------
         Stuart Subotnick

                 *                   Director                             November 30, 2001
----------------------------------
           Sherman Tuan

                 *                   Director                             November 30, 2001
----------------------------------
           Leonard White



*By:/s/ MARK SPAGNOLO
    -----------------------------------------
    Name: Mark Spagnolo
    Title: Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                          DESCRIPTION
-------                 ------------------------------------------------------------
        3.1             Amended and Restated Certificate of Incorporation of
                        Metromedia Fiber Network, Inc. (incorporated by reference
                        to Exhibit 3.1 of the Company's Registration Statement on
                        Form S-1 (Registration No. 333-33653)).

        3.2             Amended and Restated Bylaws of Metromedia Fiber
                        Network, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1
                        (registration No. 333-33653)).

        4.1             Specimen Class A Common Stock Certificate of Metromedia
                        Fiber Network, Inc. (incorporated by reference to
                        Exhibit 4.1 of the Company's Registration Statement on
                        Form S-1 (Registration No. 333-33653)).

        4.2             Warrant Agreement, dated October 1, 2001, by and between
                        Metromedia Fiber Network, Inc. and the Initial Holders party thereto, including as an exhibit thereto the form of warrant (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K, filed on October 10,
                        2001).

        4.3             Warrant Agreement, dated October 1, 2001, between Metromedia
                        Fiber Network, Inc. and Bechtel Corporation, including as an exhibit thereto the form of warrant (incorporated by
                        reference to Exhibit 10.14 of the Company's Current Report on Form 8-K, filed on October 10, 2001).

        4.4             Warrant Agreement, dated September 28, 2001, by and between
                        Metromedia Fiber Network, Inc. and Nortel Networks Inc.,
                        including as an exhibit thereto the form of warrant
                        (incorporated by reference to Exhibit 10.17 of the Company's
                        Current Report on Form 8-K, filed on October 10, 2001).

        4.5*            First Supplemental Indenture, dated as of September 26,
                        2001, between Metromedia Fiber Network, Inc. and The Bank of
                        New York, as successor to IBJ Schroder Bank & Trust Company
                        (a supplemental indenture regarding the 10% Senior Notes Due
                        2009).

        4.6*            First Supplemental Indenture, dated as of September 26,
                        2001, between Metromedia Fiber Network, Inc. and The Bank of
                        New York, as successor to IBJ Schroder Bank & Trust Company
                        (a supplemental indenture regarding the 10% Senior Notes Due
                        2008).

        4.7             Indenture, dated as of October 1, 2001, by and between
                        Metromedia Fiber Network, Inc. and Wilmington Trust Company,
                        as Trustee (including form of 8.5% Senior Secured
                        Convertible Notes Due 2011 of Metromedia Fiber
                        Network, Inc. attached as an exhibit thereto) (incorporated by reference to Exhibit 4.4 of the Company's Current Report on Form 8-K, filed on October 10, 2001).

        4.8             Indenture, dated as of October 1, 2001, by and between
                        Metromedia Fiber Network, Inc. and U.S. Bank Trust National
                        Association, as trustee (including form of 6.15% Series A
                        and 6.15% Series B Convertible Subordinated Notes Due 2010
                        of Metromedia Fiber Network, Inc. attached as an exhibit
                        thereto) (incorporated by reference to Exhibit 4.5 of the
                        Company's Current Report on Form 8-K, filed on October 10,
                        2001).

        4.9             Depositary Agreement, dated as of October 1, 2001, among
                        Metromedia Fiber Network, Inc., Wilmington Trust Company, as Trustee, Verizon Investments Inc. and Wilmington Trust
                        Company, as Depositary Agent (incorporated by reference to Exhibit 10.7 of the Company's Current Report on Form 8-K, filed on October 10, 2001).

EXHIBIT
NUMBER                                          DESCRIPTION
-------                 ------------------------------------------------------------
        5.1**           Opinion of Robert J. Sokota regarding the legality of the
                        securities.*

       23.1**           Consent of Ernst & Young LLP.

       23.2**           Consent of Deloitte & Touche LLP.

       23.3**           Consent of Robert J. Sokota (contained in Exhibit 5.1).*

       24.1*            Powers of Attorney.

       25.1**           Form T-1 Statement of Eligibility of Wilmington Trust
                        Company to act as trustee under the indenture, dated as of October 1, 2001, governing the 8.5% Senior Secured
                        Convertible Notes due 2011.

       25.2**           Form T-1 Statement of Eligibility of U.S. Bank Trust
                        National Association to act as trustee under the indenture, dated as of October 1, 2001, governing the Series A and
                        Series B 6.15% Convertible Subordinated Notes due 2010.


------------------------


*   Previously filed.



**  Filed herewith.